    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                     of 1934


Filed by the Registrant [x]

Filed by the Party other than the Registrant [ ]

Check the appropriate box:

[x]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            REGAL INTERNATIONAL, INC.
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            REGAL INTERNATIONAL, INC.
  ----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[     ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
      6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
      11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:


(2)   Form, Schedule or Registration Statement No.:


(3)   Filing Party:


(4)   Date Filed:

                              APPOINTMENT OF PROXY

                            REGAL INTERNATIONAL, INC.
                Special Meeting of Stockholders -- March 10, 1998

The undersigned hereby appoints_____________ and ____________and each of them (with full power to act without the other), the true and lawful proxies of the undersigned, each having full power to substitute, to represent the undersigned and to vote all shares of stock of REGAL INTERNATIONAL, INC. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Meeting") of REGAL INTERNATIONAL, INC., to be held at ___________________________, on March 10, 1998, at the hour of 10:00
a.m., local time.

1. FOR [ ] WITHHOLD [ ] ratification of the acquisition of Westronix Limited by the Company.

2. FOR [ ] WITHHOLD [ ] one or more amendments to the Certificates of Incorporation to increase the authorized number of shares of Common stock up to 1,100,000,000.

3. FOR [ ] WITHHOLD [ ] amendments to the Article Fourth, Fifth, Sixth, Seventh and Tenth of the Company's Certificate of Incorporation.

4. FOR [ ] WITHHOLD [ ] reverse split of common stock of the Company.

5. FOR [ ] WITHHOLD [ ] adoption of restated and amended Bylaws of the Company.

6. FOR [ ] WITHHOLD [ ] change of the Company's name to "Asia Resources Holdings Ltd.".

7. FOR [ ] WITHHOLD [ ] adoption of 1997 Incentive Stock Option Plan.

8. Upon all such other matters that may promptly be brought before such Meeting, as to which the undersigned hereby confers discretionary authority upon said proxies.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR (1) [ ] THE RATIFICATION OF THE ACQUISITION OF WESTRONIX LIMITED (2) [ ] ONE OR MORE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION (3) [ ] AMENDMENTS TO ARTICLE FOURTH, FIFTH, SIXTH, SEVENTH AND TENTH OF THE CERTIFICATE OF INCORPORATION (4) [ ] THE REVERSE SPLIT OF COMMON STOCK, (5) [ ], ADOPTION OF RESTATED AND AMENDED BYLAWS, (6) [ ],CHANGE OF THE COMPANY'S NAME TO "ASIA RESOURCES HOLDINGS, LTD.", (7) [ ], ADOPTION OF 1997 INCENTIVE STOCK OPTION PLAN , OR, IF A CONTRARY INSTRUCTION IS INDICATED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

All other proxies heretofore given by the undersigned to vote shares of stock of REGAL INTERNATIONAL, INC. which the undersigned would be entitled to vote if personally present at said Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof.

NOTE: Please date this proxy and sign it exactly as your name or names appear on your shares. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach a certified copy of resolution or bylaws evidencing authority.


                                       -------------------------
                                       (Date)


                                       -------------------------
                                       (Signature)


                                       -------------------------
                                       (Signature)

                            REGAL INTERNATIONAL, INC.
                            52/F Bank of China Tower
                            1 Garden Road, Hong Kong
                           ---------------------------
                            NOTICE OF SPECIAL MEETING
                           ---------------------------

                                   To Be Held

                                 March 10, 1998

   NOTICE IS HEREBY GIVEN, in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, that a special meeting of the stockholders (the "Meeting") of REGAL INTERNATIONAL, INC., a Delaware corporation (the "Company"), whose principal executive offices are located at 52/F Bank of China Tower, 1 Garden Road, Hong Kong, will be held as follows:

Place:      _________________, Los Angeles, California

Date:      March 10, 1998

Time:      10:00 a.m.

The purpose of the Meeting is as follows:

1. To ratify the acquisition of Westronix Limited by the Company.

2. To amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock up to 1,100,000,000 shares, of par value $0.01 per share.

3. To amend the Company's Certificate of Incorporation (Ii) Article Fourth
(D)(7), to provide that the Company may remove directors or adopt, repeal or amend bylaws by a meeting of the shareholders or a written consent by shareholders holding a majority of the voting shares; (ii) Article Fifth to provide that the number of directors shall not be less than three, and to remove the classification of the board of directors; (iii) Article Sixth to provide that the affirmative vote of the majority of voting shares is sufficient for the amendment or adoption of bylaws; (iv) Article Seventh to remove the requirement of 80% shareholders' vote for certain transactions and to provide that the affirmative vote of the majority of voting shares is sufficient to approve those certain transactions listed in Article Seventh; and Article Tenth to remove the requirement of 80% shareholders' vote to amend Article Fourth, Paragraph D (7) and (8), Article Fifth, Sixth, Seventh and Tenth, and to provide that the affirmative vote of the majority of voting shares is sufficient to approve amendments to those provisions of the Company's Certificate of Incorporation.

4.   To undertake a 138 to 1 reverse split of the Company's Common Stock

5. To adopt restated and amended Bylaws of the Company.

6.   To change the Company's name to "Asia Resources Holdings Ltd."

7. To adopt a 1997 Incentive Stock Option Plan.

8. All such other matters as may be brought before such Meeting.

   The Board of Directors has fixed the close of business on December 30, 1997 as the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting.

   Shares can be voted at the Meeting only if the record holder thereof is present at the Meeting or represented by proxy. To ensure the presence of a quorum at the Meeting, you are requested to sign and date the accompanying Appointment of Proxy and return it promptly in the enclosed return envelope.
 The giving of such Appointment of Proxy will not affect your rights to vote in person in the event you attend the Meeting.

February __, 1998                  By Order of The Board of Directors

                            REGAL INTERNATIONAL, INC.
                            52/F Bank of China Tower
                            1 Garden Road, Hong Kong

                                 PROXY STATEMENT

                          Mailing Date:February__, 1998

  ----------------------------------------------------------------------------
                         SPECIAL MEETING OF STOCKHOLDERS
  ----------------------------------------------------------------------------

                           To Be Held: March 10, 1998

GENERAL

   This Proxy Statement is furnished to the holders of Common Stock, $0.01 par value per share (the "Common Stock"), of REGAL INTERNATIONAL, INC. (the "Company" or the "Registrant"), on behalf of the Company, in connection with its solicitation of Appointments of Proxy in the form enclosed herewith for use at a special meeting of stockholders (the "Meeting") to be held on March 10, 1998, and at any adjournments thereof. The Meeting will be held at 10:00 a.m. local time, on the above date, at ____________________________ The matters to be acted upon at the Meeting are set forth in the accompanying Notice of Meeting and are described herein.

   The cost of this solicitation of Appointments of Proxy will be borne by the Company. In addition to the solicitation of Appointments of Proxy by mail, certain officers, directors and regular employees of the Company, without additional remuneration, may solicit Appointments of Proxy, personally or by telephone, telegraph or cable. Arrangements will also be made with brokerage firms and other nominee holders for forwarding proxy materials to the beneficial owners of shares of the Common Stock, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

The law of the state of Delaware and the Company's Certificate of Incorporation and Bylaws provide that a majority of the outstanding shares entitled to vote, whether present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. With respect to the matters proposed in the Proxy Statement, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is the act of the stockholders. Since the Company's charter and bylaws do not specifically address the issues of abstention and broker non-votes, the Delaware state law would apply. The Company is not concerned that abstention and broker non-votes may have a negative effect on the Company meeting the quorum requirements at the meeting of the Company's stockholders (see "Beneficial Ownership").

VOTING OF APPOINTMENTS OF PROXY

   The persons named in the enclosed Appointment of Proxy, as proxies to represent stockholders at the Meeting, are __________and ______________. An Appointment of Proxy which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained therein.
 If no directions are given, that Appointment of Proxy will be voted FOR the ratification of the acquisition of Westronix Limited by the Company as further described in Proposal 1, FOR the amendment to the Company's Certificate of Incorporation increasing the authorized number of Common Stock to 1,100,000,000, as further described in Proposal 2 herein, FOR amendment to the Company's Certificate of Incorporation to amend Articles Fourth, Fifth, Sixth, Seventh and Tenth, as further described in Proposal 3 herein, FOR the amendment to the Company's Certificate of Incorporation to effect a 1-for-138 reverse stock split approved by the Board of Directors on January 17, 1997, as further described in Proposal 4 herein, FOR adoption of the amended and restated Bylaws of the Company, as further described in Proposal 5 herein, FOR the name change, as further described in Proposal 6 herein and FOR adoption of 1997 Incentive Stock Option Plan, as further described in Proposal 7 herein. On any other matters that may come before the Meeting, each Appointment of Proxy will be voted in accordance with the best judgment of the proxies.

REVOCABILITY OF APPOINTMENTS OF PROXY

   An Appointment of Proxy may be revoked by the stockholder at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed Appointment of Proxy bearing a later date, or by attending the Meeting and announcing his intention to vote in person.

RECORD DATE AND VOTING RIGHTS

   The close of business on December 30, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only those stockholders of record, on that date, will be entitled to vote on the proposals described herein.

   The voting securities of the Company are the shares of its Common Stock, of which shares were issued and outstanding as of December 30, 1997. All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting at the meeting.

   Horler Holdings Limited, a wholly-owned subsidiary of China Strategic Holdings Limited has indicated its intention to vote for the proposals to be presented at the Meeting.

Horler Holdings Limited holds a 49.5% interest in the Registrant. China Strategic Holdings Limited, by owning 100% of Horler Holdings Limited, also holds a 49.5% interest in the Registrant.

BENEFICIAL OWNERSHIP OF COMMON STOCK

   PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS. The following table sets forth the beneficial ownership of the Company's Common Stock, as of December 30, 1997, by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group. The table has been prepared based on information provided to the Company by each stockholder.

                                             Amount of
Name and                                     Beneficial         Percent of
 Address                                      Ownership            Class
--------                                      ---------            -----

China Strategic Holdings Ltd.(1)            1,033,877,483         96.16%

Harlequin Investment Holdings Ltd.(2)(3)        4,452,082          0.41%

Richard N. Gray (2)(3)                          4,452,082          0.41%
Director
Noble House, Queens Road
St. Peter Fort, Guernsey, Channel Islands

Oei Hong Leong(1)                           1,033,877,483         96.16%
Director
52/F Bank of China Tower
1 Garden Road, Hong Kong

Chung Cho Yee Mico(1)                                   0             0%
President and Director
52/F Bank of China Tower
1 Garden Road, Hong Kong

Ma Wai Man Catherine(1)                                 0             0%
Director
52/F Bank of China Tower
1 Garden Road, Hong Kong

Jack Law                                                0             0%
Chief Financial Officer
52/F Bank of China Tower
1 Garden Road, Hong Kong

Martin J. Furner                                        0             0%
Director
24 Chiswick High Road
Chiswick, London W4 1TE

All Directors and Officers                  1,038,329,565         96.57%
as a Group (6 persons)

-------------------------------

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).
                                        5

(1) China Strategic Holdings Limited has direct voting and investment power with respect to 40,500,000 shares and indirect voting and investment power with respect to 993,377,483 shares issuable upon the conversion of a $30,000,000 Convertible Note held by Horler Holdings Limited, P.O. Box 71, Craigmuer Chamber, Road Town, Tortola, British Virgin Islands, a wholly owned subsidiary of China Strategic Holdings Limited. Mr. Oei Hong Leong is a majority shareholder of China Strategic Holdings Limited.

(2) Harlequin Investment Holdings Limited has sole voting and investment power with respect to 4,452,082 shares of Common Stock. The beneficial ownership set forth herein does not include 8,000,000 shares of Common Stock to be acquired upon an exercise of a Stock Purchase Option granted by China Strategic Holdings Limited to Harlequin Investment Holdings Limited.

(3) Harlequin Investment Holdings Limited is a wholly owned subsidiary of GHL (Senior) Pension Fund (the "Fund"), Noble House, Queens Road, St. Peter Port, Guernsey, Channel Islands. Richard N. Gray is a director of the Fund and Overseas Trust Company Limited is a trustee of GHL (Senior) Pension Fund and have the same address. Mr. Gray and Overseas Trust Company Limited each disclaim beneficial ownership of the shares of Common Stock.

As of December 30, 1997, there were approximately 9,000 shareholders of record. The percentage of beneficial ownership is based upon 81,806,198 shares of Common Stock outstanding as of December 30, 1997 and 993,377,483 shares of Common Stock issuable upon conversion of $30,000,000 Convertible Note.


                                 PROPOSAL NO. 1
              RATIFICATION OF THE ACQUISITION OF WESTRONIX LIMITED

DESCRIPTION OF TRANSACTION

   On September 10, 1996, the Board of Directors of the Company approved the acquisition of all the issued and outstanding shares of Westronix Limited, a British Virgin Islands corporation ("Westronix"), from China Strategic Holdings Limited, a Hong Kong company ("CSH") pursuant to the terms of the Acquisition Agreement entered into on September 10, 1996. Westronix's sole asset is a 100% equity interest in China Construction Holdings Limited, formerly known as China Construction International Group Limited, a Hong Kong company ("China Construction") which owns 51% joint venture interest in Hangzhou Zhongche Huantong Development Co., Ltd. ("HZHD"), a Sino-foreign joint venture established in Hangzhou, Zhejiang Province, the People's Republic of China ("China") on June 23, 1993. The Company's principal executive offices are located at 52/F Bank of China Tower, 1 Garden Road, Hong Kong, tel. (852) 2514-0300.

  The consideration paid for Westronix by the Company consisted of a $30 million Convertible Note bearing interest at the rate of nine percent (9%) per annum after an initial six (6) month interest-free period (the "Note"). The Note is payable interest only on an annual basis, with all principal being due and payable on September 10, 1999. The principal and any unpaid interest due on the Note are convertible at any time from the date of issuance of the Note, into shares of Common Stock, $0.01 par value, of the Company ("Common Stock") at a conversion price of $0.0302 per share. The terms of the Agreement and the Note provided for a downward adjustment of the principal amount of the Note, if an opinion issued by an independent third party on the amount of consideration paid by the Company, stated an amount which is 10% less than the consideration paid by the Company. The adjustment formula was designed to ensure fairness of the transaction. The Note is secured by all assets of Westronix and its related subsidiaries.

   The Board of Directors of the Registrant determined that acquisition of Westronix was in the best interest of the Registrant and was advantageous to the Company's plans to concentrate the resources of the Company in infrastructure projects in China.

   The acquisition of Westronix by the Company was aimed at building up the Company's infrastructure investment. The management of the Company observed and was of the opinion that the PRC had both a pressing need and policy priority to upgrade its infrastructure in order to accommodate ongoing economic development. Based on that, the Company analyzed the infrastructure industry in China and concluded that given the PRC's developing economy, there would be potential for infrastructure projects. In evaluating an acquisition of Westronix, the management took into account the following factors: existing cash flow stream of the Hangzhou Toll Road, which was one-third built at the time of consideration by the Company; partnership with CSH, which has an established track record in investing and restructuring PRC companies; the city of Hangzhou being an important commercial and tourist location with sustained traffic; and the fact that Westronix's accounts were presented in accounting standards that complied with USGAAP or International GAAP.

In determining the consideration to be paid for the acquisition of Westronix, the Company took into account the existing and potential cash flow streams of Hangzhou Toll Road and the valuation (on comparative basis) of PRC infrastructure companies that underwent initial public offerings in Hong Kong around the time of the acquisition. At the approximate time the Company acquired Westronix, initial public offerings on the Stock Exchange of Hong Kong ("SEHK") of Hong Kong-based PRC infrastructure project companies, such as Cheung Kong Infrastructure Holdings Limited (July, 1996), Road King Infrastructure Limited (June, 1996) and Anhui Expressway Company Limited (October, 1996), commanded prospective 1997 price to earnings ratios ("PE Ratio") of around 20 times, which compared to a prospective 1997 PE Ratio of approximately 9 times for the acquisition of Westronix. In addition, the Company took into account its cash flow position, and the consideration for Westronix was structured as a convertible note, to allow the Company to defer cash outlay incurred, if any.

The Hangzhou Toll Road was visited by the directors and management of the Company and its accounts were reviewed in depth and discussed by the Board of Directors. The Board of Directors took under consideration the close relationship of the parties involved in the acquisition of Westronix and decided to obtain an independent third party opinion to evaluate the fairness of the transaction (see "Summary of the Fairness Opinion").

Based upon the audited consolidated financial statements of the Company as of December 31, 1995 ( which reflect the financial condition of the Company before its acquisition of Acewin Profits Limited in February of 1996), the total stockholders' equity amounted to approximately $2.6 million, whereas the net income of the Company for the same period was only $28,000. With 81,806,198 shares of common stock outstanding, the net income per share was negligible, and thus the conversion of the Note will not result in any meaningful dilution to earnings per share.

Acquisition of Westronix through the transfer of CSH's equity interest in Westronix to the Company was accounted for as a reorganization of companies under common control similar to pooling of interests. The management of the Company believes that the transaction was exempt from any federal income taxes and there are no federal tax consequences to the Company.

   The Board of Directors obtained a fairness opinion (the "Fairness Opinion") from The New China Hong Kong Corporate Finance Limited ("New China Hong Kong"), an independent third party, with respect to the acquisition of Westronix by the Company at a consideration of $30 million, to be satisfied by way of the issuance of the Note. The Fairness Opinion was addressed to the Board of Directors of the Company and should not be relied upon by any parties other than the directors of the Company. Any reference herein to the Fairness Opinion is made for reference purposes only. In the Fairness Opinion, New China Hong Kong was of the opinion that the terms of the proposed acquisition of Westronix were fair and reasonable to the Company.

New China Hong Kong is a company incorporated in Hong Kong and is a registered investment advisor under the Hong Kong Securities Ordinance. New China Hong Kong has a broad experience in providing financial/advisory services to Hong Kong-listed companies with China-based businesses and/or assets. New China Hong Kong often acts as an independent financial advisor to minority shareholders and independent directors of listed companies in Hong Kong. In selecting New China Hong Kong to provide the Fairness Opinion with respect to the acquisition of Westronix, the Board of Directors took into consideration the above factors and New China Hong Kong's vast knowledge of companies based in China. The Board of Directors also took under advisement the fees charged by New China Hong Kong for its professional services, which it found reasonable. The fee paid by the Registrant to the financial advisor was HK$100,000 (US$12,920).

There had been no material relationship between New China Hong Kong and the Company or between New China Hong Kong and CSH, or any compensation received by New China Hong Kong from either of those parties as a result of any such relationship during the two years prior to selecting New China Hong Kong. Furthermore, no such material relationship was mutually understood to be contemplated by New China Hong Kong, the Company and CSH at the time New China Hong Kong was selected and no compensation was received thereof as a result of such contemplated material relationship.

The terms of the proposed acquisition of Westronix were confirmed by New China Hong Kong as fair and reasonable. New China Hong Kong's findings were based on its independent assessment of an internal appraisal report prepared and provided by CSH, which determined the valuation of Westronix by applying the discounted cash flow model to the projected cash flow of the Hangzhou Toll Road over the remaining life of the joint venture. The consideration for Westronix was recommended by CSH in a internal report which CSH prepared. This consideration was subsequently determined to be fair by New China Hong Kong.


Summary of New China Hong Kong's Fairness Opinion
-------------------------------------------------

   The Fairness Opinion was prepared by New China Hong Kong at the request of the Board of Directors. In rendering its recommendation with respect to the fairness of the transaction, New China Hong Kong relied on the information and representations provided to it by CSH that such information was complete and relevant in all material respects. New China Hong Kong has not conducted an independent in-depth investigation of the business of the joint venture and Hangzhou Toll Road.

   According to the Fairness Opinion, New China Hong Kong has arrived at its opinion regarding the acquisition of Westronix and the issuance of a convertible note (collectively, the "Proposal") after having considered the following principal factors:

a) the valuation of the Hangzhou Toll Road: (i) based upon an internal study of the Hangzhou Ring Road and the projected net operating cash flows (income streams available for distribution), prepared by China Strategic Holdings, the value of the Hangzhou joint venture interest was estimated to be approximately US$44.0 million if an 18% discount rate was applied (see a table of projected net operating cash flows below). This valuation was based upon an 18% discount rate applied to the projected net operating cash flows commencing from the year 1997 through 2023. The joint venture expires in 2023. The consideration of US$30 million represents an approximately 32% discount to the valuation figure;

(ii) New China Hong Kong stated in its opinion that the discount rates required for similar toll roads projects by stock analysts for stock traded in Hong Kong were approximately 17% to 18%. However, in order to take into consideration the factor that the West Section of the toll road will only become operational in early 1998, New China Hong Kong considered that the required rate of return should be increased to 20% to reflect the additional risk involved in this case. In the New China Hong Kong's opinion the valuation of the joint venture interest would be reduced to approximately US$37.1 million if a discount rate of 20% is applied, representing an approximately 19% discount to the reduced valuation figure; (iii) based upon the sensitivity analysis shown in the Fairness Opinion, the joint venture interest would have a value exceeding US$27 million (i.e. the lowest value below which it would require adjustments to the consideration being made) if a discount rate of not more than 24% is applied.

b) effects of the Proposal on the Company: the New China Hong Kong's opinion found that the joint venture interest was expected to contribute profit to the Company commencing in 1997. The net income after tax for the joint venture was expected by the management to be approximately RMB60.5 million, RMB46.4 million and RMB193.4 million for the years 1997, 1998 and 1999 respectively. Accordingly, the joint venture interest was expected to generate profit of approximately US$3.7 million, US$2.84 million and US$11.84 million at an exchange rate of one US dollar convertible into RMB8.33. Therefore, the acquisition would result in an increase in earnings (after deduction of the interest of the $30 million Note) for the Company starting from 1997.


The Fairness Opinion used the following values, ranges and projections in its analysis. The net present value of the joint venture interest would have values ranging from US$27.2 million to US$44.1 million, at the range of a discount rate of 18% to 24%. The valuation was calculated by using the discount cash flow method and was based on the free income streams available for distribution and on a predetermined rate of return (the "discount rate"). These discount rates were applied to the projected net operating cash flows commencing from the year 1997 through 2023 (the expiration date of the joint venture).

New China Hong Kong further noted that the discount rates required for similar toll roads projects by stock analysts for stock traded in Hong Kong were around 17% to 18%. The other comparable projects included Anhui Expressway Company Limited and Road Infrastructure Limited, both being the companies listed on The Stock Exchange of Hong Kong Limited. These projects are deemed comparable by New China Hong Kong because they are listed companies engaging in the holding, operation and development of toll highways in China.

The Fairness Opinion also addressed the form of consideration, i.e. the Note, and the terms thereon, and went on to conclude that the conversion price of $0.0302 per share was substantially above the current price of the Company's Common Stock ($0.01 on November, 1996). The Fairness Opinion further concluded that the conversion of the Note would not result in any dilution to earnings per share of the Common Stock, since based on the consolidated financial statements of the Company as of December 31, 1995 (which reflect the financial condition of the Company before the acquisition of Acewin Profits Limited in February, 1996), total stockholders' equity amounted to approximately US$2.6 million, and based on the statements of operations of the Company for the same period, its net income was only US$28,000. Based on 81,806,198 shares of Common Stock outstanding, the net income per share was negligible and thus the conversion of the Note will not result in any meaningful dilution to earnings per share.

         The projections prepared by CSH in its internal report were used and relied upon by New China Hong Kong. These same projections were relied upon by the Board of Directors. The valuation of the Hangzhou Toll Road was calculated by using the discount cash flow method, which is based on the projected free income streams available for distribution (please see table below) and a required rate of return.

                     Projected                                  Projected
                     Cashflow                                   Cashflow
                   After Interest                             After Interest
Year                  (Rmb)                                       (US$)


1993              (111,570,000)                               (13,489,300)
1994              (123,850,000)                               (14,974,006)
1995               (56,430,000)                                (6,822,633)
1996                    50,000                                      6,045
1997                   (60,000)                                    (7,254)
1998                 2,000,000                                    241,809
1999                13,560,000                                  1,639,463
2000               110,001,000                                 13,299,601
2001               208,000,000                                 25,148,108
2002               163,180,000                                 19,729,174
2003               206,780,000                                 25,000,605
2004               235,270,000                                 28,445,170
2005               192,360,000                                 23,257,164
2006               206,050,000                                 24,912,344
2007               220,093,000                                 26,610,204
2008               236,990,000                                 28,653,125
2009               254,350,000                                 30,752,025
2010               273,110,000                                 33,020,191
2011               285,720,000                                 34,544,795
2012               298,990,000                                 36,149,196
2013               312,890,000                                 37,829,767
2014               327,560,000                                 39,603,434
2015               342,870,000                                 41,454,480
2016               359,040,000                                 43,409,503
2017               375,970,000                                 45,456,414
2018               393,760,000                                 47,607,303
2019               409,500,000                                 49,510,337
2020               409,500,000                                 49,510,337
2021               409,500,000                                 49,510,337
2022               409,500,000                                 49,510,337
2023               205,000,000                                 24,785,395


* The forecast was prepared based on an exchange rate of US$=Rmb 8.271


   The Fairness Opinion concluded that the terms of the proposed acquisition of Westronix by the Company were fair and reasonable to the Company.

DESCRIPTION OF BUSINESS OF HANGZHOU ZHONGCHE HUANTONG  DEVELOPMENT CO., LTD.

Hangzhou Zhongche Huantong Development Co., Ltd. ("HZHD"), is the only operating subsidiary of the Company. Set forth below is the Company's organizational chart following the acquisition of Westronix.

             -------------------------------
             |  Regal International Inc.   |
             |       (Delaware)            |
             -------------------------------
                          |      100%
                          |
             -------------------------------
             |  Westronix Limited          |
             |         (BVI)               |
             -------------------------------
                          |      100%
                          |
             -------------------------------
             |   China Construction        |
             |   Holdings Limited          |
             |   (Hong Kong)               |
             -------------------------------
                          |
                          |      51%
             -------------------------------
             |   Hangzhou Zhongche         |
             |   Huantong Development Co.  |
             |   Ltd. (PRC)                |
             -------------------------------

   HZHD has been established to develop the construction project called "Hangzhou Ring Road". The Hangzhou Ring Road is designed to direct the congested traffic both inside and outside the city of Hangzhou. The city of Hangzhou, which covers an area of approximately 16,000 square kilometers and has a population of approximately 5.6 million, is the capital of Zhejiang Province in China. The city is located about 150 kilometers from Shanghai and has experienced rapid growth in its light manufacturing industry in recent years, most notably in electronic instruments, refined chemicals, machinery and electrical appliances.

   Infrastructure projects, like Hangzhou Ring Road, became a priority to the government of China in recent years. According to directives of the 10- year program (1991 - 2000) of the government of China, one of its key national goals is to build more basic industry and infrastructure projects during the 1990s. Preference is given to the construction of the principal national trunk highways. In addition, highway construction in coastal regions is prioritized.

   The Hangzhou Ring Road was approved as a priority project by the Hangzhou Municipal Planning Committee in 1992. HZHD has registered capital of RMB200 million and total investment of RMB600 million. The Chinese partner contributed RMB98 million by injecting the existing Class 2 toll road, and CCHL contributed RMB102 million in cash. The principal asset of HZHD is its 100% interest in a 30-year joint venture consisting of the Hangzhou Ring Road, a three-section toll road surrounding the city of Hangzhou, which was completed in December, 1997. Two of the three sections of the road were already completed by the end of 1996.

   When Hangzhou Ring Road is fully completed, it will be 38.2 km long and comprised of:

-13.2 km of existing Class 2 wide single carriageway linking Jichang (Airport) Road to Xiangfuqiao. The traffic capacity is estimated at about 20,000 vehicles per day (two way flow).

-25.0 km of Class 1 construction (6km of four-lane wide single carriageway with slow lanes and 19km of dual two-lanes with hard shoulders for emergency) including 21 bridges and three grade-separated junctions. The implementation of this section of the toll road consists of two phases: Northwest section (Xiangfuqiao to Liuxai, 13.7 km) which was completed in December, 1996 and West section (Liuxai to Lingjiaqiao, 11.3 km), which was completed in December, 1997. This section encompasses extensive bridge works including:

*  river crossing bridges
*  bridges for road interchanges
*  underpasses and underground crossings for pedestrians and vehicles

   The section of the road from Jichang Road to Xiangfuqiao is now in operation and has been generating revenues from toll collection from the toll plazas at Xiangfuqiao. The section from Xiangfuqiao to Liuxai was completed in 1996 and obtained approval from the government to collect tolls starting from March 1997. The section from Liuxai to Lingjiaqiao was completed in December, 1997 and toll collection should commence in early 1998, upon receiving approval from the PRC authorities. Upon full completion and after receiving the approval from PRC authorities, toll plazas are expected to operate at Xiangfuqiao (already in operation), Liuxai and Lingjiaqiao.

   The Company is currently in a process of installing electronic surveillance systems along with utilizing computerized toll collection systems and the manual collection of tolls in the toll plazas. The government of Zhejiang Province approved a toll increase of 100% for the newly completed second phase of the Hangzhou Ring Road, effective from March 1, 1997.

Overview of Transportation Infrastructure in China
--------------------------------------------------

   The earliest highway appeared in China at the beginning of this century.
 Up to the founding of the People's Republic of China in 1949, the country had merely 75,000 kilometers of highways, most of them cobblestone roads. During the second half of the century, however, highway construction in China experienced rapid development. By the end of 1995, total highway mileage had reached 1.14 million kilometers. So far, highways have extended to all provinces throughout the country, and 98 percent of China's townships and 80 percent of villages have bus service.

   China's highway construction after 1949 can be divided into three periods. The first period was between 1949 and 1957, when emphasis was put on filling in the main arteries of the country. The second period, 1958- 1980, experienced a rapid popularization of highways throughout the country.

During this period highway mileage increased from 254,600 kilometers to 888,000 kilometers, and 90 percent of all counties and townships were made accessible by roads. In the third period, which started in 1981, China is seeking the popularization of highways with improvements in road quality. Priority is now given to the latter. With high grade highways and expressways being built in the remotest areas, highway construction in China entered a period of rapid development.

   Since the implementation of "reform and opening", along with the transition from a planned economy to a "socialist market economy", traffic between different cities and between urban and rural areas in China has increased. This has resulted in a sharp increase in demand for medium- and short-distance small-scale freight transport, a large increase in passenger flow and a steep rise in highway traffic. Many highways have actual traffic volumes of four to five times more than their designed capacity. Traffic congestion has become an outstanding bottleneck hindering economic development. To meet the need of rapid economic development, China's communication bureaus have shifted emphasis onto the economically developed regions where there are urgent traffic problems, constructing and renovating roads radiating from economic centers and coastal areas to neighboring and hinterland areas. At the same time, in line with the increase in traffic, highways connecting energy bases, harbors and large and medium-sized cities, tributary roads to railways, arteries connecting economic zones and important townships, tourist highways, and roads for poor areas transportation, are to be built or renovated. In addition, a certain number of expressways will be constructed according to necessity.

   Highways in China are no longer the cart roads of the old. They have become fully facilitated, with smooth surfaces and clear and neat traffic markings. Sichuan Province, which had very poor transportation, now has a complete transportation network. The expressway connecting Chengdu and Chongqing has reduced the time between the two cities to a little over three hours.

   Compared with the sharp increase in transportation volume, however, highway construction is still lagging behind. To solve this problem, the Chinese government has mapped out a long-term plan to improve the country's transportation network. The plan covers the construction of highways, waterway transportation network and related safety systems. According to the key highway construction projects in the plan, since 1990, construction has begun for 35,000 kilometers of highway network of 12 national arteries connecting Beijing and the provincial capitals, major cities, important communication hubs and key ports throughout the country to form a nationwide passageway for rapid transportation.
                                        12

   These highway arteries will be composed mainly of expressways and grade-1 and grade-2 special roads, and will be well-equipped with complete safety, telecommunications and administration systems. With the help of modern traffic monitoring, all information relating to the traffic situation, accidents, road surface conditions and weather, will be fed back to a computer system in the traffic control center. Processed information will then be transmitted back and displayed on information panels erected along the roads.

Raw Materials
-------------

   The raw materials utilized by the Company in construction of the Hangzhou Ring Road consist mainly of cement, gravel and steel rebar. The third and final section of the Hangzhou Ring Road, currently under construction, is being built by a general construction firm hired by the Company. The general contractor is responsible for procuring all raw materials necessary for completion of the project, and has not experienced shortages of any raw materials.

   In general, the cement industry in China is competitive and supply shortages are rare. Since there is a lack of obvious product differentiation, manufacturers compete based primarily on price and timely delivery. Currently, there are approximately 7,700 cement plants in China, of which 67 are state-owned enterprises and are capable of producing high grade cement. The average annual output of these plants is approximately 660,000 tons. The production cost of cement in China varies with regions, ranging from RMB150 to RMB250 per ton. Fuel and electricity account for 40% of the total production cost, while labor accounts for only about 5% of the total production cost. Since 1993, the government has relaxed state control of cement prices and allowed cement prices to fluctuate according to market condition determined by demand and supply. The uneven distribution of resources and differences in the pace of economic development in different regions of China, result in the movement of cement prices. In the southeast coastal provinces and the Yangtze river valley, the average price is comparatively higher than the national level.

   Since 1978 the Chinese steel industry has grown rapidly. At the end of 1992 there were 1,744 iron and steel enterprises in China (including mining companies) and 3.8 million iron and steel workers as compared with 1,322 companies and 2.4 million workers in 1980. From 1980 through 1992, steel production increased at a compound annual growth rate of 6.7% with growth of 13.9% in 1992 and 16.2% in 1993. In 1994, with total steel production of 91.5 million tons, China became the world's second largest steel producer behind Japan.

   The rate of growth in steel production in China also increased. This accelerated growth is primarily due to the fact that, under China's new economic policies, demand for steel as a raw material for various industries for the building and rebuilding China's infrastructure has increased substantially. Furthermore, with changes in the pricing system, profitability has improved and production capacity has increased accordingly.

   Since 1980, steel-making technology in China has experienced significant improvements. Measures have been taken to modernize steel enterprises by merging and expanding existing facilities and improving and upgrading technologies. Although in the past three years the steel industry has grown rapidly with an annual average increase in production of 16%, domestic supply is still far from meeting demand. Therefore China must continue to import a certain amount of steel from foreign sources. During periods when importation is permitted the steel products producers in China generally experience decreased sales, as currently the Chinese steel industry cannot compete with producers of imported steel products with respect to price and, in some cases, quality.

Management and Employees
------------------------

   The Board of Directors of HZHD consists of seven members; three directors appointed by the Chinese partner and four directors appointed by the Hong Kong joint venture partner, CCHL. The General Manager, who reports directly to the Board of Directors of HZHD, is responsible for the day-to-day operations of the joint venture. HZHD employs approximately 140 employees on a full time basis.

Competition
-----------

   The Company's potential depends on its ability to identify and implement attractive transportation infrastructure development opportunities in China and to negotiate successfully to enter into joint ventures to develop or operate such projects. In this regard, the Company faces competition from infrastructure development businesses currently operating in China, and in addition from foreign investors who may wish to invest in infrastructure projects, thereby competing with the Company. With respect to transportation infrastructure projects such as toll roads, there is no assurance that alternate routes which avoid toll charges or charge lower toll will not be built.

   In late 1995, the Hangzhou section of the Shanghai-Hangzhou Expressway was opened. The Company expects, based on the report from its traffic consultant, that this would cause diversion of traffic from the Hangzhou Ring Road and would reduce the flow through the southern toll plaza of the Hangzhou Ring Road by approximately 30%. On the other hand, the opening of the north-western and western sections of the Hangzhou Ring Road would provide new traffic sources. Furthermore, the Hangzhou Ring Road will also be used by local traffic and as the city of Hangzhou develops, this component of traffic is expected to grow. In addition, on the opening of the north-western and western sections of the Hangzhou Ring Road, heavy vehicles will be discouraged from proceeding on the road going through the city, and thus diversion to the Hangzhou Ring Road can be expected to be high, since about half of the vehicles will be affected by the restrictions on entering Hangzhou.

   The Company is also facing competition from the Hangzhou section of the Shanghai - Ningbo Expressway, which was opened in 1996. The diversion of traffic from the Hangzhou Ring Road resulted in reduction of traffic volume from 6.1 million vehicles in 1995 to 5.2 million vehicles in 1996.

   The Company believes that, despite competition, the need of China for further transportation infrastructure projects will continue to provide development opportunities for the Company that will yield satisfactory return.

Research and Development
------------------------

   The Company did not engage in any research and development activities with respect to its infrastructure project in fiscal 1996.

Distributions From HZHD
-----------------------

   Applicable Chinese laws and regulations require that, before a Sino- foreign equity joint venture enterprise (such as the Operating Subsidiary) distributes profits to investors, it must: (1) satisfy all tax liabilities; (2) provide for losses in previous years; and (3) make statutory appropriations, in proportions determined at the sole discretion of the Board of Directors, to a general reserve fund, an enterprise expansion fund and a staff welfare and employee bonus fund. Since the establishment of HZHD joint venture, each year the Company has generated profits. However, each year both joint venture partners have agreed to retain the profits within the joint venture. Such profits have been used to finance the cost of constructing the Hangzhou Toll Road, the final phase of which was completed in December, 1997.

Operating In China
------------------

   ECONOMIC POLICIES. General economic conditions in China could have a significant impact on the Company's Hangzhou Ring Road project. The economy of China differs in certain material respects from that of the United States, including its structure, level of development, capital reinvestment, growth rate, government involvement, resource allocation, rate of inflation and balance of payments position. Although the majority of China's productive assets are still owned by the State, the adoption of economic reform policies since 1978 has resulted in its' gradual reduction in the role of state economic plans, allocation of resources, pricing and management of such assets. The economic reform policies have increased emphasis on the utilization of market forces and rapid growth of the Chinese economy. The success of the Company's infrastructure project depends in part on the continued economic growth of China.

   INFLATION. The general inflation rate in China was approximately 21.7%, 14.8% and 6.3% per annum in 1994, 1995 and 1996 respectively. Accordingly, the Chinese government has taken steps to control inflation by means of credit restrictions and an increase in interest rates which, in turn, may lead to a slow down of the Chinese economy. In recent years, the Chinese economy has experienced periods of rapid economic growth as well as high rates of inflation, which in turn, has resulted in the adoption by the Chinese government from time to time of various corrective measures designated to regulate growth and contain inflation. Since 1993, the Chinese government has implemented an economic program to control inflation which has resulted in the tightening of credit available to Chinese state-owned enterprises.

   FOREIGN CURRENCY EXCHANGE. Prior to January 1, 1994, all foreign exchange transactions involving Renminbi ("Rmb") in China had to take place either through authorized financial institutions at the official exchange rate set by the State Administration of Exchange Control ("SAEC"), the department of the government of China responsible for foreign exchange administration or at local swap centers at exchange rates largely determined by supply and demand. However, transactions effected through swap centers still required the prior approval of the SAEC.

   On January 1, 1994, the government of China implemented a controlled floating exchange rate system based on market supply and demand and established a managed foreign exchange system. In place of the official rate and swap center rate, the People's Bank of China ("PBOC") now publishes a daily exchange rate (the "PBOC Exchange Rate") for Renminbi based on the previous day's dealings. The financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within a set range above or below the PBOC Exchange Rate, according to market conditions. In furtherance of these currency reforms, the China Foreign Exchange Trading Center ("CFETC") was formally established in Shanghai and came into operation in April 1994. The establishment of CFETC was originally intended to coincide with the phasing out of the swap centers. However, the swap centers have been retained as an interim measure and it is envisaged that the local centers will be phased out gradually.

   Currently, foreign investment enterprises ("FIE") in China (including Sino-foreign equity and cooperative joint ventures) are required to apply to the local bureau of the SAEC for "foreign exchange registration certificates for foreign investment enterprises". With such foreign exchange registration certificates (which are annually reviewed by the local bureau of the SAEC)or with the foreign exchange sales notice from the local bureau of the SAEC, FIEs may enter into foreign exchange transactions at the swap center, or in the future, through the unified market when all swap centers are connected to CFETC. On January 29, 1996, the State Council promulgated the regulations of China Regarding Foreign Exchange Control (the "Regulations") which came into effect on April 1, 1996. Pursuant to the Regulations, conversion of RMB into foreign exchange for the use of recurring items, including the distribution of dividends and profits to foreign investors of joint ventures, is permissible. FIEs are permitted to remit its foreign exchange from its foreign exchange bank account in China on the basis of the relevant joint venture contracts and the board resolution declaring the distribution of payment of the dividend, etc. Conversion of RMB into foreign exchange for capital items, such as direct investment, loans, security investment are still under control.

   The exchange rate between the Renminbi and the U.S. Dollar as quoted by the People's Bank of China ranged between Rmb 8.33 and Rmb 8.29 to $1.00 in 1996.

   LEGAL SYSTEM. Since 1979, many laws and regulations dealing with economic matters in general and foreign investment in particular have been promulgated in China. The Chinese Constitution, adopted in 1989, authorizes foreign investment, and guarantees the "lawful rights and interests" of foreign investors in China. The trend of legislation over the past twelve years has significantly enhanced the protection afforded foreign investment and allowed for more active control by foreign parties of foreign investment enterprises in China.

   There can be no assurance, however, that the current trend and economic legislation toward promoting market reforms and experimentation will not be slowed, curtailed or reversed, especially in the event of a change in leadership, social or political disruption, or unforeseen circumstances affecting China's political, economic or social life.

   Despite some progress in developing a legal system, China does not have a comprehensive system of laws. The interpretation of Chinese laws may be subject to policy changes reflecting domestic political factors. Enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation may be inconsistent. The Chinese judiciary is relatively inexperienced in enforcing the laws or terms of contracts, leading to a higher than usual degree of uncertainty in the outcome of litigation. Even where adequate laws exist in China, it may be impossible to obtain swift and equitable law enforcement, or to obtain enforcement of a judgment by a court of another jurisdiction. As the Chinese legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors, such as the Registrant.

   HZHD's activities in China may be subject, in some cases, to administrative review and approval by various national, provincial and municipal authorities of the Chinese government. While China has promulgated an administrative procedural law permitting redress to the courts with respect to certain administrative actions, this law appears to be largely untested in its context.

Legal Structure of HZHD
------------------------

   Hangzhou Zhongche Huantong Development Company, Ltd. was organized under Chinese law as a Sino-foreign equity joint venture enterprise, which is a distinct legal entity with limited liability. The term of HZHD joint venture is 30 years, after which time Hangzhou Ring Road, the only asset of the joint venture, will revert back to HZHD's Chinese partner. Such entities are governed by the Law of China on Joint Ventures Using Chinese and Foreign Investments and implementing regulations related thereto (the "Equity Joint Venture Law"). The parties to an equity joint venture have rights in the returns of the joint venture in proportion to the joint venture interests that they hold. The operations of equity joint ventures are subject to an extensive body of law governing such matters as formation, registration, capital contribution, capital distributions, accounting, taxation, foreign exchange, labor and liquidation. The transfer or increase of an interest in a Sino-foreign equity joint venture enterprise requires agreement among the parties to the venture and is effective upon the approval of relevant government agencies.

Taxation
--------

   A Sino-foreign equity joint venture with a term of 10 years or more, such as HZHD, and engaged in infrastructure construction is exempt from state income tax for the first two years after it attains profitability, and for three years thereafter it is eligible for a 50% reduction in the state income tax. HZHD will be fully exempted from Chinese state unified income tax of 30% as well as the local income tax of 3% for two years starting from the first profit-making year followed by a 50% reduction of the Chinese state unified income tax for the next three years.

Governance, Operations And Dissolution
--------------------------------------

   Governance, operations and dissolution of a Sino-foreign equity joint venture enterprise are governed by the Equity Joint Venture Law and by the parties' joint venture contract and the joint venture's articles of association. Pursuant to the joint venture contracts and articles of association of HZHD, it has a 30-year term and is governed by a Board of Directors consisting of seven members appointed for 4-year terms. CCHL appoints four directors, including the chairman, to HZHD, while the Chinese joint venture partner appoints the remaining three directors, including the Vice Chairman.

   The Board of Directors of HZHD exercises authority by majority vote over major corporate decisions, including the appointment of officers, strategic planning, budgeting, employee compensation and welfare and distribution of after-tax profits. Management of HZHD is conducted by a management committee headed by a General Manager and one or two Deputy General Managers, who act on behalf of HZHD pursuant to the direction and guidance of its Board of Directors.

   Pursuant to relevant Chinese Law, certain major actions of HZHD require unanimous approval by all the directors present at a meeting called to decide upon the following actions: amendments to its contract and articles of association; increases in, or assignment of, the registered capital of the joint venture; a merger of the joint venture with another entity; or dissolution of the enterprise.

   HZHD is subject to the Sino-foreign Equity Joint Venture Enterprise Labor Management Regulations. In compliance with these regulations, the management may hire and discharge employees and make other determinations with respect to wages, welfare, insurance and discipline of its employees.

   Pursuant to the Equity Joint Venture Law, Sino-foreign equity joint venture enterprises may be terminated in certain limited circumstances, including the inability of the enterprise to conduct its business owing to a breach by one of its parties, insolvency, force majeure, or confiscation of the enterprise's assets by the government. Upon termination, the Board of Directors establishes a liquidating committee to dissolve the enterprise, which dissolution is subject to government review and approval.

   Resort to Chinese courts to enforce a joint venture contract or to resolve disputes between the parties over the terms of the contracts is permissible. In practice, however, disputes between the parties are often resolved by negotiation. The Company believes that it has a good working relationship with its joint venture partner and that it will be able to reach agreements with it on business policies and decisions for HZHD.

Government Regulations
----------------------

   Any increase in toll rates proposed by HZHD is subject to approval by the Zhejiang Provincial Government and Hangzhou Municipal Government and City of Hangzhou Transportation Department. There are no assurances that such proposals will be approved by these government authorities. If such proposals are denied, toll revenues of HZHD may be affected.

   The government of Zhejiang Province has approved a toll increase of 100% for the newly completed second phase of Hangzhou Ring Road, effective from March 1, 1997.

Compliance with Environmental Laws
----------------------------------

   HZHD is not aware of any Chinese government environmental regulations which would have an adverse impact on the Company's operations.

Description of Properties
-------------------------

   As of March 31, 1997, the Company had no office or facility for U.S. operations. The Company shares the office space at 52/F, Bank of China Tower, 1 Garden Road, Hong Kong and administrative support, with China Strategic Holdings Limited, a major shareholder of the Company ("CSH"). During fiscal year 1996, the Company was charged RMB 1.29 million by CSH as a management fee for the use of the office space and staff support.

Legal Proceedings
-----------------

   Neither the Registrant nor its subsidiaries are a party to any material pending legal proceedings.

Material Contracts
------------------

Other than disclosed in the Proxy Statement, there were no material contracts or negotiations during the period of time shown in the Financial Statements of the Registrant or Westronix, between the Registrant and Westronix (and/or their respective affiliates).

Market for Company's Common Stock
---------------------------------

The Registrant's Common Stock was listed on the New York Stock Exchange("NYSE") (symbol : RGL) until December 7, 1994, at which time the NYSE suspended its trading since the Registrant did not meet the continued listing requirements. On February 9, 1995, the Common Stock was removed from registration and listing on the NYSE. The Registrant's Common Stock began trading on the NASD Electronic Bulletin Board since August 1995.
The Company's Common Stock trades sporadically on the NASD's Bulletin Board. The following table sets forth the high and low prices of the Common Stock as reported in the consolidated transaction reporting system during the periods indicated :


Quarter Ended          High         Low
-------------          ----         ---
March 31,1996         0.0499        0.01
June 30, 1996         0.1           0.01
September 30, 1996    0.03          0.01
December 31, 1996     0.03          0.001

*  The low price reflects the average of the bid and asked prices.

   As of January 31, 1998, there were approximately 9,000 beneficial holders of the shares of the Registrant's Common Stock.

Dividend Policy
---------------

   The Registrant has never paid a cash dividend. It is the current policy of the Board to retain earnings, if any, to provide funds for the Company's operations. The payment of dividends is at the discretion of the Board, and dividends may be paid only out of current earnings and profits or retained earnings.

Statement re Accountants
------------------------

   The Company's accountants, Arthur Andersen & Co., are not expected to be present at the stockholders' meeting, although they will be presented an opportunity to attend such meeting and to make a statement, if they desire to do so. They are expected to be available to respond to any appropriate questions raised at the meeting via telephone at (852) 2852-0222 .

Selected Financial Data of the Company
--------------------------------------

   The following table presents the selected financial information of the Regal International, Inc. as of and for the years ended December 31, 1994, 1995 and 1996 assuming that the Company had owned the shares of Westronix Limited in 1994 and 1995. The information was extracted from the audited consolidated financial statements of Regal International, Inc. and subsidiaries prepared under US GAAP.


Summary of Financial Results - 1994, 1995 & 1996

Income Statement                   1994                      1995                       1996
(Amount in thousands)        RMB          USD          RMB           USD          RMB           USD
                             ---          ---          ---           ---          ---           ---
Toll revenue               37,614        4,457        37,206        4,472        38,463        4,640

Income from continuing
     operations            17,376        2,059        14,704        1,767        13,411        1,618

Net income                 12,790        1,515        14,939        1,796        11,876        1,433


Balance Sheet                      1995                      1996
(Amount in thousands)         RMB          USD          RMB          USD
                              ---          ---          ---          ---
Current assets               44,873        5,393        35,610        4,296

Total assets                425,523       51,145       656,911       79,242

Current liabilities          32,995        3,966       124,206       14,985

Long-term bank loans         97,500       11,719       179,500       21,652

Shareholders' equity       (190,593)     (22,908)      (82,298)      (9,927)

--------------------


(a) The U.S. dollar convenience translation amount have been translated using the unified exchange rate quoted by the People's Bank of China on December 31, 1994, 1995 and 1996 of $1.00 =Rmb 8.44, $1.00 = Rmb 8.32 and $1.00 = Rmb 8.29
respectively. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at those rate on December 31, 1994, 1995 and 1996 or at any other certain rate.

Dividends

Neither Westronix Limited nor the Company paid any cash dividends during the last three fiscal years.

Earnings Per Share

               Regal International, Inc.(1)       Westronix Limited (2)
               ---------------------------        ---------------------
12/31/94        0.012 Rmb                         17,717,000 Rmb
12/31/95        0.014 Rmb                         15,019,000 Rmb
12/31/96*       0.011 Rmb (US $0.001)              6,861,000 (3)
9/30/97         0.01 Rmb (US $0.000)             Not applicable

*See footnote (3) below

Book Value Per Share


               Regal International, Inc.(1)       Westronix Limited(2)
               ----------------------------       --------------------
12/31/96        (1.01) Rmb (US $ (0.12))           43,921,000 Rmb (3)
9/30/97         (1.09) Rmb (US $ (0.13))           not applicable

(1) Based on 81,806,198 shares outstanding.
(2) Based on 1 share issued and outstanding
(3) With respect to Westronix Limited, earnings per share are provided for the six months period ended June 30, 1996. Westronix Limited was acquired by the Company in September, 1996.

Management Discussion and Analysis of Financial Condition and Results of
Operation
-------------------------------------------------------------------------

Overview

   The year 1996 marked a substantial change in the business of the Company. In an effort to benefit from the growing Chinese economy, management decided to dispose of the oil exploration equipment supply operation and acquire the Hangzhou toll road in September of 1996. The Company thereby redirected its focus from the US industrial product market to infrastructure project investment in China.

Nine Months Period Ended September 30, 1997 Compared to Nine Months Period Ended September 30, 1996

As of September 30, 1997, the Company had the following subsidiaries:

Westronix Limited ("Westronix") - a holding company incorporated in the British Virgin Islands.

China Construction Holdings Limited ("CCHL") - a company incorporated in Hong Kong and formally known as China Construction International Group Limited.

Hangzhou Zhongche Huantong Development Co., Ltd. ("Hangzhou toll road "or" Operating Subsidiary"), a Sino-foreign equity joint venture located in Hangzhou, Zhejiang Province, China.

The Company holds a 100% interest in Westronix. Westronix holds a 100% interest in CCHL which in turn holds a 51% interest in Hangzhou toll road.

Business

Hangzhou toll road has been established to develop the construction project called "Hangzhou Ring Road". The Hangzhou Ring Road is designed to direct the congested traffic outside the city of Hangzhou. The city of Hangzhou, which covers an area of approximately 16,000 square kilometers and has a population of approximately 5.6 million, is the capital of Zhejiang Province in China. The city is located about 150 kilometers from Shanghai and has experienced rapid growth in its light manufacturing industry in recent years, most notably in electronic instruments, refined chemicals, machinery and electrical appliances.

When the toll road is fully completed, it will be 38.2 km long and comprised of:
13.2 km of existing Class 2 wide single carriageway linking Jichang (Airport) Road to Xiangfuqiao. The traffic capacity is estimated at about 20,000 vehicles per day (two way flow).

25.0 km of Class 1 construction (6km of four-lane wide single carriageway with slow lanes and 19km of dual two-lanes with hard shoulders for emergency) including 21 bridges and three grade-separated junctions. The implementation of this section of the toll road consists of two phases: Northwest section (Xiangfuqiao to Liuxai, 13.7 km) which was completed in December, 1996 and West section (Liuxai to Lingjiaqiao, 11.3km), which was completed in December, 1997. This section encompasses extensive bridge works including:

*  river crossing bridges
*  bridges for road interchanges
*  underpasses and underground crossings for pedestrians and vehicles

The section of the road from Jichang Road to Xiangfuqiao is now in operation and has been generating revenues from toll collection from the toll plazas at Xiangfuqiao. The section from Xiangfuqiao to Liuxai was completed in 1996 and obtained approval from the government to collect tolls starting from March 1997. The section from Liuxai to Lingjiaqiao was completed in December, 1997 and the toll collection is expected to commence in early 1998 upon receiving approval from the PRC authorities. Upon full completion and after receiving approval from the PRC authorities, toll plazas are expected to operate at Xiangfuqiao (already in operation), Liuxai and Lingjiaqiao. The Company is in a process of installing electronic surveillance systems along with utilizing computerized and manual toll collection systems in the toll plazas.

Revenue contribution from the new section will further strengthen the profitability and liquidity position of the Company.

Results of operation

Summary financial information

                                              Nine months
                                           ended September 30,
                                           1997           1996
                                           ----           ----

                                           Rmb'000     Rmb'000
    Toll revenue                           29,564        28,046
    General and
    administrative expenses                24,242         9,890
    Loss from discontinued
    operations                                -          (1,545)
    Net income/(loss)                      (4,117)       10,719


Toll revenue

Toll revenue increased by 5.4% or Rmb1,518,000 in the nine months ended September 30, 1997 as compared with the same period in last year. Traffic volume recorded a 27% decrease from 3,692,929 vehicles for the first nine months ended of 1996 to 2,696,536 vehicles for the first nine months ended of 1997. This was a expected result of the almost 100% increase in all toll rates during the second quarter of 1997. Management is optimistic about the future revenue generation ability of Hangzhou toll road, particularly since the second phase of the toll road has been completed and will generate toll revenue in full capacity very soon. In addition, the third and final phase of the toll road was completed in December, 1997 and should become operative in early 1998.

General and Administrative Expenses

During the nine months ended September 30, 1997, general and administrative expenses increased by 145.12% to Rmb24,242,000 from Rmb9,890,000 for the nine months ended September 30, 1996. This was primarily attributable to the interest payable on the US$30 million convertible note in excess of the interest income generated from the US$ 900,000 note receivable. As far as the Operating Subsidiary is concerned, general and administrative expenses as a percentage of toll revenue decreased from 28.36% for the nine months ending September 30, 1996 to 24.87% for the same period in 1997. Much of this had come from decrease in salaries and wages, depreciation and interest expense.

Net Income

During the nine months ended September 30, 1997, the Company recorded a loss of Rmb4,117,000 as against a net income of Rmb10,700,000 for the corresponding period in 1996. This was a direct result of increase in general and administrative expenses as mentioned above. Loss from discontinued operations represents the operating loss of Regal Bell and Rubber, which had been disposed in January, 1996.

Liquidity and Capital Resources

For the nine months ended September 30, 1997, net cash used in operating activities and investing activities was approximately Rmb24.1 million and Rmb82.4 million respectively. Net cash provided by financing activities amounted to Rmb 99.3million, resulting in a net decrease in cash and cash equivalents of approximately Rmb7.2 million for the nine months ended September 30, 1997.
 Cash from operating activities was mainly used in settlement of accrued expenses and other payables which were reduced by approximately Rmb40.6 million for the nine months ended September 30, 1997. The remaining shortfall in operating cash and capital expenditures incurred during the period were financed principally through new bank borrowings of Rmb92 million.

The Operating Subsidiary has been able to raise funds from banks for financing the construction of the second and third phases of the toll road. The second phase was completed in December, 1996 and the third phase was completed in December, 1997. The Company anticipates that in 1998 the Operating Subsidiary will generate significant toll revenue from all three phases of the toll road, and such revenue can then be used to repay its bank loans. The Company anticipates that its cash flows from operations, combined with cash and cash equivalents, bank lines of credit and other external sources of financing, are adequate to finance the Company's operating and debt service requirements for the foreseeable future.

Effects of Inflation

In recent years, the Chinese economy has experienced periods of rapid growth and high rates of inflation, which have, from time to time, led to the adoption by the PRC government of various corrective measures designed to regulate growth and contain inflation. The general inflation rate in terms of the Retail Price Index in China was approximately 21.7%, 14.8% and 6.3% for 1994, 1995 and 1996, respectively. The Chinese government has implemented and maintained an economic program designed to control inflation, which has resulted in the tightening of working capital available to Chinese business enterprises. The success of the Company depends in substantial part on the continued growth and development of the Chinese economy. Management believes that inflation has not had significant impact on the Operating Subsidiary. Inflation has resulted in upward pressure on wages and salaries for employees and other operating expenses at the Operating Subsidiary. However, management does not expect inflation to have a material effect on profit margins and income since the Operating Subsidiary has been effective in controlling costs.

THE YEAR 2000 ISSUE

The Registrant recognizes that the Year 2000 issue exists because many computer systems and application currently use two-digit date fields to designate a year. As the century date occurs, date sensitive computers will recognize the year 2000 at 1900 or not at all. The inability to recognize or properly treat the year 2000 may cause computers to process financial and operational information incorrectly. The Registrant is in the process of assessing the impact, if any, of the Year 2000 issue on its computers.

The Registrant has not concluded yet its analysis of whether any modifications to its computers will be necessary. However, the Registrant believes that the estimated costs, if any, will not have a material impact on the Registrant's business or financial position.

The Registrant will update its shareholders on the Year 2000 issue based on its ongoing assessment.

Results of Operation - 1996 compared to 1995
---------------------------------------------

Summary Financial Information        1995        1996          % change
(Rmb in thousands)                                          from prior year
------------------                                         -----------------
Toll revenue                        37,206      38,463            3.4%

General and administrative
   expenses                         10,516      15,646           48.8%

Exchange gain                        1,101         350          (68.2%)

Net income                          14,939      11,876          (20.5%)

Toll Revenue
------------

   Toll revenue increased 3.4% to Rmb 38.5 million in 1996 from Rmb 37.2 million in 1995. This was primarily attributable to an average increase of toll fees by approximately 50%, partially offset by a decrease in traffic flows. Competition from the Hangzhou section of the Shanghai - Ningbo Expressway, which was opened this year, resulted in reduction of traffic volume from 6.1 million vehicles in 1995 to 5.2 million vehicles in 1996.

The management believes the impact has already been reflected in 1996. Further decrease of vehicle flows is unlikely. Management is also optimistic about the future revenue generation ability of HZHD as the second phase of the toll road had been completed and started to collect toll revenue since March, 1997. The toll rates for the second phase is approximately double the toll rates for the first phase. In addition, the third and final phase of the toll road was completed in December, 1997 and should start to generate revenues in the 1998 fiscal year after obtaining approval from the PRC authorities.

General and Administrative Expenses
-----------------------------------

   As compared with last year, general and administrative expenses went up 48.8% to Rmb 15.6 million. This is due to the fact that additional professional fees were incurred in 1996 and additional interest expenses incurred by the US$ 13.5 million convertible note in excess of the interest income generated from the US$900,000 note receivable. Also, a management fee of approximately US$155,000 has been charged by China Strategic Holdings Limited for the year. As far as the Operating Subsidiary is concerned, general and administrative expenses as a percentage of toll revenue remained flat and has remained around 28% for the past two years.

Exchange Gain
-------------

   Exchange gain represents the favorable exchange difference arising from remeasurement of reporting currencies of the different companies within the Group into Renminbi, which is the Group's functional currency. Upon year end revaluation of the amount payable to CSH, which were in terms of foreign currency, exchange gains were recorded in the past three years due to the continual strengthening of the Renminbi.

   The exchange rates for Renminbi against U.S. Dollars were 8.44, 8.32 and 8.29 of 1994, 1995 and 1996 respectively, representing an appreciation of Renminbi by 1.4% and 0.4% in 1995 and 1996 respectively, when comparing the exchange rate at the end of the year with the position at the beginning of the year. As a consequence, the exchange gain dropped substantially from Rmb 1.1 million a year earlier to Rmb 0.35 million this year.

Net Income
----------

   Net income fell 20.5% to Rmb 11.9 million in 1996 from Rmb 14.9 million in 1995. This was attributable to the combined effect of increased general and administrative expenses, a decrease in exchange gain and a loss from discontinued operations.

   Loss from discontinued operations represents the operating loss of Regal Rubber and Bell Petroleum up to the date of disposal which amounted to approximately Rmb972,000. Net income in 1996 included a net gain on disposal of investment of approximately Rmb3,730,000.

Liquidity and Capital Resources
-------------------------------

   In 1996, net cash provided by operating activities and financing activities was approximately Rmb 3.1 million and Rmb 171.3 million respectively. Net cash used in investing activities amounted to Rmb 175.1 million, resulting in a net decrease in cash and cash equivalents of Rmb 0.7 million.

   For the past three years, the Company had been able to generate sufficient cash for its working capital needs. Net cash provided by operating activities dropped substantially from Rmb 48.9 million in 1995 to Rmb 3.1million in 1996 principally due to the combination of increases in other receivables by approximately Rmb 13.4 million and a decrease in accounts payable by Rmb 11.4 million in 1996. The major contributor to the increase in other receivables was the notes receivable arising from the disposal of Regal Bell and Rubber to New Regal.

   During the year, the Company incurred capital expenditures of Rmb 216.9 million which was financed through bank borrowings and loans from the Chinese joint venture partner amounting to Rmb 140.0 million and Rmb 30.8million respectively.

   As of December 31 1996, the Operating Subsidiary had outstanding capital commitments for construction contracts of approximately Rmb 91.8 million. The Operating Subsidiary has been able to raise funds from banks to finance the construction of the second and third phases of the toll road , which are expected to be completed by the end of fiscal year 1997. Hangzhou Toll Road will collect toll revenue from all three phases of the toll road. Given its sound credit history and good banking relationships, management believes that the Operating Subsidiary will have access to adequate borrowing facilities to meet its cash requirements in the foreseeable future.

          In general, there are no restrictions with respect to the Company and its Operating Subsidiary to incur additional debts for financing capital expenditures. However, the Operating Subsidiary being a PRC entity is required to seek approval from the State Administration of Foreign Exchange, if it is to accept loans or incur debts in US dollars or other foreign currencies. The Company does not foresee any major limitations in this requirement. There are no restrictions on the Company's further pledge of its assets.

         At the end of 1996, there were cash and cash equivalents total to US$2,587,000 which comprised of approximately US$1.1 million at the corporate level and US$1.5 million at the Operating Subsidiary level.

         CSH undertook to provide continuing financial support to the Company to the extent of CSH's proportionate interest until December 31, 1997. The joint venture has been able to independently ( and without CSH's involvement) procure substantially all financing for the construction of the Toll Road and has not required any additional funds from CSH. CSH provided guaranty for $5 million loans to the joint venture, however, CSH did not provide any other direct contributions.

Effects of Inflation
--------------------

   The general inflation rate in terms of the Retail Price Index in China was approximately 21.7%, 14.8%, and 6.3% for 1994, 1995 and 1996 respectively. Management believes that inflation has not had a significant impact on the Operating Subsidiary. Inflation has resulted in upward pressure on wages and salaries for employees and other operating expenses at the Operating Subsidiary. However, management does not expect inflation to have a material effect on profit margins and income, since it has been able to pass on such cost increments to toll road users by increasing toll rates.

Results of Operation - 1995 compared to 1994
--------------------------------------------


Summary Financial Information                                  % change
(Rmb in thousands)                       1994      1995      from prior year
-------------------                      ----      ----      ---------------
Toll revenue                           37,614    37,206          (1.1%)
General and administrative expenses     9,616    10,516           9.4%
Exchange gain                           3,154     1,101         (65.1%)
Net income                             12,790    14,939          16.8%


Toll Revenue
------------

   Toll revenue decreased slightly by 1.1% to Rmb 37.2 million in 1995 from Rmb
37.6 million in 1994. There was no material change in toll fees and traffic volume during the year.

General and Administrative Expenses
-----------------------------------

   General and administrative expenses went up 9.4% to Rmb 10.5 million. As a percentage of toll revenue, these costs also increased from 25.6% in 1994 to 28.3% in 1995 which was caused by the slight increase of the operation of Hangzhou Toll Road during 1995.

Exchange Gain
-------------

   Exchange gain represents the favorable exchange difference arising from remeasurement of reporting currencies of the different companies within the Group into Renminbi, which is the Group's functional currency. Upon year end revaluation of the amount payable to CSH, which were in terms of foreign currency, exchange gains were recorded in the past two years due to the continual strengthening of the Renminbi.

   The appreciation of the Renminbi in 1995 had slowed down as compared with the magnitude of upward movement in 1994. As a result, exchange gains in 1995 fell to Rmb 1.1 million from Rmb 3.2 million in 1994.

Net Income
----------

   Net income increased 16.8% to Rmb 14.9 million in 1995 from Rmb 12.8 million in 1994. This was mainly due to income of approximately Rmb 235,000 from the discontinued operations as recorded in 1995, versus a loss of approximately Rmb
4.6 million from discontinued operations recorded in 1994.

Liquidity and Capital Resources
-------------------------------

   In 1995, net cash provided by operating activities and financing activities was approximately Rmb 48.9 million and Rmb 69.4 million respectively. Net cash used in investing activities amounted to Rmb 167.1 million, resulting in a net decrease in cash and cash equivalents of Rmb 48.8 million.

   The Company was able to generate sufficient cash for its working capital needs. Net cash provided by operating activities increased substantially from approximately Rmb 36.1 million in 1994 to approximately Rmb 48.9 million in 1995, principally due to an increase in accounts payable of Rmb 20.4 million and partially offset by the reduction in operating income of Rmb 2.7 million in 1995.

   During 1995, the Company incurred capital expenditures of Rmb 166.2 million. Funds for capital expenditure primarily came from bank borrowings and cash provided by operating activities.

   As of December 31, 1995, the Operating Subsidiary had outstanding capital commitments for construction contracts of approximately Rmb 228.3 million. The Operating Subsidiary was able to raise sufficient funds from banks to finance its projects. Given its sound credit history, future cash generating ability and superior banking relationships, management believes that the Operating Subsidiary will have access to adequate borrowing facilities to meet its cash requirements in the foreseeable future.

Financial Statements and Supplementary Data
-------------------------------------------

   The Financial Statements and Supplementary Data for the Company for the years ended December 31, 1996, 1995 and 1994 and the interim period ending September 30, 1997 are set forth hereto and made a part hereof.

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                  ============================================



                        CONSOLIDATED FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 1995 AND 1996

                         TOGETHER WITH AUDITORS' REPORTS

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



TO REGAL INTERNATIONAL, INC.:


We have audited the accompanying consolidated balance sheets of Regal International, Inc. and its subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of income, cash flows and changes in shareholders' equity for the years ended December 31, 1994, 1995 and 1996, expressed in Chinese Renminbi. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not, however, audit the financial statements of New Regal International, Inc., Regal Rubber Products, Inc., and Bell Petroleum Services, Inc. ("Regal Inc., Regal Rubber and Bell" respectively), as of and for the years ended December 31, 1994 and 1995. Regal Inc., acquired Westronix Limited in 1996 in a transaction accounted for as a transfer of assets between companies under common control and also disposed of Regal Rubber and Bell, as discussed in more detail in Note 1 to the accompanying consolidated financial statements. The financial statements of Regal Inc., Regal Rubber and Bell are included in the consolidated financial statements of Regal Inc., as of and for the years ended December 31, 1994 and 1995 and reflect total assets and total income of approximately 5.2 percent and 1.6 percent, respectively of the related consolidated totals for 1995, and approximately 26.4 percent of the related consolidated income for 1994. Those statements were audited by other auditors whose reports have been furnished to us and our opinion on the consolidated financial statements of the respective years, insofar as it relates to the amounts included for those entities, is based solely on the report of the other auditors.


We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

The reports of the other auditors referred to above on the financial statements of Regal Inc., Regal Rubber and Bell for the year ended December 31, 1995, dated February 9, 1996, included an explanatory paragraph on the ability of these companies to continue to operate as a going concern. However, in our opinion, this matter has been resolved by developments at the Company subsequent to the report issuance date which are explained in Note 1 to the accompanying consolidated financial statements.


In our opinion, based on our audit and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Regal International, Inc. and its subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years ended December 31, 1994, 1995 and 1996 in conformity with generally accepted accounting principles in the United States of America.



/s/ Arthur Andersen & Co.

Hong Kong,
March 6, 1997.

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------

                        CONSOLIDATED STATEMENTS OF INCOME
                        ---------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
              ----------------------------------------------------

  (Amounts in thousands, except number of shares and earnings per common share)


                                                       Years ended December 31,
                                          --------------------------------------------------
                                             1994         1995         1996         1996
                                          -----------  -----------  -----------  -----------
                                              Rmb          Rmb          Rmb          US$
Toll revenue                                  37,614       37,206       38,463        4,640

General and administrative expenses           (9,616)     (10,516)     (15,646)      (1,887)

Exchange gain                                  3,154        1,101          350           42
                                          -----------  -----------  -----------  -----------
     Income from continuing
       operations before income taxes
       and minority interests                 31,152       27,791       23,167        2,795

Provision for income taxes                       -            -            -            -
                                          -----------  -----------  -----------  -----------
     Income from continuing
       operations before minority
       interests                              31,152       27,791       23,167        2,795

Minority interests                           (13,776)     (13,087)     (13,486)      (1,627)
                                          -----------  -----------  -----------  -----------
     Income from continuing
       operations                             17,376       14,704        9,681        1,168

Net gain on disposal of investment               -            -          3,730          450

Income/(Loss) from discontinued
  operations                                  (4,586)         235       (1,535)        (185)
                                          -----------  -----------  -----------  -----------
     Net income                               12,790       14,939       11,876        1,433
                                          ===========  ===========  ===========  ===========
Earnings per common share (Primary):
   -from continuing operations                  0.33         0.18         0.16         0.02
   -from discontinued operations               (0.09)        -           (0.01)        -
                                          -----------  -----------  -----------  -----------
                                                0.24         0.18         0.15         0.02
                                          ===========  ===========  ===========  ===========
Earnings per common share (Fully diluted):
   -from continuing operations                  0.02         0.01         0.01         -
   -from discontinued operations               (0.01)        -            -            -
                                          -----------  -----------  -----------  -----------
                                                0.01         0.01         0.01         -
                                          ===========  ===========  ===========  ===========
Weighted average number of common
   shares outstanding                     53,330,164   81,806,198   81,806,198   81,806,198
                                          ===========  ===========  ===========  ===========




Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on December 31, 1996 of US$1.00 = Rmb8.29. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1996 or at any other certain rate.

The accompanying notes are an integral part of these consolidated statements of income.
                                        30

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------

                        CONSOLIDATED BALANCE SHEETS AS OF
                        ---------------------------------

                           DECEMBER 31, 1995 AND 1996
                           --------------------------

         (Amounts in thousands, except number of shares and share data)
                                                      Years ended December 31,
                                              -------------------------------------
                                                 1995         1996          1996
                                              -----------  -----------  -----------
ASSETS                                           Rmb           Rmb           US$
-------
Current assets
  Cash and cash equivalents                       22,172       21,443        2,587
  Prepayments and deferred expenses                  452          469           57
  Other receivables and other current assets         300       13,698        1,652
  Net assets of discontinued operations           21,949          -            -
                                              -----------  -----------  -----------
Total current assets                              44,873       35,610        4,296
                                              -----------  -----------  -----------
Prepayments for construction-in-progress          29,789        9,942        1,199
Property, plant and equipment, net               350,861      611,359       73,747
                                              -----------  -----------  -----------
Total assets                                     425,523      656,911       79,242
                                              ===========  ===========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
-------------------------------------
Current liabilities
  Long-term bank loans - current portion             -         58,000        6,996
  Accounts payable                                21,195        9,767        1,178
  Accrued expenses and other payables             10,193       56,325        6,794
  Taxes other than income                            107          114           17
  Due to related companies                         1,500          -            -
                                              -----------  -----------  -----------
Total current liabilities                         32,995      124,206       14,985
                                              -----------  -----------  -----------
Long-term bank loans                              97,500      179,500       21,652
Convertible note payable                         249,600      249,600       30,108
Due to Chinese joint venture partner              10,500       41,318        4,984
Due to China Strategic Holdings Limited           96,840        2,418          291
Minority interests                               128,681      142,167       17,149

Commitments and contingency (Notes 6 & 14)

Shareholders'  equity:
Common stock, par value US$0.01 each;
  150,000,000 shares authorized; 81,806,198
  shares outstanding                               6,806        6,806          821
Additional paid-in capital                       (80,646)      15,773        1,903
Accumulated deficits                            (116,753)    (104,877)     (12,651)
                                              -----------  -----------  -----------
Total shareholders' equity                      (190,593)     (82,298)      (9,927)
                                              -----------  -----------  -----------
Total liabilities and shareholders' equity       425,523      656,911       79,242
                                              ===========  ===========  ===========

Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on December 31, 1996 of US$1.00 = Rmb8.29. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1996 or at any other certain rate.

The accompanying notes are an integral part of these consolidated balance sheets.

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
              ----------------------------------------------------

                             (Amounts in thousands)

                                                                Years ended December 31,
                                                  --------------------------------------------------
                                                     1994          1995         1996         1996
                                                  -----------  -----------  -----------  -----------
                                                      Rmb          Rmb          Rmb          US$
Cash flows from operating activities:
  Net income
    Income from continuing operations                 17,376       14,704        9,681        1,168
    Net gain on disposal of investment                   -            -          3,730          450
    Income/(Loss) from discontinued operations        (4,586)         235       (1,535)        (185)
  Adjustments to reconcile net income to net cash provided by operating activities:
    Minority interests                                13,776       13,087       13,486        1,627
    Depreciation and amortization                      3,740        4,298        4,117          497
    Loss on disposal of fixed assets                     -             19          -            -
  (Increase) Decrease in assets:
    Prepayments and deferred expenses                     65          146          (18)          (2)
    Other receivables and other current assets         3,255         (239)     (13,397)      (1,616)
  Increase (Decrease) in liabilities:
    Accounts payable                                     840       20,355      (11,428)      (1,379)
    Accrued expenses and other payables                1,648       (3,708)      (1,570)        (189)
    Taxes other than income                               17           (7)           7            1
                                                  -----------  -----------  -----------  -----------
Net cash provided by operating activities             36,131       48,890        3,073          372
                                                  -----------  -----------  -----------  -----------
Cash flows from investing activities:
  Prepayments for construction-in-progress           (28,240)        (982)      19,846        2,394
  Acquisition of property, plant and equipment       (41,681)    (166,230)    (216,912)     (26,166)
  Changes in net assets of discontinued operations    (3,411)          80       21,949        2,648
                                                  -----------  -----------  -----------  -----------
Net cash used in investing activities                (73,332)    (167,132)    (175,117)     (21,124)
                                                  -----------  -----------  -----------  -----------
Cash flows from financing activities:
  Proceeds of bank loans                              35,500      117,445      140,000       16,888
  Repayment of bank loans                             (9,500)     (55,945)         -            -
  Due to related companies                             2,500       (1,000)      (1,500)        (181)
  Due to Chinese joint venture partner               (25,248)      10,500       30,818        3,717
  Due to China Strategic Holdings Limited             68,252       (1,601)       1,997          240
  Proceeds from issuance of capital stock                184          -            -            -
  Conversion of preferred stock to common stock        1,490          -            -            -
  Conversion of debt to common stock                   6,665          -            -            -
                                                  -----------  -----------  -----------  -----------
Net cash provided by financing activities             79,843       69,399      171,315       20,664
                                                  -----------  -----------  -----------  -----------
Net increase (decrease) in cash and cash equivalents  42,642      (48,843)        (729)         (88)
Cash and cash equivalents, at beginning of year       28,373       71,015       22,172        2,675
                                                  -----------  -----------  -----------  -----------
Cash and cash equivalents, at end of year             71,015       22,172       21,443        2,587
                                                  ===========  ===========  ===========  ===========

Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on December 31, 1996 of US$1.00 = Rmb8.29. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1996 or at any other certain rate.

The accompanying notes are an integral part of these consolidated statements of cash flows.
                                        32

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
           ----------------------------------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
              ----------------------------------------------------

                 (Amounts in thousands, except number of shares)
                       Shares of
                      Convertible    Shares of
                       Preferred      Common
                         Stock         Stock                    Additional
                      (US$0.1 par  (US$0.01 par  Preferred and    Paid-in    Accumulated
                         value)       value)     Common Stock     Capital      Deficits      Total
                      -----------  -----------   -----------   -----------  -----------  -----------
                         Number        Number        Rmb          Rmb          Rmb          Rmb
Balance at
 December 31, 1993      2,630,134   53,330,164        6,625      (88,801)    (144,482)    (226,658)

Conversion of
 preferred stock to
 common stock          (2,630,134)   8,423,952       (1,487)       1,490          -              3

Conversion of debt to
 common stock                 -     20,052,082        1,668        6,665          -          8,333

Net income                    -            -            -            -         12,790       12,790
                       -----------  -----------   -----------   -----------  -----------  ----------
Balance at
December 31, 1994             -     81,806,198        6,806      (80,646)    (131,692)    (205,532)


Net income                    -            -            -            -         14,939       14,939
                       -----------  -----------   -----------   -----------  -----------  ----------
Balance at
 December 31, 1995           -      81,806,198        6,806      (80,646)    (116,753)    (190,593)

Contribution by China
 Strategic Holdings
 Limited ("CSH")             -             -            -         96,419          -         96,419

Net income                   -             -            -               -      11,876       11,876
                       -----------  -----------   -----------   -----------  -----------  ----------
Balance at
 December 31, 1996           -      81,806,198        6,806       15,773     (104,877)     (82,298)
                       ===========  ===========   ===========   ===========  ===========  ==========


The accompanying notes are an integral part of these consolidated statements of changes in shareholders' equity.

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 (Amounts in thousands, except number of shares,
                   per share data and unless otherwise stated)



1.      ORGANIZATION AND PRINCIPAL ACTIVITIES
---------------------------------------------

Regal International, Inc. ("Regal" or the "Company") was incorporated in the State of Delaware, the United States of America and is listed on the National Association of Securities Dealers Automated Quotations ("NASDAQ") with an authorized share capital of US$1,500 or 150 million shares of US$0.01 each.

Pursuant to an Acquisition Agreement dated February 8, 1996 between Regal, Acewin Profits Limited ("AP"), a British Virgin Islands corporation and China Strategic Holdings Limited ("CSH"), a company incorporated in Hong Kong and is listed on the Stock Exchange of Hong Kong Limited, Regal acquired all the issued and outstanding shares of AP at a consideration of US$13.5 million satisfied through the issuance of a US$13.5 million Convertible Note (the "Convertible Note A") by Regal to Horler Holdings Limited ("Horler"), a Hong Kong company and a wholly-owned subsidiary of CSH, bearing interest at 9% per annum after an initial 6-month interest-free period. AP was a wholly-owned subsidiary of CSH before the transfer and AP's sole asset was a 55% equity interest in Wuxi CSI Vibration Isolator Co. Ltd., a Sino-foreign equity joint venture incorporated in the People's Republic of China, held through an intermediate Hong Kong company, China Machine (Holdings) Limited.

On February 15, 1996, CSH appointed three directors to fill vacancies on the Board of Directors created by the resignation of three out of the five directors of Regal effective on the date of consummation of the transaction whereby Regal acquired all the outstanding share capital of AP. On March 8, 1996, Horler purchased 40,500,000 shares of common stock representing 49.51% of the then issued and outstanding share capital of Regal from a major shareholder of the Company thus becoming its major and controlling shareholder.

Pursuant to a Purchase Agreement dated September 11, 1996 between Regal, an unrelated company incorporated in the Netherlands and CSH, Regal sold all the issued and outstanding shares of AP at a consideration of US$13.95 million. The proceeds were then used to repay the Convertible Note A principal of US$13.5 million, on September 13, 1996. The realized gain of US$450 on the disposal of AP has been included as part of "Net gain on disposal of investment " in the Company's consolidated statements of income for the year ended December 31, 1996.

Pursuant to another Asset Purchase Agreement ("the Agreement") dated February 8, 1996 between Regal and Regal (New) International, Inc. ("New Regal"), the Company sold and transferred the operating assets and real property of Regal existing as of January 31, 1996 to New Regal in exchange for US$2.5 million and New Regal's assumption of all liabilities incurred, accrued or arising from the Operations of Regal prior to the closing date of this transaction, other than the Convertible Note A.

-------------------------------------------------------

Pursuant to the Agreement, the US$2.5 million portion of the purchase price was paid as follows: US$800 in cash and the balance by delivery of two promissory notes, one in the principal amount of US$900 (the "US$900 Note") and the second in the principal amount of US$800 (the "US$800 Note"). The US$900 Note bears interest at 9% per annum and is payable in sixty equal monthly installments of principal and interest. The US$800 Note bears no interest and is due and payable in one installment on January 31, 2001. The realized loss in connection with this transaction amounted to approximately US$69 and has been included as part of "Income/(Loss) from discontinued operations" in the Company's consolidated statements of income for the year ended December 31, 1996.

Pursuant to an Acquisition Agreement dated September 10, 1996 between Regal, Westronix Limited ("WL"), a wholly owned subsidiary of CSH, Regal acquired all the issued and outstanding shares of WL at a consideration of US$30 million to be satisfied through the issuance of a US$30 million Convertible Note (the "Convertible Note B") by Regal to Horler bearing interest at 9% per annum after an initial 6-month interest-free period. The principal and any unpaid interest owing on the Convertible Note B can be converted into shares of the Common Stock of Regal ("Common Stock") at a conversion price of US$0.0302 per share. On conversion, CSH would hold approximately 96.16% of the outstanding shares of the Company. WL's sole asset is a 51% equity interest in Hangzhou Zhongche Huantong Development Co. Ltd., a Sino-foreign equity joint venture incorporated in the People's Republic of China, held through an intermediate Hong Kong company, China Construction Holdings Limited.

As of December 31, 1996, the Company had the following subsidiaries:

Westronix Limited ("WL") - a holding company incorporated in the British Virgin Islands.

China Construction Holdings Limited ("CCHL") - a company incorporated in Hong Kong and was formally known as China Construction International Group Limited.

Hangzhou Zhongche Huantong Development Co., Ltd. (the "Operating Subsidiary" or "Hangzhou toll road"), a Sino-foreign equity joint venture located in Hangzhou, Zhejiang Province, the People's Republic of China ("the PRC").

The Company holds a 100% interest in WL. WL was incorporated on July 3, 1996 with an authorized share capital of 50,000 shares with a par value of US$1 each. One share was issued at par value to CSH which was subsequently transferred to Regal pursuant to a shareholder's resolution dated September 10, 1996. WL, holds a 100% interest in CCHL which in turn holds a 51% interest in Hangzhou toll road. WL's interest in CCHL and Hangzhou toll road was transferred from CSH pursuant to a shareholders' resolution dated August 28, 1996.

-------------------------------------------------------

Hangzhou toll road is a Sino-foreign equity joint venture enterprise established on June 23, 1993, which formally began business operations in September 1993 in the PRC. The total cash consideration paid by CCHL for its interest in Hangzhou toll road amounted to Rmb102,000. Tolls collected from the existing portion of the toll road ("the first phase"), which was injected by the Chinese joint venture partner, Hangzhou City Transportation Development Company, and cash injected by CSH will be used to finance the construction of the second and third phases of the toll road (the "CIP Projects") which are expected to be completed by the end of fiscal year 1997. Hangzhou toll road will collect toll from all three phases of the toll road after the CIP Projects are completed.

Key provisions of the joint venture agreement of Hangzhou toll road include:

*    the joint venture period is 30 years from the date of formation;

* the profit and loss sharing ratio is the same as the percentage of equity interest; and

* the Board of Directors consists of 7 members : 4 designated by CCHL and 3 designated by Hangzhou City Transportation Development Company.

The acquisition of the Operating Subsidiary by CCHL was accounted for by the purchase method of accounting. The tangible assets were valued at their estimated fair value. The results of the Operating Subsidiary are included in the consolidated statements of income from the effective date of the joint venture, June 23, 1993. No revenue was generated from the toll road before the formation of the joint venture.

Hangzhou toll road operates in the PRC and accordingly is subject to special considerations and significant risks not typically associated with investments in equity securities of United States and Western European companies. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. These are described further in the following paragraphs:

POLITICAL ENVIRONMENT

The value of the Company's interests in the Operating Subsidiary may be adversely affected by changes in policies by the Chinese government including, among others: changes in laws, regulations or the interpretation thereof; confiscatory taxation; restrictions on foreign currency conversion, imports or sources of suppliers; or the expropriation or nationalization of private enterprises.

-------------------------------------------------------

ECONOMIC ENVIRONMENT

The economy of the PRC differs significantly from the economies of the United States and Western Europe in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the Chinese government encouraged substantial private economic activities.

The Chinese economy has experienced significant growth in the past five years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the Chinese central government to control inflation have significantly restrained economic expansion recently. Similar actions by the central government of the PRC in the future could have a significant adverse effect on economic conditions in the PRC and the economic prospects for the Operating Subsidiary and the Company.

FOREIGN CURRENCY EXCHANGE

The Chinese central government imposes control over its foreign currency reserves through control over imports and through direct regulation of the conversion of its national currency into foreign currencies. As a result, the Renminbi is not freely convertible into foreign currencies.

The Operating Subsidiary conducts substantially all of its business in the PRC, and its financial performance and condition are measured in terms of Renminbi. The Operating Subsidiary's source of income, toll revenue, is denominated in Renminbi. Revenues and profits have to be converted to United States Dollars or Hong Kong Dollars to pay dividends to the Company. Should the Renminbi devalue against the United States Dollar, such devaluation would have a material adverse effect on the Company's profits measured in foreign currency and reduce the foreign currency that could be repatriated by the Operating Subsidiary to the Company. The Company currently is not able to hedge its Renminbi - United States Dollars exchange rate exposure in the PRC because neither the banks in the PRC nor any other financial institutions authorized to engage in foreign exchange transactions offer forward exchange contracts.

LEGAL SYSTEM

Since 1979, many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws and enforcement of existing laws may be uncertain and sporadic.

TOLL REVENUE

Any increase in toll rates proposed by the Operating Subsidiary is subject to approval by the Hangzhou Municipal Government and Hangzhou City Transportation Department. However, there is no assurance that proposed increases will be approved by these government authorities. If such proposals are denied, profit margins of the Operating Subsidiary could be reduced.

2.      BASIS OF PRESENTATION
-----------------------------

The accompanying consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Operating Subsidiary, which were prepared in accordance with the accounting principles and the relevant financial regulations applicable to joint venture enterprises as established by the Ministry of Finance of China ("PRC GAAP").

The principal adjustments made to conform the statutory financial statements of the Operating Subsidiary to U.S. GAAP included the following:

*        Provision of depreciation on roads and bridges.

* Recognition of toll profit on the accrual basis and upon the commencement of operations as toll profit has been deferred until the commencement of the entire toll road operation under PRC GAAP.

The transfer of CSH's equity interests in CCHL to WL and the transfer of CSH's equity interests in WL to Regal were accounted for as reorganisations of companies under common control similar to a pooling of interests. The accompanying consolidated financial statements of the Company have been restated to present the transfers of CSH's interests in CCHL to WL and in WL to Regal as if they had occurred on the date of formation of the Operating Subsidiary, June 23, 1993. The acquisition of the Operating Subsidiary was financed by advances from CSH. In 1996, the advances payable to CSH in relation to the above acquisition was capitalized and treated as an increase in additional paid-in capital. In addition, due to the specific requirements of the U.S. GAAP for transfers of assets between entities under common control, the difference of Rmb147,600 between the historical cost of the investment of CSH in Hangzhou toll road and the Company's acquisition cost was treated as a deemed dividend paid to CSH in 1993.

Regal's acquisition of CSH's interests in AP and its subsequent disposal have been accounted for using the purchase method of accounting. The results of operations of AP and its subsidiaries have not been consolidated into the financial statements for the year ended December 31, 1996 given the temporary nature of the holding.

Income from the historical operations of Regal for the years ended December 31, 1994, 1995 and 1996 which included income from oilfield, marine rubber, custom molded and safety services, has been reclassified as "Income/(Loss) from discontinued operations" in the consolidated statements of income as a result of the disposal of the related net assets to New Regal in 1996. Accordingly, net assets related to the discontinued operations of Regal as of December 31, 1994, and 1995 have also been reclassified as "Net assets of discontinued operations" in the accompanying financial statements.

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------

a.      BASIS OF CONSOLIDATION
        ----------------------

        The consolidated financial statements include the financial statements of the Company and its majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated on consolidation.

b.      TOLL REVENUE
        ------------

        Toll revenue represents the gross receipts at the toll stations, net of business tax calculated at 3.0% of the gross toll receipts.

c.      CASH AND CASH EQUIVALENTS
        -------------------------

        Cash and cash equivalents include cash on hand, demand deposits with banks and liquid investments with an original maturity of one year or less. Cash and cash equivalents included United States Dollar deposits of US$1,078 (Rmb8,967) and US$67 (Rmb555) as of December 31, 1995 and 1996 respectively. Deposits of US$700 (Rmb5,824) as of December 31, 1995 were used to guarantee bank loans of a related company.

d.      PROPERTY, PLANT AND EQUIPMENT
        -----------------------------

        Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation of property, plant and equipment is computed using the straight-line method over the assets' estimated useful lives, taking into account the estimated residual value of 10% (except for roads and bridges which have no residual value) of the cost of the assets. The estimated useful lives are as follows:

               Roads and bridges                                30 years
               Buildings                                        20 years
               Machinery and equipment                           5 years
               Motor vehicles                                    5 years
               Furniture, fixtures and office equipment          5 years

        Construction-in-progress ("CIP" see also Note 4) represents new roads and bridges under construction and plant and machinery pending installation. This includes the costs of construction, the costs of plant and machinery and interest charges (net of interest income), arising from borrowings used to finance these assets during the period of construction or installation. Interest capitalized amounted to Rmb6,778 and Rmb25,035 for the years ended December 31, 1995 and 1996.

        The Operating Subsidiary retains the ownership interest in the road and bridges constructed during the joint venture period of 30 years from the date of formation. Upon expiration of the joint venture period, in accordance with the joint venture agreement, the roads and bridges owned by the Operating Subsidiary will be surrendered to the Chinese joint venture partner.

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONT'D)
------------------------------------------------------------

e.      TAXATION: INCOME TAXES
        ----------------------

        No provision for withholding or U.S. federal income taxes or tax benefits on the undistributed earnings of the subsidiaries and/or losses of the Operating Subsidiary has been provided as the earnings of the subsidiaries have been reinvested and, in the opinion of management, will continue to be reinvested indefinitely.

        WL was incorporated under the laws of the British Virgin Islands, and under current British Virgin Islands laws, WL is not subject to tax on income or on capital gains.

        The Company and its subsidiaries provide for Hong Kong profits tax on the basis of their income for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for profits tax purposes. The Company and its subsidiaries have had no profits assessable for Hong Kong profits tax purposes.

        Hangzhou toll road is subject to Chinese income taxes at the applicable tax rate for Sino-foreign equity joint venture enterprises (currently 33%) on the taxable income as reported in its statutory accounts adjusted in accordance with the relevant income tax laws. Since it has a joint venture term of more than 10 years and is engaged in infrastructure construction, Hangzhou toll road will be fully exempted from Chinese state unified income tax of 30% as well as the local income tax of 3% for two years starting from the first profit-making year followed by a 50% reduction of the Chinese state unified income tax for the next three years ("tax holiday").

        If the Operating Subsidiary had not been in the tax holiday period, the Company would have recorded additional income tax expense of Rmb10,000, Rmb9,901 and Rmb10,176 and net income of the Company would have been reduced by Rmb5,100, Rmb5,050 and Rmb5,190 for the years ended December 31, 1994, 1995 and 1996 respectively (See Note 14).

        The Company provides for deferred income taxes using the liability method, by which deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements.

f.      TAXATION: BUSINESS TAX
        ----------------------

        In December 1993, the Chinese government promulgated several major new tax regulations which came into effect on January 1, 1994. These new tax regulations replaced a number of former tax laws and regulations including the Consolidated Industrial and Commercial Tax ("CICT"). Under these new tax regulations, the Operating Subsidiary is subject to business tax which replaced the CICT and is now the principal direct tax on the toll revenue generated. The business tax rate applicable to the Operating Subsidiary is 3.0%.

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONT'D)
------------------------------------------------------------

g.      FOREIGN CURRENCY TRANSLATION
        ----------------------------

        The functional currency of the group and the Company is Renminbi.

        The Operating Subsidiary maintains its books and records in Renminbi. Foreign currency transactions are translated into Renminbi at the applicable unified rates of exchange or the applicable rates of exchange quoted by the applicable foreign exchange adjustment center ("swap center"), prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi using the applicable unified rates of exchange or the applicable swap center rates prevailing at the balance sheet dates. The resulting exchange differences are included in the determination of income.

        The Company's registered capital is denominated in and its reporting currency is the United States Dollars. For financial reporting purposes, the United States Dollars capital injection amounts have been translated into Renminbi at the unified exchange rate as of December 31, 1995.

        The Renminbi is not freely convertible into foreign currencies. All foreign exchange transactions involving Renminbi must take place either through the Bank of China or other institutions authorized to buy and sell foreign currencies, or at a swap center. Before January 1, 1994, the exchange rates used for transactions through the Bank of China and other authorized institutions were set by the government (the "official exchange rate") from time to time whereas the exchange rates available at the swap centers (the "swap center rates") were determined largely by supply and demand. The Chinese government announced the unification of the two-tier exchange rate systems in December 1993 effective January 1, 1994. The unification brought the official exchange rate of the Renminbi in line with the swap center rate. The unification did not have a major impact on the consolidated financial statements of the Company under U.S. GAAP.

        Sino-foreign equity joint venture enterprises can enter into exchange transactions at swap centers. Payment for imported materials and remittance of earnings outside of the PRC are subject to the availability of foreign currency which is dependent on the foreign currency denominated earnings of the entity or must be arranged through a swap center or designated foreign exchange banks. Approval for exchange at the swap center is granted to joint venture enterprises for valid reasons such as the purchase of imported materials and remittance of earnings.

        The official exchange rates, unified exchange rates and Shanghai swap center rates as of December 31, 1994, 1995 and 1996 were as follows:

                                     1994            1995           1996
                                  ------------   ------------   ------------
   Rmb equivalents of US$1
      Official exchange rate             N/A            N/A            N/A
      Unified exchange rate             8.44           8.32           8.29
      Shanghai swap center rate         8.44           8.32           8.29

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONT'D)
------------------------------------------------------------

h.      DEDICATED CAPITAL
        -----------------

        In accordance with the relevant laws and regulations for Sino-foreign equity joint venture enterprises, the Operating Subsidiary maintains discretionary dedicated capital, which includes a general reserve fund, an enterprise expansion fund and a staff welfare and incentive bonus fund. The Board of Directors of the Operating Subsidiary will determine on an annual basis the amount of the annual appropriations to dedicated capital. For the period from January 1, 1994 to December 31, 1996, the Operating Subsidiary did not report any profits in the statutory financial statements, and accordingly, no appropriation to dedicated capital has been made.

i.      USE OF ESTIMATES
        ----------------

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

j.      EARNINGS PER COMMON SHARE
        -------------------------

        The calculation of primary earnings per common share is based on the weighted average number of common shares outstanding during the year ended December 31, 1994, 1995 and 1996. The calculation of fully diluted earnings per common share is based on the common shares outstanding during the years ended December 31, 1994, 1995 and 1996 adjusted for the assumed conversion of the Company's US$30 million convertible Note B as mentioned in Note 1 above and exercise of the stock options mentioned in
        Note 12.

        The number of shares used in the computation was as follows:

                                        1994           1995           1996
                                    -------------  -------------  -------------

  Primary EPS computation              53,330,164     81,806,198     81,806,198

  Fully diluted EPS computation     1,047,817,647  1,076,293,694  1,075,293,694

4.      PROPERTY, PLANT AND EQUIPMENT
-------------------------------------

                                                December 31,       December 31,
                                                    1995               1996
                                              ---------------    ---------------
                                                    Rmb                Rmb

Roads and bridges                                   109,020             110,784
Buildings                                               148                 148
Machinery and equipment                                 475               3,804
Motor vehicles                                        2,121               3,084
Furniture, fixtures and office equipment                 38                  38
Construction-in-progress                            247,346             505,734
LESS: Accumulated depreciation                       (8,287)            (12,233)
                                              ---------------    ---------------

Net book value                                      350,861             611,359
                                              ===============    ===============



5.      LONG-TERM BANK LOANS
----------------------------

Long-term bank loans, all of which are unsecured, bear average interest rates of approximately 14.87% and 14.66% as of December 31, 1995 and 1996 respectively and are repayable as follows:

                                               December 31,       December 31,
                                                   1995               1996
                                              ---------------    ---------------
                                                    Rmb                Rmb

1997                                                  58,000             58,000
1998                                                  20,000             25,000
1999                                                  19,500             54,500
2000                                                       -             45,000
2001                                                       -             55,000
                                              ---------------    ---------------

Total                                                 97,500            237,500
                                              ===============    ===============

All the long-term bank loans are denominated in Renminbi. Loans amounting to Rmb19,500 and Rmb159,500 as of December 31, 1995 and 1996 respectively are guaranteed by a related company.



6.      COMMITMENTS
-------------------

As of December 31, 1995 and 1996, the Operating Subsidiary had outstanding capital commitments for construction contracts related to its CIP projects amounting to approximately Rmb228,270 and Rmb91,783 respectively.

7.      DISTRIBUTION OF PROFITS
-------------------------------

Dividends from the Operating Subsidiary will be declared based on the profits as reported in the statutory financial statements. Such profits will be different from the amounts reported under U.S. GAAP. As of December 31, 1996, the Operating Subsidiary had no available retained earnings for distribution.

In the opinion of management, any undistributed earnings and/or losses of the Operating Subsidiary have been reinvested and will continue to be reinvested indefinitely.



8.      PROVISION FOR INCOME TAXES
----------------------------------

The reconciliation of the effective income tax rate based on income before provision for income taxes and minority interests stated in the consolidated statements of income to the statutory income tax rate in Hong Kong, the British Virgin Islands, the PRC and the U.S. is as follows:

                                            1994          1995          1996
                                        ------------  ------------  ------------

Weighted average statutory tax rate           34.8%         31.6%         35.5%
 Effect of tax holiday                       (34.8%)       (31.6%)       (35.5%)
                                        ------------  ------------  ------------

 Effective tax rate                              -             -             -
                                        ============  ============  ============

Provision for income taxes consists of:

                                            1994          1995          1996
                                        ------------  ------------  ------------
                                             Rmb           Rmb           Rmb

Current                                           -             -             -
 Deferred                                         -             -         2,082
 Adjustment of valuation allowance                -             -        (2,082)
                                        ------------  ------------  ------------

                                                  -             -             -
                                        ============  ============  ============

The valuation allowance refers to the portion of the deferred tax assets that are not currently realizable. The realization of these benefits depends upon the ability of the Company to generate income in future years. No provision or benefit for deferred income taxes was recognized in 1994, 1995 and 1996.

9.      RELATED PARTY TRANSACTIONS AND ARRANGEMENTS
---------------------------------------------------

The Operating Subsidiary guaranteed bank borrowings of a related company of CSH in an amount of Rmb10,000 and Rmb75,000 as of December 31, 1995 and 1996 respectively.

CSH has undertaken to provide continuing financial support to the Company to the extent of CSH's interest in the Company for a period ending on December 31, 1997.

The Company paid management fees of US$155 (RMB1,288) to CSH during 1996 for administrative services rendered on behalf of the Company by CSH.



10.     DUE TO CHINESE JOINT VENTURE PARTNER
--------------------------------------------

Balances due to the Chinese joint venture partner as of December 31, 1995 and 1996 represented amounts borrowed from the Chinese joint venture partner to finance the CIP Projects.

These amounts are unsecured, non-interest bearing and have no fixed repayment date.



11.     RETIREMENT PLANS
------------------------

As stipulated by the regulations of the Chinese government, all of the Chinese staff of the Operating Subsidiary are entitled to an annual pension on retirement, which is equal to their basic salaries at their retirement dates. The Chinese government is responsible for the pension liability to retired staff. The Operating Subsidiary is only required to make specified contributions to the state-sponsored retirement plan calculated at 23% of the basic salary of the staff. The expense reported in the consolidated financial statements related to these arrangements was Rmb34, Rmb64 and Rmb99 for the years ended December 31, 1994, 1995 and 1996 respectively.

12.     STOCK OPTIONS
---------------------

The following tables summarize the movement of share options of the Company.

During 1987 and 1988, the Company issued five-year Common Stock options in conjunction with its financing activities to various promissory note holders and other selected creditors. During 1989, the Company issued five and ten-year stock options in an additional financing and extension of debt.

COMMON STOCK OPTIONS

                                                    1995               1996
                                              ---------------    ---------------

Shares under option at beginning of year             150,000            150,000
Expired                                                    -                  -
                                              ---------------    ---------------

Shares under option at end of year                   150,000            150,000
                                              ===============    ===============

Average exercise price of outstanding options       $  0.156           $  0.156
                                              ===============    ===============

Exercisable at end of year                          150,000            150,000
                                              ===============    ===============

In December 1991 the Board of Directors approved the issuance of Common Stock options to members of the Board of Directors. The options were to expire in five years and be issued at 110% of market value on the date of grant.

COMMON STOCK OPTIONS

                                                    1995               1996
                                              ---------------    ---------------

Options at beginning of year                       1,000,000          1,000,000
Issued                                               300,000                  -
Expired                                             (300,000)        (1,000,000)
                                              ---------------    ---------------

Shares under option at end of year                 1,000,000                  -
                                              ===============    ===============

Average exercise price of outstanding options        $  0.14                  -
                                              ===============    ===============

Exercisable at end of year                         1,000,000                  -
                                              ===============    ===============

13.     OTHER SUPPLEMENTAL INFORMATION
--------------------------------------

a) The following items are included in the consolidated statements of income:

                             December 31,       December 31,       December 31,
                                1994               1995               1996
                           ---------------    ---------------    ---------------
                                 Rmb                Rmb                Rmb

Business tax                        1,163              1,171              1,211

b)     Non-cash investing and financing activities:
     Capitalization of advances
       payable to CSH as                -                  -             96,419
       additional paid-in capital



14.     CONTINGENCY
-------------------

The Operating Subsidiary has obtained an approval from the local government to offset the toll revenue collected from the first phase of the toll road against the construction-in-progress balances until the CIP Projects are completed by the end of 1997. Thus, the tax holiday has been deferred until the CIP Projects are completed. As such, the Operating Subsidiary reported zero net profits in its statutory financial statements starting from the commencement of operations in 1993 and will continue to do so until the CIP Projects are completed at the end of 1997. The Company plans to record the net profits offset against the construction-in-progress account during 1993 to 1997 into income of the statutory financial statements of the Operating Subsidiary during 1998 and/or 1999 fiscal years (i.e. the first two tax exemption years of the tax holiday). This plan is subject to the approval of the local tax bureau. Should such approval not be obtained from the local tax bureau, a tax liability amounting to approximately Rmb5 million and Rmb5 million for the years ended December 31, 1995 and 1996 respectively may arise. In the opinion of the directors, it is not probable that a liability will arise.

    UNAUDITED FINANCIAL STATEMENTS OF REGAL INTERNATIONAL, INC. FOR THE NINE
                         MONTHS ENDED SEPTEMBER 30, 1997

--------------------------------------------------------------------------------



                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
             CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
            NINE MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
           (Amounts in thousands, except number of shares and per
                                  share data )
                                                    Nine Months                    Three Months
                                                 Ended September 30,           Ended September 30,
                                         ----------------------------------  ----------------------
                                            1997        1997        1996        1997        1996
                                         ----------  ----------  ----------  ----------  ----------
                                            US$          Rmb         Rmb         Rmb         Rmb
Toll revenue                                 3,566      29,564      28,046       9,071       9,636

General and administrative expenses         (2,924)    (24,242)     (9,890)     (9,255)     (4,502)

Exchange gain                                   (0)         (1)        204          (8)        134
                                         ----------  ----------  ----------  ----------  ----------

   Income from continuing
     operations before income
     taxes and minority interest               642       5,321      18,360        (192)      5,268
Provision for income taxes                     -           -           -           -           -
                                         ----------  ----------  ----------  ----------  ----------

   Income from continuing
     operations before minority
     interest                                  642       5,321      18,360        (192)      5,268
Minority interests                          (1,138)     (9,438)     (9,839)     (2,883)     (3,273)
                                         ----------  ----------  ----------  ----------  ----------

   (Loss) / Income from continuing
     operations                               (497)     (4,117)      8,521      (3,075)      1,995

Net gain on disposal of investment               0           0       3,743           0       3,743


Loss from discontinued operations              -           -        (1,545)        -          (397)
                                         ----------  ----------  ----------  ----------  ----------

   Net (loss) income                          (497)     (4,117)     10,719      (3,075)      5,341
                                         ==========  ==========  ==========  ==========  ==========
Earnings per common share (Primary):
   - from continuing operations              (0.01)      (0.05)       0.15       (0.04)       0.07
   - from discontinued operations              -           -         (0.02)        -         (0.01)
                                         ----------  ----------  ----------  ----------  ----------
                                             (0.01)      (0.05)       0.13       (0.04)       0.07
                                         ==========  ==========  ==========  ==========  ==========

Earnings per common share (Fully diluted):
   - from continuing operations               0.00        0.01        0.01        0.00        0.01
   - from discontinued operations              -           -         (0.00)        -           -
                                         ----------  ----------  ----------  ----------  ----------
                                              0.00        0.01        0.01        0.00        0.01
                                         ==========  ==========  ==========  ==========  ==========
Weighted average common
shares outstanding                       81,806,198  81,806,198  81,806,198  81,806,198  81,806,198
                                         ==========  ==========  ==========  ==========  ==========

Translations of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on September 30, 1997of US$1.00 = Rmb8.29. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on September 30, 1997 or at any other certain rate.

The accompanying notes are an integral part of these consolidated statements of income.

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      AS OF DECEMBER 31, 1996 (AUDITED) AND
                      AS OF SEPTEMBER 30, 1997 (UNAUDITED)
       (Amounts in thousands, except number of shares and per share data)


                                              September   September   December
                                              30, 1997    30, 1997    31, 1996
                                              ---------   ---------   ---------
                                                 US$         Rmb        Rmb
ASSETS
------

Current assets
   Cash and cash equivalents                     1,719      14,253      21,443
   Prepayments and deferred expenses               148       1,226         469
   Other receivables and other current assets    1,500      12,433      13,698
                                              ---------   ---------   ---------
Total current assets                             3,367      27,912      35,610


Prepayments for construction-in-progress           222       1,839       9,942
Property, plant and equipment, net              84,222     698,207      611,359
                                              ---------   ---------   ---------

Total assets                                    87,811     727,958      656,911
                                              =========   =========   ==========

LIABILITIES AND SHAREHOLDERS EQUITY
-----------------------------------

Current liabilities
   Long-term bank loans - current portion        2,171      18,000       58,000
   Accounts payable                              1,751      14,518        9,767
   Accrued expenses and other payables           2,165      17,948       56,325
   Taxes other than income                          17         136          114
                                              ---------   ---------   ---------
Total current liabilities                        6,104      50,602      124,206
                                              ---------   ---------   ---------

Long-term loans                                 37,577     311,516      179,500
Convertible note payable                        30,108     249,600      249,600
Due to Chinese joint venture partner             5,801      48,091       41,318
Due to China Strategic Holdings Ltd.               357       2,959        2,418
Minority interests                              18,288     151,605      142,167

Shareholders' equity:
Common stock                                       821       6,806        6,806
Additional paid-in capital                       1,903      15,773       15,773
Accumulated deficit                            (13,148)   (108,994)    (104,877)
                                              ---------   ---------   ---------
Total shareholders' equity                     (10,424)    (86,415)     (82,298)
                                              ---------   ---------   ---------
Total liabilities and shareholders' equity      87,811     727,958      656,911
                                              =========   =========   ==========

Translations of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on September 30, 1997 of US$1.00 = Rmb8.29. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on September 30, 1997 or at any other certain rate.

The accompanying notes are an integral part of these consolidated balance sheets.


                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
           CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
                  NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                             (Amounts in thousands)
                                                                  1997         1997        1996
                                                               ----------   ----------   ----------
                                                                   US$          Rmb         Rmb
Cash flows from operating activities:
  Net Income
    (Loss) Income from continuing operations                        (497)      (4,117)       8,521
    Loss from discontinued operations                                -            -         (1,545)
  Adjustments to reconcile net (loss) income to net cash used in operations:
    Minority interests                                             1,138        9,438        9,839
    Net gain on disposal of investment                               -            -          3,743
    Depreciation and amortization                                    439        3,640        3,152
  (Increase)Decrease in assets:
    Prepayments and deferred expenses                                (92)        (757)      (1,882)
    Other receivables and other current assets                       153        1,265      (12,028)
  Increase (Decrease) in liabilities:
    Accounts payable                                                 573        4,751      (17,339)
    Accrued expenses and other payables                           (4,629)     (38,377)      (4,562)
    Taxes other than income                                            3           22           11
                                                               ----------   ----------   ----------

Net cash used in operating activities                             (2,912)     (24,135)     (12,090)
                                                               ----------   ----------   ----------

Cash flows from investing activities
  Prepayments for construction-in-progress                           977        8,103       14,092
  Acquisition of property, plant and equipment                   (10,915)     (90,488)    (127,172)
  Change in net assets of discontinued operations                    -            -         21,949
                                                               ----------   ----------   ----------

Net cash used in investing activities                             (9,938)     (82,385)     (91,131)
                                                               ----------   ----------   ----------

Cash flows from financing activities:
  Proceeds of bank loans                                          11,099       92,016       90,000
  Due to related companies                                           -            -         (1,500)
  Due to Chinese joint venture partner                               818        6,773       19,500
  Due to China Strategic Holdings Limited                             65          541          603
                                                               ----------   ----------   ----------

Net cash provided by financing activities                         11,982       99,330      108,603
                                                               ----------   ----------   ----------

Net (decrease) increase in cash and cash equivalents                (868)      (7,190)       5,382
Cash and cash equivalents, at beginning of period                  2,587       21,443       22,172
                                                               ----------   ----------   ----------
Cash and cash equivalents, at end of period                        1,719       14,253       27,554
                                                               ==========   ==========   ==========

Translations of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on September 30, 1997 of US$1.00 = Rmb8.29. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on September 30, 1997 or at any other certain rate.

The accompanying notes are an integral part of these consolidated statements of cash flows.

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                                   (UNAUDITED)
                                   ----------

1.   ORGANIZATION AND PRINCIPAL ACTIVITIES
     -------------------------------------

Regal International, Inc. ("Regal" or the "Company") was incorporated in the State of Delaware, the United States of America and is listed on the National Association of Securities Dealers ("NASD") over-the-counter market with an authorized share capital of US$1.5 million or 150 million shares of US$0.01 each.

Pursuant to an acquisition agreement dated February 8, 1996 between Regal, Acewin Profits Limited ("Acewin"), a British Virgin Islands corporation and China Strategic Holdings Limited ("CSH"), a company incorporated in Hong Kong and listed on the Stock Exchange of Hong Kong Limited, Regal acquired all the issued and outstanding shares of Acewin at a consideration of US$13.5 million satisfied through the issuance of a US$13.5 million Convertible Note (the "Convertible Note A") by Regal to Horler Holdings Limited ("Horler"), a British Virgin Islands company and a wholly-owned subsidiary of CSH, bearing interest at 9% per annum after an initial 6-month interest-free period. Acewin was a wholly-owned subsidiary of CSH before the transfer and Acewin's sole asset was a 55% equity interest in Wuxi CSI Vibration Isolator Co. Ltd., a Sino-foreign equity joint venture incorporated in the People's Republic of China, held through an intermediate Hong Kong Company, China Machine (Holdings) Limited.

On February 15, 1996, CSH appointed three directors to fill vacancies on the Board of Directors created by the resignation of three out of the five directors of Regal effective on the date of consummation of the transaction whereby Regal acquired all the outstanding share capital of Acewin. On March 8, 1996, Horler purchased 40,500,000 shares of common stock representing 49.51% of the then issued and outstanding share capital of Regal from a major shareholder of the Company thus becoming its major and controlling shareholder.

Pursuant to a purchase agreement dated September 11, 1996 between Regal, an unrelated company incorporated in the Netherlands and CSH, Regal sold all the issued and outstanding shares of Acewin at a consideration of US$13.95 million. The proceeds were then used to repay the Convertible Note A principal of US$13.5 million, on September 13, 1996. The realized gain of US$450,000 on the disposal of Acewin was included as "Net gain on disposal of investment" in the Company's consolidated statements of income for the period ended September 30, 1996.

Pursuant to another asset purchase agreement (the "Agreement") dated February 8, 1996 between Regal and Regal (New) International, Inc. ("New Regal"), the Company sold and transferred the operating assets and real property of Regal existing as at January 31, 1996 to New Regal in exchange for US$2.5 million and New Regal's assumption of all liabilities of Regal, other than the Convertible Note A.

Pursuant to the Agreement, the US$2.5 million portion of the purchase price was paid as follows: US$800,000 in cash and the balance by delivery of two promissory notes, one in the principal amount of US$900,000 (the "US$900,000 Note") and the second in the principal amount of US$800,000 (the "US$800,000 Note"). The US$900,000 Note bears interest at 9% per annum and is payable in sixty equal monthly installments of principal and interest. The US$800,000 Note bears no interest and is due and payable in one installment on January 31, 2001. The realized loss in connection with this transaction amounted to approximately US$69,000 and has been included as part of "Loss from discontinued operations" in the Company's consolidated statements of income for the period ended September 30, 1996.
                                        52

Pursuant to an acquisition agreement dated September 10, 1996 between Regal, Westronix Limited ("Westronix"), a wholly owned subsidiary of CSH, and CSH, Regal acquired all the issued and outstanding shares of Westronix at a consideration of US$30 million satisfied through the issuance of a US$30 million Convertible Note (the "Convertible Note B") by Regal to Horler bearing interest at 9% per annum after an initial 6-month interest-free period. The principal and any unpaid interest owing on the Convertible Note B can be converted into shares of the Common Stock of Regal ("Common Stock") at a conversion price of US$0.0302 per share. On conversion, CSH would hold approximately 96.16% of the outstanding shares of the Company. Westronix's sole asset is a 51% equity interest in Hangzhou Zhongche Huantong Development Co. Ltd., a Sino-foreign equity joint venture incorporated in the People's Republic of China, held through an intermediate Hong Kong company, China Construction International Group Limited (name changed to "China Construction Holdings Limited" on December 5, 1996).

As of September 30, 1997, the Company had the following subsidiaries:

Westronix Limited ("Westronix") - a holding company incorporated in the British Virgin Islands.

China Construction Holdings Limited ("CCIG") - a company incorporated in Hong Kong.

Hangzhou Zhongche Huantong Development Co., Ltd. (the "Operating Subsidiary" or "Hangzhou toll road"), a Sino-foreign equity joint venture located in Hangzhou, Zhejiang Province, the People's Republic of China "the PRC".

The Company holds a 100% interest in Westronix, which was incorporated on July 3, 1996 with an authorized share capital of 50,000 shares with a par value of US$1 each. At the time of incorporation, one share was issued to CSH, representing a 100% interest in Westronix. The one share issued to CSH was subsequently transferred to Regal pursuant to a shareholder's resolution dated September 10, 1996. Westronix, holds a 100% interest in CCIG which in turn holds a 51% interest in Hangzhou toll road. Westronix's interest in CCIG and Hangzhou toll road was transferred from CSH pursuant to a shareholders' resolution dated August 28, 1996.

Hangzhou toll road is a Sino-Foreign equity joint venture enterprise established on June 23, 1993, which formally began business operations in September 1993 in the City of Hangzhou, Zhejiang Province in the People's Republic of China (the "PRC"). The total cash consideration paid by CCIG for its interest in Hangzhou toll road amounted to Rmb102 million. Tolls collected from the existing portion of the toll road ("the first phase"), which was injected by the Chinese joint venture partner, Hangzhou City Transportation Development Company, and cash injected by CSH will be used to finance the construction of second and third phases of the toll road (the "CIP Projects"). Construction works of the second phase had been completed at the reporting date and the third phase was completed in December, 1997. Hangzhou toll road is expected to collect tolls from all three phases of the toll road after the toll road is completed and after the Company received an approval for toll collection from the PRC authorities.

Any increase in toll rates proposed by the Operating Subsidiary is subject to approval by the Hangzhou Municipal Government, Hangzhou City Transportation Department and the Zhejiang Provincial Government. However, there is no assurance that any proposal for a toll rate increase will be approved by these government authorities. If such proposals are denied, profit margins of the Operating Subsidiary could be reduced.

Key provisions of the joint venture agreement of Hangzhou toll road include:

- -   the joint venture period is 30 years from the date of formation;

- -   the profit and loss sharing ratio is the same as the percentage of equity interest; and

- -   the Board of Directors consists of 7 members: 4 designated by CCIG and
3 designated by Hangzhou City Transportation Development Company.

The acquisition of the Operating Subsidiary by CCIG was accounted for by the purchase method of accounting. The tangible assets were valued at their estimated fair value. The results of the Operating Subsidiary are included in the consolidated statements of income from the effective date of the joint venture, June 23, 1993. No revenue was generated from the toll road before the formation of the joint venture.

2.   BASIS OF PRESENTATION
     ---------------------

The accompanying consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Operating Subsidiary, which were prepared in accordance with the accounting principles and the relevant financial regulations applicable to joint venture enterprises as established by the Ministry of Finance of China ("PRC GAAP").

The principal adjustments made to conform the statutory financial statements of the Operating Subsidiary to U.S. GAAP included the following :

- -  Provision of depreciation on roads and bridges.

- - Recognition of toll revenue on the accrual basis and upon the commencement of operations.

The transfer of CSH's equity interests in CCIG to Westronix and the transfer of CSH's equity interests in Westronix to Regal were accounted for as reorganizations of companies under common control, similar to a pooling of interests. The accompanying consolidated financial statements of the Company have been restated to present the transfers of CSH's interests in CCIG to Westronix and in Westronix to Regal as if they had occurred on the date of formation of the Operating Subsidiary, June 23, 1993. The acquisition of the Operating Subsidiary was financed by advances from CSH. In 1996, the advances payable to CSH amounted to Rmb 96,419,000 in relation to the above acquisition was capitalized and treated as an increase in additional paid-in capital. In addition, due to the specific requirements of the U.S. GAAP for transfers of assets between entities under common control, the difference of Rmb147.6 million between the historical cost of the investment of CSH in Hangzhou toll road and the Company's acquisition cost was treated as a deemed dividend paid to CSH in 1993.

Regal's acquisition of CSH's interests in Acewin and its subsequent disposal have been accounted for using the purchase method of accounting. The results of operations of Acewin and its subsidiaries have not been consolidated into the financial statements for the period ended September 30, 1996 given the temporary nature of the holding.

Loss from the historical operations of Regal for the period ended June 30, 1996 which included income from oil field, marine rubber, custom molded and safety services, has been reclassified as "Loss from discontinued operations" in the consolidated statements of income as a result of the disposal of the related net assets to New Regal in 1996.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
     a.   Basis of Consolidation
          ----------------------

The consolidated financial statements include the financial statements of the Company and its majority owned and controlled subsidiaries. All material inter company balances and transactions have been eliminated on consolidation.

     b.   Toll Revenue
          ------------

Toll revenue represents the gross receipts at the toll stations, net of business tax calculated at 3% of the gross toll receipts.


     c.   Cash and Cash Equivalents
          -------------------------

Cash and cash equivalents include cash on hand, demand deposits with banks and liquid investments with an original maturity of three months or less.

     d.   Property, Plant and Equipment
          -----------------------------

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation of property, plant and equipment is computed using the straight line method over the assets' estimated useful lives, taking into account the estimated residual value of 10% (except for roads and bridges which have no residual value) of the cost of fixed assets. The estimated useful lives are as follows:

    Roads and bridges                         30 years
    Buildings                                 20 years
    Machinery and equipment                    5 years
    Motor vehicle                              5 years
    Furniture, fixtures and office equipment   5 years

Construction in progress ("CIP" see Note 4) represents new roads and bridges under construction and plant and machinery pending installation. This includes the costs of construction, the costs of plant and machinery and interest charges (net of interest income ), arising from borrowings used to finance these assets during the period of construction or installation.
                                        55

     e.   Foreign Currency Translation
          ----------------------------

The functional currency of the group and the Company is Renminbi. The Operating Subsidiary maintains its books and records in Renminbi. Foreign currency transactions are translated into Renminbi at the applicable unified rates of exchange or the applicable rates of exchange quoted by the applicable foreign exchange adjustment center ("swap center"), prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi using the applicable unified rates of exchange or the applicable swap center rates prevailing at the balance sheet dates. The resulting exchange differences are included in the determination of income.

The Company's registered capital is denominated in the United States Dollar and its reporting currency is the United States Dollar. For financial reporting purposes, the United States Dollars capital injection amounts have been translated into Renminbi at the unified exchange rate as of December 31, 1995.

The Renminbi is not freely convertible into foreign currencies. All foreign exchange transactions involving Renminbi must take place either through the Bank of China or other institutions authorized to buy and sell foreign currencies, or at a Foreign Exchange Adjustement Center (a "swap center"). Before January 1, 1994, the exchange rates used for transactions through the Bank of China and other authorized institutions were set by the government (the "official exchange rate") from time to time whereas the exchange rates available at the swap centers ( the "swap center rates" ) were determined largely by supply and demand. The Chinese government announced the unification of the two-tier exchange rate systems in December 1993 effective January 1, 1994. The unification brought the official exchange rate of the Renminbi in line with the swap center rate. The unification did not have a major impact on the consolidated financial statements of the Company under U.S. GAAP.

Sino-foreign equity joint venture enterprises can enter into exchange transactions at swap centers. Payment for imported materials and remittance of earnings outside of the PRC are subject to the availability of foreign currency which is dependent on the foreign currency denominated earnings of the entity or must be arranged through a swap center or designated foreign exchange banks. Approval for exchange at the swap center is granted to joint venture enterprises for valid reasons such as the purchase of imported materials and remittance of earnings.

The official exchange rates, unified exchange rates and Shanghai swap center rates as of December 31, 1995 and 1996 and September 30, 1997 were as follows :


                                          1995         1996         1997
                                          ----         ----         ----
    Rmb equivalents of US$1
    Official exchange rate                 N/A          N/A          N/A
    Unified exchange rate                 8.32         8.29         8.29
    Shanghai swap center rate             8.32         8.29         8.29

     f.   Taxation: Income Taxes
          ----------------------

No provision for withholding or U.S. federal income taxes or tax benefits on the undistributed earnings of the subsidiaries and/or losses of the Operating Subsidiary has been provided as the earnings of the subsidiaries have been reinvested and, in the opinion of management, will continue to be reinvested indefinitely.

Westronix was incorporated under the laws of the British Virgin Islands, and under current British Virgin Islands laws, Westronix is not subject to tax on income or on capital gains.

The Company and its subsidiaries provide for Hong Kong profits tax on the basis of their income for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for profits tax purposes. The Company and its subsidiaries have had no profits assessable for Hong Kong profits tax purposes.

Hangzhou toll road is subject to Chinese income taxes at the applicable tax rate for Sino-foreign equity joint venture enterprises (currently 33%) on the taxable income as reported in its statutory accounts adjusted in accordance with the relevant income tax laws. Since it has a joint venture term of not less than 10 years and is engaged in infrastructure construction, Hangzhou toll road will be fully exempt from Chinese state unified income tax of 30% as well as the local income tax of 3% for two years starting from the first profit-making year followed by a 50% reduction of the Chinese state unified income tax for the next three years ("tax holiday").

If the Operating Subsidiary had not been in the tax holiday period, the Company would have recorded additional income tax expense of Rmb7,393,000 and Rmb7,177,000 and net income of the Company would have been reduced by Rmb3,770,000 and Rmb3,660,000 for the nine months ended September 30, 1996 and 1997 respectively (See Note 12).

The Company provides for deferred income taxes using the liability method, by which deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements.

     g.   Taxation: Business Tax
          ----------------------

In December 1993, the Chinese government promulgated several major new tax regulations which came into effect on January 1, 1994. These new tax regulations replaced a number of former tax laws and regulations including the Consolidated Industrial and Commercial Tax ("CICT"). Under these new tax regulations, the Operating Subsidiary is subject to a business tax which replaced the CICT and is now the principal direct tax on the toll revenue generated. The business tax rate applicable to the Operating Subsidiary is 3.0%.

     h.   Dedicated Capital
          -----------------

In accordance with the relevant laws and regulations for Sino-foreign equity joint venture enterprises, the Operating Subsidiary maintains discretionary dedicated capital, which includes a general reserve fund, an enterprise expansion fund and a staff welfare and incentive bonus fund. The Board of Directors of the Operating Subsidiary will determine on an annual basis the amount of the annual appropriations to the dedicated capital. For the period from January 1, 1994 to September 30, 1997, the Operating Subsidiary did not report any profits in the statutory financial statements, and accordingly, no appropriation to dedicated capital has been made.

     i.   Use of estimates
          ----------------

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     j.   Earnings per common share
          -------------------------

The calculation of primary earnings per common share is based on the weighted average number of common shares outstanding during the period ended September 30, 1996 and 1997. The calculation of fully diluted earnings per common share is based on the common shares outstanding during the three and nine months ended September 30, 1996 and 1997 adjusted for the assumed conversion of the Company's US$30 million convertible Note B as mentioned in Note 1 above and exercise of the stock options mentioned in Note 10.

The number of shares used in the computation was as follows:

                                                1996                1997
                                                ----                ----
    Primary EPS computation               81,806,198          81,806,198
    Fully diluted EPS computation      1,076,293,694       1,075,293,694


4.   PROPERTY, PLANT AND EQUIPMENT
     -----------------------------


                                                     September      December
                                                      30,1997       31,1996
                                                     ---------     ---------
                                                      Rmb'000       Rmb'000

    Road and bridges                                  110,785       110,784
    Buildings                                             148           148
    Machinery and equipment                             3,998         3,804
    Motor vehicles                                      3,328         3,084
    Furniture, fixtures and office equipment               57            38
    Construction-in-progress                          595,764       505,734
    Less : Accumulated depreciation                   (15,873)      (12,233)
                                                      --------      --------
    Net book value                                    698,207       611,359
                                                      ========      ========

5.   LONG-TERM BANK LOANS
     --------------------

Long-term bank loans, all of which are unsecured, bear average interest rates of approximately 14.66% as of December 31, 1996 and 14.13% as of September 30, 1997 and are repayable as follows:



                                                      September    December
                                                      30, 1997     31, 1996
                                                      ---------    ---------
                                                       Rmb'000      Rmb'000

    1997                                                 8,000       58,000
    1998                                                25,000       25,000
    1999                                               111,500       54,500
    2000                                                75,500       45,000
    2001                                                67,934       55,000
    2002                                                41,582            -
                                                      ---------    ---------
                                                       329,516      237,500
                                                      =========    =========

All the long-term bank loans are denominated in Renminbi. Loans amounting to Rmb159.5 million as of December 31,1996 and Rmb311.5 million as of September 30, 1997 respectively are guaranteed by a related company.


6.   DISTRIBUTION OF PROFITS
     -----------------------

Dividends from the Operating Subsidiary will be declared based on the profits as reported in the statutory financial statements. Such profits will be different from the amounts reported under U.S. GAAP. As of September 30, 1997, the Operating Subsidiary had no available retained earnings for distribution.

In the opinion of management, any undistributed earnings and/or losses of the Operating Subsidiary have been reinvested and will continue to be reinvested indefinitely.


7.   PROVISION FOR INCOME TAXES
     --------------------------

No provision for income taxes was provided in respect of the income derived from Hangzhou toll road since the tax holiday has been deferred until the CIP Projects are completed as mentioned in Note 12.


8.   RELATED PARTY TRANSACTIONS AND ARRANGEMENTS
     -------------------------------------------

The Operating Subsidiary guaranteed bank borrowings of a related company of CSH in an amount of Rmb75 million and Rmb63.5 million as of December 31, 1996 and September 30, 1997 respectively.

CSH has undertaken to provide continuing financial support to the Company to the extent of CSH's interest in the Company for the period ending on December 31, 1997.

The Company paid management fees of US$155,000 (Rmb1,288,000) to CSH during 1996 for administrative services rendered to the Company by CSH.


9.   DUE TO CHINESE JOINT VENTURE PARTNER
     ------------------------------------

The amount due to Chinese joint venture partner as at December 31, 1996 and September 30, 1997 represented money borrowed from the Chinese joint venture partner to finance the CIP projects. These amounts are unsecured, bear interest at commercial rate and have no fixed repayment date.


10.   STOCK OPTIONS
      -------------

The following tables summarize the movement of share options of the Company.

During 1987 and 1988, the Company issued five-year Common Stock options in conjunction with its financing activities to various promissory note holders and other selected creditors. During 1989, the Company issued five and ten-year stock options in an additional financing and extension of debt.


   Common stock options

                                                            1997      1996
                                                          -------   -------
    Shares under option as at January 1,                  150,000   150,000
    Issued                                                      -         -
    Expired                                                     -         -
                                                          -------   -------
    Shares under option as at Sepember 30,                150,000   150,000
                                                          =======   =======

    Average exercise price of outstanding options          $0.156    $0.156
                                                          =======   =======

    Exercisable at end of period                          150,000   150,000
                                                          =======   =======

In December 1991 the Board of Directors approved the issuance of Common Stock options to members of the Board of Directors. The options were to expire in five years and be issued at 110% of market value on the date of grant.

   Common stock options

                                                         1997        1996
                                                      ---------   ---------
    Shares under option as at January 1,              1,000,000   1,000,000
    Expired                                           1,000,000           -
                                                      ---------   ---------
    Shares under option as at September 30,                   -   1,000,000
                                                      =========   =========

   Average exercise price of outstanding options              -       $0.14
                                                      =========   =========

    Exercisable at end of period                              -   1,000,000
                                                      =========   =========


11.   COMMITMENTS
      -----------

As of December 31, 1996 and September 30, 1997, the Operating Subsidiary had outstanding capital commitments for construction contracts related to its CIP projects amounting to approximately Rmb91,783,000 and Rmb70,000,000 respectively.

12.   CONTINGENCY
      -----------

The Operating Subsidiary has obtained an approval from the local government to offset the toll revenue collected from the first and second phase of the toll road against the construction-in-progress balances until the CIP Projects are completed by the end of 1997. Thus the tax holiday has been deferred until the CIP Projects are completed. As such, the Operating Subsidiary reported zero net profits in its statutory financial statements starting from the commencement of operations in 1993 and will continue to do so until the CIP Projects are completed at the end of 1997. The company plans to record the net profits offset in the construction-in-progress account during 1993 to 1997 into income of the statutory financial statements of the Operating Subsidiary of the 1998 and / or 1999 fiscal years (i.e. the first two exemption years of the tax holiday). The plan is subject to the approval of the local tax bureau. Should such approval not be obtained from the local tax bureau, a tax liability amounting to approximately Rmb 5 million and Rmb 7.9 million for the year ended December 31, 1996 and for the nine months ended September 30, 1997 respectively may arise. In the opinion of management, it is unlikely that a liability will arise.

13.   RETIREMENT PLANS
      ----------------

As stipulated by the regulations of the Chinese government, all of the local staff of the Operating Subsidiary are entitled to an annual pension on retirement, which is equal to their basic salaries at their retirement dates. The Chinese government is responsible for the pension liability to retired staff. The Operating Subsidiary is only required to make specified contributions to the state-sponsored retirement plan calculated at 23% of the basic salary of the staff. The expense reported in the consolidated financial statements related to these arrangements was Rmb64,000 and Rmb91,000 for the nine months ended September 30, 1996 and 1997 respectively.

Financial Statements of Westronix Limited
-----------------------------------------



   WESTRONIX LIMITED AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS
                       ----------------------------------
                         AS OF DECEMBER 31,1994 AND 1995
                         -------------------------------
                         TOGETHER WITH AUDITORS' REPORTS
                         -------------------------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Westronix Limited:


We have audited the accompanying consolidated balance sheets of Westronix Limited (incorporated in the British Virgin Islands) and its subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income, cash flows and changes in shareholders' equity for the period from June 23, 1993 to December 31, 1993 and the years ended December 31, 1994 and 1995, expressed in Chinese Renminbi.


  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred above present fairly, in all material respects, the financial position of Westronix Limited and its subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the period from June 23, 1993 to December 31, 1993 and the years ended December 31, 1994 and 1995 in conformity with generally accepted accounting principles in the United States of America.


/s/ Arthur Andersen & Co.
Hong Kong,
November 5,1996.



                       WESTRONIX LIMITED AND SUBSIDIARIES
                       ----------------------------------

                        CONSOLIDATED STATEMENTS OF INCOME
                        ---------------------------------
           FOR THE PERIOD FROM JUNE 23, 1993 TO DECEMBER 31, 1993 AND
            --------------------------------------------------------
          FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 (AUDITED) AND
          ------------------------------------------------------------
           FOR THE SIX MONTHS ENDED JUNE 30,1995 AND 1996 (UNAUDITED)
           ----------------------------------------------------------
                             (Amounts in thousands)



                              Period from
                             June 23,1993
                                  to             Year ended December 31,     Period ended June 30,
                              December 31,
                             -------------    ----------------------------   -------------------------------
                                 1993           1994      1995      1995       1995       1996        1996
                             -------------    --------  --------  --------   --------   --------     -------
                                 Rmb            Rmb        Rmb       US$        Rmb        Rmb          US$
                                                                           (unaudited) (unaudited)  (unaudited)
Toll revenue                       10,462      37,614    37,206     4,472     19,635     18,410       2,213

General and administrative
   expenses                        (2,687)     (9,615)  (10,517)   (1,264)    (5,165)    (5,020)       (603)

Exchange gain                         378       3,494     1,417       170      1,417         37           4
                             -------------    --------  --------  --------   --------   --------     -------
   Income before income
     taxes and minority
     interests                      8,153      31,493    28,106     3,378     15,887     13,427       1,614

Provision for income taxes              -           -         -         -          -          -           -
                             -------------    --------  --------  --------   --------   --------     -------
   Income before minority
     interests                      8,153      31,493    28,106     3,378     15,887     13,427       1,614

Minority interests                 (3,817)    (13,776)  (13,087)   (1,573)    (7,095)    (6,566)       (789)
                             -------------    --------  --------  --------   --------   --------     -------
   Net income                       4,336      17,717    15,019     1,805      8,792      6,861         825
                             =============    ========  ========  ========   ========   ========     ========






Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on June 30,1996 of US$1.00 = Rmb8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1995 and June 30, 1996 or at any other certain rate.


The accompanying notes are an integral part of these consolidated statements of income.



                                        2

                       WESTRONIX LIMITED AND SUBSIDIARIES
                       ----------------------------------

                        CONSOLIDATED BALANCE SHEETS AS OF
                       ----------------------------------
                      DECEMBER 31, 1994, 1995 (AUDITED) AND
                      -------------------------------------
                         AS OF JUNE 30, 1996 (UNAUDITED)

         (Amounts in thousands, except number of shares and share data)


                                            December 31,                          June 30,
                                 --------------------------------------------------------------
                                    1994          1995         1995         1996         1996
                                 ----------   ----------   ----------   ----------   ----------
                                     Rmb           Rmb          US$          Rmb          US$
                                                                         (unaudited)  (unaudited)
ASSETS
------
Current assets
  Cash and cash equivalents         71,015       22,172        2,665        7,613          915
  Prepayments and deferred expenses    598          452           54        1,258          151
  Other receivables and
    other current assets                60          300           36          247           30
                                 ----------   ----------   ----------   ----------   ----------
Total current assets                71,673       22,924        2,755        9,118        1,096
                                 ----------   ----------   ----------   ----------   ----------

Prepayments for
  construction-in- progress         28,807       29,789        3,580       17,894        2,151
Property, plant and equipment, net 179,883      350,861       42,171      422,352       50,763
                                 ----------   ----------   ----------   ----------   ----------

Total assets                       280,363      403,574       48,506      449,364       54,010
                                 ==========   ==========   ==========   ==========   ==========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
-----------------------------
Current liabilities
  Short-term bank loans              8,000            -            -       10,000        1,202
  Accounts payable                     840       21,195        2,547       16,879        2,029
  Accrued expenses and
     other payables                  4,832       10,191        1,225        3,909          468
  Taxes other than income              115          107           13          101           12
  Due to related companies           2,500        1,300          180            -            -
                                 ----------   ----------   ----------   ----------   ----------

Total current liabilities           16,287       32,993        3,965       30,889        3,711
                                 ----------   ----------   ----------   ----------   ----------

Long-term bank loans                28,000       97,500       11,719      127,500       15,325
Due to Chinese joint
  venture partner                        -       10,500        1,262       15,000        1,803
Due to China Strategic
  Holdings Limited                  98,441       96,940       11,639       96,806       11,635
Minority interests                 115,594      128,691       15,466      135,248       16,256
Commitments and contingency (Notes 6 & 13)



Shareholders' equity:

Common stock, par value
  US$1 each; 50,000
  shares authorized;
  1 share outstanding                    1            1            1            1           1
Retained earnings                   22,040       37,059        4,454       43,920       5,279
                                 ----------   ----------   ----------   ----------   ----------

Total shareholders' equity          22,041       37,060        4,455       43,921       5,280
                                 ----------   ----------   ----------   ----------   ----------

Total liabilities and
  shareholders' equity             280,363      403,574       48,506      449,364      54,010
                                 ==========   ==========   ==========   ==========   ==========


Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on June 30, 1996 of US$1.00 = Rmb8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1995 and June 30, 1996 or at any other certain rate.


The accompanying notes are an integral part of these consolidated balance sheets.





                                        3


                       WESTRONIX LIMITED AND SUBSIDIARIES
                       -----------------------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     ---------------------------------------
           FOR THE PERIOD FROM JUNE 23, 1993 TO DECEMBER 31, 1993 AND
           ----------------------------------------------------------
          FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 (AUDITED) AND
          ------------------------------------------------------------


           FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)
           -----------------------------------------------------------

                             (Amounts in thousands)

                        Period from
                       June 23,1993
                            to
                       December 3l,        Year ended December 31,         Period ended June 30,
                       -----------   ------------------------------   ------------------------------
                           1993        1994       1995       1995       1995       1996       1996
                       -----------   --------   --------   --------   --------   --------   --------
                           Rmb          Rmb        Rmb        US$       Rmb        Rmb         US$
                                                                 (unaudited) (unaudited) (unaudited)
Cash flows from operating
  activities:

Net income                   4,336     17,717     15,019      1,805      8,792      6,861       825
Adjustments to reconcile
  net income to net cash
  provided by operating
  activities:
  Minority interests         3,817     13,776      13,087     1,573      7,095      6,566       789
  Depreciation and
    amortization               963      3,847       4,173       502      2,160      2,102       253
  Loss on disposal of
    fixed assets                 -         -           19         2          -          -         -
(Increase) decrease in
  assets:
  Prepayments and
    deferred expenses         (581)       (42)         91        11        (90)      (843)     (101)

  Other receivables and
    other current assets    (1,816)     1,755        (239)      (29)      (208)        53         6
Increase (decrease:) in
  liabilities:
  Accounts payable               -        840      20,355     2,447      3,536     (4,316)     (519)
  Accrued expenses and
    other payables             205      1,649      (3,526)     (424)       787     (8,874)   (1,067)
  Taxes other than
    income                      98         17          (9)       (1)       (23)        (5)       (1)
                        -----------   --------   ---------   -------   --------   --------   -------

Net cash provided by
  operating activities       7,022     39,559      48,970     5,886     22,049      1,544       185
                         ----------   --------   ---------  --------   --------   --------   -------
Cash flows from investing activities!
    Prepayments for
      construction-in-
      progress                (567)   (28,240)      (982)      (118)    (6,302)    11,895     1,430
                        -----------   --------   --------   --------   --------   --------   -------

  Acquisition of property,
    plant and equipment    (39,569)   (41,681)  (166,230)   (19,980)   (43,550)   (70,964)   (8,530)
                         ----------   --------   --------   --------   --------   --------   -------

Net cash used in investing
  activities               (40,136)   (69,921)  (167,212)   (20,098)   (49,852)   (59,069)   (7,100)
                         ----------   --------   --------   --------   --------   --------   -------

                                        4

                       WESTRONIX LIMITED AND SUBSIDIARIES
                          ----------------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------
           FOR THE PERIOD FROM JUNE 23, 1993 TO DECEMBER 31, 1993 AND
           ----------------------------------------------------------
          FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 (AUDITED) AND
          -------------------------------------------------------------
           FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)
          ------------------------------------------------------------

                             (Amounts in thousands)



                              Period from
                            June 23, 1996
                                  to         Year ended December 31,        Period ended June 30,
                              December 31,
                         -------------------------------------------------------------------------------
                                  1993      1994      1995      1995      1995       1996         1996
                                --------  --------  --------  --------  --------   --------     --------
                                   Rmb       Rmb       Rmb       US$       Rmb        Rmb          US$
                                                                       (unaudited) (unaudited) (unaudited)
Cash flows from financing
  activities:
  Proceeds of bank loans         10,000    35,500   114,945    13,816     9,000     40,000        4,808
  Repayment of bank loans             -    (9,500)  (33,445)   (6,424)   (8,000)         -            -
  Due to related companies            -     2,500    (1,000)     (120)   (2,500)    (1,500)        (180)
Due to Chinese joint
  venture partner                23,748   (23,748)   10,500     1,262     5,500      4,500          541
  Due to China Strategic
    Holdings Limited               (373)   68,252    (1,601)     (192)   (1,414)       (34)          (4)
                                --------  --------  --------  --------  --------   --------     --------
Net cash provided by
  financing activities           33,375    73,004    69,399     8,342     2,586     42,966        5,165
                                --------  --------  --------  --------  --------   --------     --------

Net increase (decrease) in
  cash and cash equivalents         261    42,642   (48,843)   (5,870)  (25,217)   (14,559)      (1,750)

Cash and cash equivalents, at
  beginning of period/year       28,112    28,373    71,015     8,535    71,015     22,172        2,665
                                --------  --------  --------  --------  --------   --------     --------

Cash and cash equivalents, at
  end of period/year             28,373    71,015    22,172     2,665    45,798      7,613          915
                                ========  ========  ========  ========  ========   ========     ========



Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on June 30, 1996 of US$1.00 = Rmb8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1995 and June 30, 1996 or at any other certain rate.


The accompanying notes are an integral part of these consolidated statements of cash flows.




                                        5

                       WESTRONIX LIMITED AND SUBSIDIARIES
                       ----------------------------------

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
           ----------------------------------------------------------
           FOR THE PERIOD FROM JUNE 23, 1993 TO DECEMBER 31, 1993 AND
           ----------------------------------------------------------
          FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 (AUDITED) AND
          -------------------------------------------------------------
           FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)

                 (Amounts in thousands, except number of shares)




                           Shares of
                             Common    Common    Retained
                              Stock     Stock     Earnings    Total
                            --------   --------   --------   --------
                              Number     Rmb        Rmb         Rmb

Balance at June 23, 1993          1          1         (13)       (12)
Net income                        -          -       4,336      4,336
                            --------   --------   --------   --------

Balance at December 31, 1993      1          1       4,323     4,324
                            --------   --------   --------   --------

Net income                        -          -      17,717     17,717
                            --------   --------   --------   --------

Balance at December 31, 1994      1          1      22,040     22,041
                            --------   --------   --------   --------

Net income                        -          -      15,019     15,019
                            --------   --------   --------   --------

Balance at December 31, 1995      1          1      37,059     37,060

Net income (unaudited)            -          -       6,861      6,861
                            --------   --------   --------   --------

Balance at June 30,1996
  (unaudited)                     1          1      43,920     43,921
                            ========   ========   ========   ========


The accompanying notes are an integral part of these consolidated statements of changes in shareholders equity.



                                        6

                       WESTRONIX LIMITED AND SUBSIDIARIES
                       ----------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 (Amounts in thousands, except number of shares,
                   per share data and unless otherwise stated)



1.    ORGANIZATION AND PRINCIPAL ACTIVITIES
--------------------------------------------

Westronix Limited ("the Company") was incorporated in the British Virgin Islands on July 3, 1996 with an authorized share capital of 50,000 common shares with a par value of US$1 each. One share was issued at par value to China Strategic Holdings Limited ("CSH") (formerly known as China Strategic Investment Limited), a company incorporated in Hong Kong whose shares are listed on the Stock Exchange of Hong Kong.

The Company is a holding company established to hold a 100% interest in China Construction International Group Limited ("CCIG" - formally known as China Construction International Limited and Cassia Taste Limited), a company incorporated in Hong Kong. CCIG, in turn, holds a 51% interest in Hangzhou Zhongche Huantong Development Co., Ltd. (the "Operating Subsidiary" or "Hangzhou toll road"). The Company's interest in Hangzhou toll road was transferred from CSH pursuant to a shareholders' resolution dated August 28, 1996.

Hangzhou toll road is a Sino-foreign equity joint venture enterprise established on June 23, 1993, which formally began business operation in September 1993 in the City of Hangzhou, Zhejiang Province in the People's Republic of China (the "PRC"). The total cash consideration paid by CCIG for its interest in Hangzhou toll road amounted to Rmb102,000 at the date of acquisition. Tolls collected from the existing portion of the toll road ("the first phase"), which was injected by the Chinese joint venture partner, Hangzhou City Transportation Development Company, and cash injected by CSH will be used to finance the construction of second and third phases of the toll road (the "CIP Projects") which are expected to be completed by the end of fiscal year 1997. Hangzhou toll road will collect toll from all three phases of the toll road after the CIP Projects are completed.

Key provisions of the joint venture agreement of Hangzhou toll road include:

*  the joint venture period is 30 years from the date of formation;

* the profit and loss sharing ratio is the same as the percentage of equity interest; and
* the Board of Directors consists of 7 members: 4 designated by CCIG and 3 designated by Hangzhou City Transportation Development Company, the Chinese joint venture partner of Hangzhou toll road.

                                        7

-------------------------------------------------

The acquisition of the Operating Subsidiary by CCIG was accounted for by the purchase method of accounting. The tangible assets were valued at their estimated fair value. The results of the Operating Subsidiary are included in the consolidated statements of income from the effective date of the joint venture, June 23, 1993. No revenue was generated from the toll road before the formation of the joint venture.

The transfer of CSH's interest in CCIG to the Company was accounted for as a reorganization of companies under common control and similar to a pooling of interests. The accompanying consolidated financial statements of the Company have been restated to present the transfer of CSH's interest in CCIG to the Company as if it had occurred on June 23, 1993.

Hangzhou toll road operates in the PRC and accordingly is subject to special considerations and significant risks not typically associated with investments in equity securities of United States and Western European companies. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. These are described further in the following paragraphs:

Political Environment

The value of the Company's interests in the Operating Subsidiary may be adversely affected by changes in policies by the Chinese government including, among others: changes in laws, regulations or the interpretation thereof; confiscatory taxation; restrictions on foreign currency conversion, imports or sources of suppliers; or the expropriation or nationalization of private enterprises.

Economic Environment

The economy of the PRC differs significantly from the economies of the United States and Western Europe in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the Chinese government encouraged substantial private economic activities.

The Chinese economy has experienced significant growth in the past five years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the Chinese central government to control inflation have significantly restrained economic expansion recently. Similar actions by the central government of the PRC in the future could have a significant adverse effect on economic conditions in the PRC and the economic prospects for the Operating Subsidiary and the Company.

                                        8

---------------------------------------------------

Foreign Currency Exchange

The Chinese central government imposes control over its foreign currency reserves through control over imports and through direct regulation of the conversion of its national currency into foreign currencies. As a result, the Renminbi is not freely convertible into foreign currencies.

The Operating Subsidiary conducts substantially all of its business in the PRC, and its financial performance and condition are measured in terms of Renminbi. The Operating Subsidiary's source of income, toll revenue, is denominated in Renminbi. Revenues and profits have to be converted to United States Dollars or Hong Kong Dollars to pay dividends to the Company. Should the Renminbi devalue against the United States Dollar, such devaluation would have a material adverse effect on the Company's profits measured in foreign currency and reduce the foreign currency that could be repatriated by the Operating Subsidiary to the Company. The Company currently is not able to hedge its Renminbi - United States Dollars exchange rate exposure in the PRC because neither the banks in the PRC nor any other financial institution authorized to engage in foreign exchange transactions offer forward exchange contracts.

Legal System

Since 1979, many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws and enforcement of existing laws may be uncertain and sporadic.

Toll Revenue

Any increase in toll rates proposed by the Operating Subsidiary is subject to approval by the Hangzhou Municipal Government and Hangzhou City Transportation Department. However, there are no assurances that such proposal will be approved by these government authorities. If such approvals proposals are denied, profit margins of the operating subsidiary will be reduced.


                                        9

2.    BASIS OF PRESENTATION

The accompanying consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Operating Subsidiary, which were prepared in accordance with the accounting principles and the relevant financial regulations applicable to joint venture enterprises as established by the Ministry of Finance of China ("PRC GAAP").

The principal adjustments made to conform the statutory financial statements of the Operating Subsidiary to U.S. GAAP included the following:

* Restatement of monetary assets and liabilities denominated in foreign currencies to reflect the exchange rates prevailing at the balance sheet dates; and

* Recognition of toll revenue on the accrual basis and upon the commencement of operations.



3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------

a.   Basis of Consolidation
     ----------------------

The consolidated financial statements include the financial statements of the Company and its majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated on consolidation.

b.   Toll revenue
     ------------

Toll revenue represents the gross receipts at the toll stations, net of business tax calculated at 3.0% of the gross toll receipts

--------------------------------------------------------

c.   Cash and Cash Equivalents
     -------------------------

Cash and cash equivalents include cash on hand, demand deposits with banks and liquid investments with an original maturity of one year or less. Cash and cash equivalents included United States Dollar deposits of US$8,280 (Rmb69,733), US$1,078 (Rmb8,967) and US$128 (Rmbl,071) (unaudited) as of December 31, 1993, 1994, 1995 and June 30, 1996 respectively. Deposits of US$700 (Rmb5,824) as of December 31, 1995 were used to guarantee bank loans of a related company.

d.   Property, Plant and Equipment
     -----------------------------

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation of property, plant and equipment is computed using the straight line method over the assets' estimated useful lives, taking into account the estimated residual value of 10% (except for roads and bridges which have no residual value) of the cost of the assets. The estimated useful lives are as follows:


     Roads and bridges                         30 years
     Buildings                                 20 years
     Machinery and equipment                    5 years
     Motor vehicles                             5 years
     Furniture, fixtures and office equipment   5 years



Construction-in-progress ("CIP" see Note 4) represents new roads and bridges under construction and plant and machinery pending installation. This includes the costs of construction, the costs of plant and machinery and interest charges (net of interest income), arising from borrowings used to finance these assets during the period of construction or installation. Interest capitalized amounted to Rmb1,752, Rmb6,778, Rmb2,566 (unaudited) and Rmb9,148 (unaudited) respectively for the period ended December 31, 1993 and for the years/periods ended December 31, 1994, 1995 and June 30, 1996 respectively.



                                       11

--------------------------------------------------------

e.   Taxation: Income Taxes
     ----------------------

The Company was incorporated under the laws of the British Virgin Islands, and under current British Virgin Islands law, the Company is not subject to tax on income or on capital gains.

The Company and its subsidiaries provide for Hong Kong profits tax on the basis of its income for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for profits tax purposes. The Company and its subsidiaries has had no profits assessable for Hong Kong profits tax purposes.

Hangzhou toll road is subject to Chinese income taxes at the applicable tax rate for Sino-foreign equity joint venture enterprises (currently 33%) on the taxable income as reported in its statutory accounts adjusted in accordance with the relevant income tax laws. Since it has a joint venture term of not less than 10 years and is engaged in infrastructure construction, Hangzhou toll road will be fully exempt from Chinese state unified income tax of 30% as well as the local income tax of 3% for two years starting from the first profit-making year followed by a 50% reduction of the Chinese state unified income tax for the next three years ("tax holiday").

If the Operating Subsidiary had not been in the tax holiday period, the Company would have recorded additional income tax expense of Rmb3,236, Rmb10,000, Rmb9,901, Rmb5,322 (unaudited) and Rmb4,966 (unaudited) and net income of the Company would have been reduced by Rmb1,651, Rmb,5,100, Rmb5,050, Rmb2,714 and Rmb2,533 (unaudited) for the period/years ended December 31, 1993, 1994, 1995 and for the six months ended June 30, 1996 respectively (See Note 13)

The Company provides for deferred income taxes using the liability method, by which deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements.


                                       12

--------------------------------------------------------


f.  Taxation: Business Tax
     ----------------------

Prior to December 31, 1993, the Operating Subsidiary was subject to Consolidated Industrial and Commercial Tax ("CICT") at a rate of 3.03% on the gross toll revenue.

In December 1993, the Chinese government promulgated several major new tax regulations which came into effect on January 1, 1994. These new tax regulations replaced a number of former tax laws and regulations including the Consolidated Industrial and Commercial Tax. Under these new tax regulations, the Operating Subsidiary is subject to business tax which replaced the CICT and is now the principal direct tax on the toll revenue generated. The business tax rate applicable to the Operating Subsidiary is 3.0%.

g.   Foreign Currency Translation
     ----------------------------

The Operating Subsidiary maintains its books and records in Renminbi. Foreign currency transactions are translated into Renminbi at the applicable unified rates of exchange or the applicable rates of exchange quoted by the applicable foreign exchange adjustment center ("swap center"), prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi using the applicable unified rates of exchange or the applicable swap center rates prevailing at the balance sheet dates. The resulting exchange differences are included in the determination of income.

The Company's registered capital and reporting currency are denominated in United States Dollars. For financial reporting purposes, the United States Dollars capital injection amounts have been translated into Renminbi at the swap centre rates prevailing at the capital injection date.

The Renminbi is not freely convertible into foreign currencies. All foreign exchange transactions involving Renminbi must take place either through the Bank of China or other institutions authorized to buy and sell foreign currencies or at a swap center. Before January 1, 1994, the exchange rates used for transactions through the Bank of China and other authorized institutions were set by the government (the "official exchange rate") from time to time whereas the exchange rates available at the swap centers (the "swap center rates") were determined largely by supply and demand. The Chinese government announced the unification of the two-tier exchange rate systems in December 1993 effective January 1, 1994. The unification brought the official exchange rate of the Renminbi in line with the swap center rate. The unification did not have a major impact on the consolidated financial statements of the Company under U.S. GAAP.


                                       13

--------------------------------------------------------

g.   Foreign Currency Translation (Cont'd)
     --------------------------------------

Sino-foreign equity joint venture enterprises can enter into exchange transactions at swap centers. Payment for imported materials and remittance of earnings outside of the PRC are subject to the availability of foreign currency which is dependent on the foreign currency denominated earnings of the entity or must be arranged through a swap center or designated foreign exchange banks. Approval for exchange at the swap center is granted to joint venture enterprises for valid reasons such as the purchase of imported materials and remittance of earnings.

The official exchange rates, unified exchange rates and Shanghai swap center rates as of December 31, 1993, December 31, 1994 and December 31, 1995 were as follows:




                                  December 31,
                                  ----------------------------------------
                                       1993        1994          1995
                                  ------------  ------------  ------------
Rmb equivalents of US$1
  Official exchange rate                 5.80         N/A           N/A
  Unified exchange rate                   N/A        8.44          8.32
  Shanghai swap center rate              8.70        8.44          8.32

h.   Dedicated Capital
     -----------------

In accordance with the relevant laws and regulations for Sino-foreign equity joint venture enterprises, the Operating Subsidiary maintains discretionary dedicated capital, which includes a general reserve fund, an enterprise expansion fund and a staff welfare and incentive bonus fund. The Board of Directors of the Operating Subsidiary will determine on an annual basis the amount of the annual appropriations to dedicated capital. For the period from June 23, 1993 to June 30, 1996, the Operating Subsidiary did not report any profits in the statutory financial statements, and accordingly, no appropriation to dedicated capital has been made.




                                       14

4.    PROPERTY, PLANT AND EQUIPMENT
-----------------------------------

                                           December 31,         June 30,
                                      ------------------------------------
                                         1994          1995         1996
                                      ----------   ----------   ----------
                                         Rmb           Rmb           Rmb
                                   (unaudited)

Roads and bridges                       108,372     109,020       112,216
Buildings                                   146         148           148
Machinery and equipment                     370         475           529
Motor vehicles                            2,121       2,121         2,162
Furniture, fixtures and office
   equipment                                 36          38            38
Construction-in-progress                 73,365     247,346       317,435
Less: Accumulated depreciation           (4,527)     (8,287)      (10,176)
                                      ----------   ---------    ----------

Net book value                          179,883     350,861       422,352
                                      ==========   =========    ==========



5.    LONG-TERM BANK LOANS
---------------------------

Long-term bank loans, all of which were unsecured, bear average interest rates of approximately 14.87% as of December 31,1995. December 31,1993 and 1994 - 13.86%, June 30,1996 - 14.54% (unaudited) and are repayable as follows:

                                        December 31,       June 30,
                                            1995            1996
                                        -------------   ------------
                                             Rmb             Rmb
                                                         (Unaudited)

1997                                        58,000          58,000
1998                                        20,000          25,000
1999                                        19,500          39,500
2001                                           -             5,000
                                        -----------      ----------
Total                                       97,500         127,500
                                        ===========      ==========

All the long-term bank loans are denominated in Renminbi. Loans amounting to Rmb19,500 and Rmb49,500 (unaudited) as of December 31, 1995 and June 30, 1996 respectively, are guaranteed by a related company.



6.    COMMITMENTS
------------------

As of December 31, 1995, the Operating Subsidiary had outstanding capital commitments for construction contracts contracted for its CIP projects amounting to approximately Rmb228,270.


                                       15

7.    DISTRIBUTION OF PROFIT
----------------------------

Dividends from the Operating Subsidiary will be declared based on the profits as reported in the statutory financial statements. Such profits will be different from the amounts reported under U.S. GAAP. As of December 31, 1995, and June 30, 1996 (unaudited), the Operating Subsidiary had no available retained earnings for distribution.



8.    RELATED PARTY TRANSACTIONS AND ARRANGEMENTS
-------------------------------------------------

The Operating Subsidiary guaranteed bank borrowings of a related company of CSH of Rmbl0,000, and Rmb5l,000 (unaudited), as of December 31, 1995 and June 30,1996 respectively.


9.    DUE TO CHINESE JOINT VENTURE PARTNER
------------------------------------------

The amounts due to Chinese joint venture partner as at December 31, 1993 represented the excess of the book value of the net assets contributed by the Chinese joint venture partner upon the formation of the Operating Subsidiary over its share of the registered capital of the joint venture enterprise. This was repaid in 1994. Balances due to the Chinese joint venture as at December 31, 1995 and June 30, 1996 (unaudited) represented amounts borrowed from the Chinese joint venture partner to finance the CIP Projects.

These amounts are unsecured, non-interest bearing and have no fixed repayment date.


10.    RETIREMENT PLANS
-----------------------

As stipulated by the regulations of the Chinese government, all of the Chinese staff of the Operating Subsidiary are entitled to an annual pension on retirement, which is equal to their basic salaries at their retirement dates. The Chinese government is responsible for the pension liability to retired staff. The Operating Subsidiary is only required to make specified contributions to the state-sponsored retirement plan calculated at 23% (for 1994, 1995 and 1996) of the basic salary of the staff. The expenses reported in the consolidated financial statements related to these arrangements were Rmb34, Rmb64, Rmb32 (unaudited) and Rmb30 (unaudited) for the years/periods ended December 31, 1994 and 1995 and six months ended June 30, 1995, 1996 respectively.


                                       16

11.   SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
---------------------------------------------------------

                      Period from June                          Six months
                         23, 1993 to                               ended
                        December 3l,   Year ended December 31,    June 30,
                                       -----------------------  -----------
                            1993         1994           1995         1996
                        -----------    ---------   -----------  -----------
                            Rmb           Rmb            Rmb         Rmb
                                                                (Unaudited)

Non-cash investing and
  financing activities:
  Paid-in capital from the
    Chinese joint
    venture partner
    contributed through
    the injection of
    fixed assets          98,000             -             -           -



12.    OTHER SUPPLEMENTAL INFORMATION
-------------------------------------

The following items are included in the consolidated statements of income:

                    Period from June                            Six months
                      23, 1993 to                                 ended
                      December 3l,    Year ended December 31,    June 30,
                                    -------------------------  ------------
                         1993          1994           1995         1996
                     -------------  -----------   -----------  ------------
                         Rmb           Rmb             Rmb          Rmb
                                                                (Unaudited)

Foreign exchange gain       378          3,494         1,417            37

Business tax                327          1,163         1,171           579


                                       17

13.    CONTINGENCY
------------------

The Operating Subsidiary has obtained an approval from the local government to offset the toll revenue collected from the first phase of the toll road against the construction-in-progress balances until the CIP Projects are completed by the end of 1997. Thus, the tax holiday has been deferred until the CIP Projects are completed. As such, the Operating Subsidiary reported zero net profits in its statutory financial statements starting from the commencement of operations in 1993 and will continue to do so until the CIP Projects are completed at the end of 1997. The Company plans to record the net profits offset in the construction-in-progress account during 1993 to 1997 in the statutory income statements of the 1998 and 1999 fiscal years (i.e. the first two tax exemption years of the tax holiday). This plan is subject to the approval of the local tax bureau. Should such approval not be obtained from the local tax bureau, a tax liability amounting to approximately Rmb5 million as of December 31, 1995 may arise. In the opinion of management, it is not probable that a liability will arise.


14.    SUBSEQUENT EVENTS
------------------------

Pursuant to an acquisition agreement dated September 10, 1996 between Regal International, Inc., ("Regal"), a Delaware Corporation whose shares are listed on the National Association of Securities Dealers Automated Quotations ("NASDAQ"), the Company and China Strategic Holdings Limited ("CSH"), Regal acquired all the issued and outstanding shares of the Company for a consideration of US$30 million (Rmb250 million) to be satisfied through the issuance of a US$30 million Convertible Note (the "Convertible Note") by Regal to CSH bearing interest at 9% per annum after an initial 6-month interest-free period. The principal and any unpaid interest owing on the Convertible Note can be converted into shares of Common Stock, US$0.01 par value, of Regal ("Common Stock") at a conversion price of US$0.0302 per share. The Convertible Note, if exercised by CSH, would give CSH a controlling interest of more than 90% in Regal. This Convertible Note is secured by a pledge of Regal's interest in the shares of the Company in favour of CSH.

Pursuant to an agreement signed between CSH and the Company dated September 1, 1996, the payable balance of Rmb96,806 (unaudited) due to CSH as of June 30, 1996 will be contributed by CSH into the Company as additional paid-in capital.




                                       19

Pro-Forma Financial Statements
------------------------------

                            REGAL INTERNATIONAL, INC.


              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
              -----------------------------------------------------
                    AS OF DECEMBER 31, 1995 AND JUNE 30,1996
                    -----------------------------------------

                       INTRODUCTION TO UNAUDITED PRO FORMA
                      ------------------------------------
                      CONSOLIDATED FINANCIAL STATEMENTS OF
                      ------------------------------------

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------

The unaudited pro forma consolidated financial statements as of and for the six months ended June 30, 1996 and as of and for the year ended December 31, 1995 have been prepared to give effect to:

(i) the sale and transfer of certain operating assets and real property by Regal International, Inc. ("Regal") to Regal (New) International, Inc. ("New Regal"), pursuant to an Asset Purchase Agreement dated February 8,1996;

(ii) the acquisition by Regal International, Inc. ("Regal") of China Strategic Holdings Limited's ("CSH") entire interests in Westronix Limited and its subsidiaries, pursuant to an Acquisition Agreement dated September 10, 1996.

The unaudited pro forma consolidated financial statements are based upon the historical consolidated financial statements of Regal International, Inc. as of and for the six months ended June 30, 1996 and as of and for the year ended December 31, 1995 after giving effect to the pro forma adjustments described in the notes thereto as if the events described in (i) and (ii) above had occurred on January 1, 1995.

The unaudited pro forma consolidated financial statements do not purport to represent what the financial positions and results of operations of Regal would actually have been if the events described above had in fact occurred on January 1, 1995, or to project the financial position and results of operations of Regal for any future date or period.

The unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of Regal International, Inc., and Westronix Limited and its subsidiaries, including the notes thereto.


                                        1


                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
              ----------------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                      ------------------------------------

                        (Amounts expressed in thousands)


                                      Historical     As adjusted     Historical
                                      -----------   -------------   ------------
                                                                                        Notes to
                                                                                        unaudited
                                                                                        pro forma
                                        Regal             Regal        Westronix      consolidated
                                    International,   International,  Limited and        financial
                                         Inc.              Inc.       Subsidiaries     statements
                                      ------------     ------------   -----------      ----------
                                          Rmb              Rmb            Rmb
                                        (Note 2)        (Notes 1 & 2)

Sales/Revenue                              63,157                -        37,206
                                      ------------     ------------   -----------
Cost of goods sold                         41,783                -            -
Selling and
  administrative
  expenses                                 22,131                -        10,517
Interest expenses, net                      2,729                -            -
Other (income), net                        (3,719)               -            -
Exchange gain                                  -                 -        (1,417)
                                      ------------     -------------   ----------
Total costs and
  expenses                                 62,924                -         9,100
                                      ------------     -------------   ----------
Income from
  continuing
  operations before
  income tax                                  233                -        28,106
Provision for income
  tax                                          -                 -            -
                                       ------------     ------------   ----------
Income from
  continuing
  operations                                  233                -        28,106
Income from
  discontinued
  operations                                    -              233            -
                                       -------------     ------------   ---------
Income before
  minority interests                          233              233        28,106
Minority interests                             -                -        (13,087)
                                       -------------     ------------   ---------
Net income                                    233              233        15,019
                                       =============     ============   =========

                                                         Unaudited Pro
                                                            forma
                                                         consolidated
                                                         statement of
                                        Pro forma      income of Regal
                                        adjustments      International,      US$
                                                             Inc.
                                       -------------     ------------   ---------
                                            Rmb              Rmb

Sales/Revenue                                                37,206        4,472
                                                         ------------   ---------
Cost of goods sold                                               -            -
Selling and
  administrative
  expenses                                                   10,517        1,264
Interest expenses, net                                           -             -
Other (income), net                                              -             -
Exchange gain                                                (1,417)        (170)
                                                         -------------  ---------
Total costs and
  expenses                                                    9,100        1,094
                                                         -------------  ---------
Income from
  continuing
  operations before
  income tax                                                 28,106        3,378
Provision for income
  tax                                                            -             -
                                                         -------------  ---------
Income from
  continuing
  operations                                                 28,106        3,378
Income from
  discontinued
  operations                                                    233           28
                                                         -------------  ---------
Income before
  minority interests                                         28,339        3,406
Minority interests                                          (13,087)      (1,573)
                                                         -------------  ---------
Net income                                                   15,252        1,833
                                                         =============  =========




Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on June 30, 1996 of US$1.00 = Rmb8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1995 and June 30, 1996 or at any other certain rate.


The accompanying notes are an integral part of this unaudited pro forma consolidated statement of income.


                                        2


                    REGAL INTERNATIONAL INC. AND SUBSIDIARIES
                   -------------------------------------------
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                  ---------------------------------------------
                             AS OF DECEMBER 31, 1995
                             -----------------------
                        (Amounts expressed in thousands)

                                      Historical     As adjusted     Historical
                                      -----------   -------------   ------------
                                        Regal             Regal        Westronix
                                    International,   International,  Limited and
                                         Inc.              Inc.       Subsidiaries
                                      ------------     ------------   -----------
                                           Rmb              Rmb            Rmb
                                        (Note 2)        (Notes 1 & 2)

ASSETS
------
Current Assets
  Cash and cash equivalents                  92             6,656         22,172
  Restricted cash                           158                -              -
  Note receivable                            -              1,240             -
  Accounts receivable, net               13,171                -              -
  Inventories                            20,467                -              -
  Prepayments and deferred expenses       1,822                -             452
  Other receivables and other
    current assets                           -                 -             300
                                      ------------     ------------   -----------
Total current assets                     35,710             7,896         22,924
                                      ------------     ------------   -----------
Prepayments for
  construction-in-progress                   -                 -          29,789
Property, plant and equipment, net       15,275                -         350,861
Long-term investment                        133           249,600             -
Note receivable                              -             12,904             -
                                      ------------     ------------   -----------
Total assets                             51,118           270,400        403,574
                                      ============     ============   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities
  Long-term loans - current portion       7,197                -              -
  Accounts payable                        6,257                -          21,195
  Accrued expenses and other payables     4,950                -          10,191
  Taxes other than income                    -                 -             107
  Due to related companies                   -                 -           1,500
                                      ------------     ------------   -----------
Total current liabilities                18,404                -          32,993
                                      ------------     ------------   -----------

                                         Notes to                    Unaudited Pro
                                        unaudited                         forma
                                        pro forma                      consolidated
                                       consolidated                  balance sheet of
                                        financial         Pro forma       Regal
                                        statements       adjustments   International,
                                                                            Inc.              US$
                                      -------------     ------------   --------------    -----------
                                                             Rmb           Rmb
                                         (Note 3)
ASSETS
------
Current Assets
  Cash and cash equivalents                                                 28,828           3,465
  Restricted cash                                                               -               -

                                        85




  Note receivable                                                            1,240             149
  Accounts receivable, net                                                      -               -
  Inventories                                                                   -               -
  Prepayments and deferred expenses                                            452              54
  Other receivables and other
    current assets                                                             300              36
                                                                       --------------    -----------
Total current assets                                                        30,820           3,704
                                                                       --------------    -----------
Prepayments for
  construction-in-progress                                                  29,789           3,580
Property, plant and equipment, net                                         350,861          42,171
Long-term investment                        (c)            (249,600)            -               -
Note receivable                                                             12,904           1,551
                                                                       --------------    -----------
Total assets                                                               424,374          51,006
                                                                       ==============    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities
  Long-term loans - current portion                                             -               -
  Accounts payable                                                          21,195           2,547
  Accrued expenses and other payables                                       10,191           1,225
  Taxes other than income                                                      107              13
  Due to related companies                                                   1,500             180
                                                                       --------------    -----------
Total current liabilities                                                   32,993           3,965
                                                                       --------------    -----------

                                        3


                    REGAL INTERNATIONAL INC. AND SUBSIDIARIES
                   -------------------------------------------
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                  ---------------------------------------------
                             AS OF DECEMBER 31, 1995
                             -----------------------
                        (Amounts expressed in thousands)

                                      Historical     As adjusted     Historical
                                      -----------   -------------   ------------
                                        Regal             Regal        Westronix
                                    International,   International,  Limited and
                                         Inc.              Inc.       Subsidiaries
                                      ------------     ------------   -----------
                                           Rmb              Rmb            Rmb
                                        (Note 2)        (Notes 1 & 2)
Convertible Note Payable                     -            249,600             -
Long-term loans                           3,952                -          97,500
Loans from related parties                6,814                -              -
Due to Chinese joint
  venture partner                            -                 -          10,500
Due to China Strategic
  Holdings Limited                           -                 -          96,840
Minority interests                           -                 -         128,681

Shareholders' equity:

Common stock                              6,806             6,806              1

Additional paid-in capital              168,954           167,806             -

(Accumulated deficits)
  Retained earnings                    (153,812)         (153,812)        37,059
                                    ------------     --------------    -----------
Total shareholders' equity               21,948            20,800         37,060
                                    ------------     --------------    -----------
Total liabilities and
  shareholders' equity                   51,118          270,400         403,574
                                    ============     ==============    ===========

                                                                       Unaudited Pro
                                         Notes to                          forma
                                       unaudited pro                    consolidated
                                           forma                       balance sheet of
                                       consolidated       Pro forma        Regal
                                         financial       adjustments    International,
                                         statements                         Inc.          US$
                                       -------------     ------------   ------------   -----------
                                                              Rmb            Rmb
                                          (Note 3)
Convertible Note Payable                     (b)         (249,600)                -             -
Long-term loans                                                              97,500        11,719
Loans from related parties                                                        -             -
Due to Chinese joint
  venture partner                                                            10,500         1,262
Due to China Strategic
  Holdings Limited                           (a)          (96,840)                -             -
Minority interests                                                          128,681        15,466

Shareholders' equity:


                                        87


Common stock                                 (b)           82,651            89,457        10,752
                                             (c)               (1)

Additional paid-in capital                   (b)          166,949           181,996        21,875
                                             (a)           96,840
                                             (c)         (249,599)

(Accumulated deficits)
  Retained earnings                                                        (116,753)      (14,033)
                                                                        ------------   -----------
Total shareholders' equity                                                  154,700        18,594
                                                                        ------------   -----------
Total liabilities and
  shareholders' equity                                                      424,374        51,006
                                                                        ============   ===========


Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on June 30, 1996 of US$1.00 = Rmb8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1995 and June 30, 1996 or at any other certain rate.

The accompanying notes are an integral part of this unaudited consolidated balance sheet.

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   -------------------------------------------

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
              ----------------------------------------------------

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                     --------------------------------------

                        (Amounts expressed in thousands)

                      Historical and
                         adjusted          Historical
                     ---------------    ---------------
                                                   Notes to                Unaudited Pro
                                                   unaudited                   forma
                                                   pro forma               income of Regal
                        Regal        Westronix   consolidated               statement of
                    International,  Limited and    financial  Pro forma    income of Regal
                        Inc.        Subsidiaries   statements adjustments  International,       US$
                                                                                Inc.
                    -------------  -------------  ------------ ----------- --------------   ------------
                       $0'000          $'000                     Rmb             Rmb
                         Rmb            Rmb
                      (Note 2)

Sales/Revenue                  -         18,410                                   18,410          2,213
                    -------------  -------------                           --------------   ------------
Selling and
  administrative
  expenses                     -          5,020                                    5,020            603
Interest (income),
  net                       (266)             -                                     (266)           (32)
Other expenses, net          632              -                                      632             76
Exchange gain                  -            (37)                                     (37)            (4)
                   --------------  -------------                           --------------   ------------
Total costs and
  expenses                   366          4,983                                    5,349            643
                   --------------  -------------                           --------------   ------------
Income/(loss) from
  continuing
  operations before
  income tax                (366)        13,427                                   13,061          1,570
Provision for income
  tax                          -              -                                        -              -
                   --------------  --------------                          --------------   ------------
Income/(loss) from
  continuing
  operations                (366)         13,427                                  13,061          1,570
Income from
  discontinued
  operations                   -               -                                       -              -
                   --------------  --------------                          --------------   ------------
Income/(loss) before
  minority interests        (366)         13,427                                  13,061          1,570
Minority interests             -          (6,566)                                 (6,566)          (789)
                   --------------  --------------                          --------------   ------------
Net income/(loss)           (366)          6,861                                   6,495            781
                   ==============  ==============                          ==============   ============


Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on June 30, 1996 of US$1.00=Rmb8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1995 and June 30, 1996 or at any other certain rate.

The accompanying notes are an integral part of this unaudited pro forma consolidated statement of income.


                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   -------------------------------------------

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                 ----------------------------------------------

                               AS OF JUNE 30, 1996
                              --------------------


                        Historical and
                           adjusted          Historical
                       ---------------    ---------------
                                                        Notes to                Unaudited Pro
                                                        unaudited                   forma
                                                        pro forma               consolidated
                             Regal        Westronix   consolidated             balance sheet of
                         International,  Limited and    financial  Pro forma       Regal
                             Inc.        Subsidiaries   statements adjustments  International,       US$
                                                                                     Inc.
                         -------------  -------------  ------------ ----------- --------------   ------------
                            $0'000          $'000                     Rmb             Rmb
                              Rmb            Rmb
                        (Notes 1 & 2)                      (Note 3)

ASSETS
------
Current assets
  Cash and cash
    equivalents                 7,326          7,613                                   14,939          1,796
  Note receivable               1,280              -                                    1,280            154
  Prepayments and
    deferred
    expenses                      478          1,258                                    1,736            209
  Other receivables
    and other
    current assets                  -            247                                      247             30
                         -------------  -------------                           --------------   ------------
Total current assets            9,084          9,118                                   18,202          2,189
                         -------------  -------------                           --------------   ------------
Prepayments for
  construction-in-
  progress                          -         17,894                                   17,894          2,151
Property, plant and
  equipment, net                    -        422,352                                  422,352         50,763
Long-term
  investment                  361,920              -          (c)     (249,600)       122,320         13,500
Note receivable                12,464              -                                   12,464          1,497
                         -------------  -------------                           --------------   ------------
Total assets                  383,468        449,364                                  583,232         70,100
                         =============  =============                           ==============   ============
LIABILITIES AND
  SHAREHOLDERS'
  EQUITY
----------------
Current liabilities
  Short-term bank
    loans                           -         10,000                                   10,000          1,202
  Accounts payable                  -         16,879                                   16,879          2,029
  Accrued expenses
    and other
    payables                      265          3,909                                    4,174            502
  Taxes other than
    income                          -            101                                      101             12
                         -------------  -------------                           --------------   ------------
Total current
  liabilities                     265         30,889                                   31,154          3,745
                         -------------  -------------                           --------------   ------------




                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   -------------------------------------------

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                 ----------------------------------------------

                               AS OF JUNE 30, 1996
                              --------------------


                        Historical and
                           adjusted          Historical
                       ---------------    ---------------
                                                        Notes to                Unaudited Pro
                                                        unaudited                   forma
                                                        pro forma               consolidated
                             Regal        Westronix   consolidated             balance sheet of
                        International,  Limited and    financial  Pro forma       Regal
                             Inc.        Subsidiaries   statements adjustments  International,       US$
                                                                                     Inc.
                         -------------  -------------  ------------ ----------- --------------   ------------
                            $0'000          $'000                     Rmb             Rmb
                              Rmb            Rmb
                        (Notes 1 & 2)                      (Note 3)

Convertible Note
  Payable                     361,920              -       (b)        (249,600)       112,320         13,500
Long-term loans                     -        127,500                                  127,500         15,324
Due to Chinese joint
  venture partner                   -         15,000                                   15,000          1,803
Due to China
  Strategic Holdings
  Limited                         849         96,806       (a)         (96,806)           849            102
Minority interests                  -        135,248                                  135,248         16,256

Shareholders' equity:

Common stock                    6,806              1       (b)          82,651         89,457         10,752
                                                           (c)              (1)

Additional paid-in
  capital                     167,806              -       (b)         166,949        181,962         21,870
                                                           (a)          96,806
                                                           (c)        (249,599)

(Accumulated
  deficits) Retained
  earnings                   (154,178)        43,920                                 (110,258)       (13,252)
                         -------------  -------------                           --------------   ------------
Total shareholders'
  equity                       20,434         43,921                                  161,161         19,370
                         -------------  -------------                           --------------   ------------
Total liabilities and
  shareholders'
  equity                      383,468        449,364                                  583,232         70,100
                         =============  =============                           ==============   ============


Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on June 30, 1996 of US$1.00=Rmb8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1995 and June 30, 1996 or at any other certain rate.

The accompanying notes are an integral part of this unaudited consolidated balance sheet.

                                        7

                    REGAL INTERNATIONAL INC. AND SUBSIDIARIES
                    -----------------------------------------
                          NOTES TO UNAUDITED PRO FORMA
                          ----------------------------

                        CONSOLIDATED FINANCIAL STATEMENTS
                       ----------------------------------

                 (Amounts in thousands, except number of shares,
                   per share data and unless otherwise stated)




1.  ADJUSTMENTS TO REGAL INTERNATIONAL, INC.'S HISTORICAL
    FINANCIAL STATEMENTS
----------------------------------------------------------

Pursuant to an Acquisition Agreement dated February 8, 1996 between Regal International, Inc. ("Regal"), Acewin Profits Limited ("AP"), a British Virgin Islands corporation and China Strategic Holdings Limited ("CSH"), a Hong Kong company, Regal acquired all the issued and outstanding shares of AP at a consideration of US$13.5 million satisfied through the issuance of a US$13.5 million Convertible Note (the "Convertible Note A") by Regal to CSH bearing interest at 9% per annum after an initial 6-month interest-free period. Acewin's sole asset is a 55% joint venture interest in Wuxi CSI Vibration Isolator Co. Ltd., a Sino-foreign equity joint venture incorporated in the People's Republic of China, held through an intermediate Hong Kong company, China Machine (Holdings) Limited.

Pursuant to a Purchase Agreement dated September 11, 1996 between Regal International, Inc. ("Regal"), BTR China Holdings B.V. ("BTR"), a company incorporated in the Netherlands, and China Strategic Holdings Limited ("CSH"), a Hong Kong company, Regal sold all the issued and outstanding shares of AP at a consideration of US$13.95 million. The proceeds were then used to repay the Convertible Note A principal of US$13.5 million, on September 13, 1996. The realized gain was US$450. As of June 30, 1996, the Company's interest in AP was reflected as an investment.

Pursuant to another Asset Purchase Agreement ("the agreement") dated February 8, 1996 between Regal International, Inc. ("Regal") and Regal (New) International, Inc. ("New Regal"), Regal sold and transferred the existing operating assets and real property of Regal to New Regal in exchange for US$2.5 million and New Regal's assumption of all liabilities of Regal, other than the Convertible Note
A. Pursuant to the agreement, the US$2.5 million portion of the purchase price was paid as follows: US$800 in cash and the balance by delivery of two promissory notes, one in the principal amount of US$900 (the "US$900 Note") and the second in the principal amount of US$800 (the "US$800 Note"). The US$900 Note bears interest at 9% per annum and is payable in sixty equal monthly installments of principal and interest. The US$800 Note bears no interest and is due and payable in one installment on January 31, 2001.




                                        8

1.  ADJUSTMENTS TO REGAL INTERNATIONAL, INC.'S HISTORICAL
    FINANCIAL STATEMENTS (Cont'd)
-----------------------------------------------------------

Pursuant to an Acquisition Agreement dated September 10, 1996 between Regal International, Inc. ("Regal"), Westronix Limited ("WL"), a British Virgin Islands corporation and China Strategic Holdings Limited ("CSH"), a Hong Kong company, Regal acquired all the issued and outstanding shares of WL at a consideration of US$30 million to be satisfied through the issuance of a US$30 million Convertible Note (the "Convertible Note B") by Regal to CSH bearing interest at 9% per annum after an initial 6-month interest-free period. The principal and any unpaid interest owing on the Convertible Note B can be converted into shares of the Common Stock, US$0.01 par value, of Regal ("Common Stock") at a conversion price of US$0.0302 per share. WL's sole asset is a 51% joint venture interest in Hangzhou Zhongche Huantong Development Co. Ltd., a Sino-foreign equity joint venture incorporated in the People's Republic of China, held through an intermediate Hong Kong company, China Construction International Group Limited.

Adjustments have been made to reflect the financial positions of Regal as if the net operating assets had been sold and transferred to new Regal as of December 31, 1995 and the acquisition of the interests in WL had occurred as of January 1, 1995. Income from historical continuing operations of Regal for the year ended December 31, 1995 has been reclassified as "Income from discontinued operations" as a result of the disposal of the net operating assets to New Regal.

The transfer of CSH's equity interest in WL to Regal has been accounted for as a purchase in the accompanying unaudited pro forma consolidated financial statements.

2.   FOREIGN CURRENCY TRANSLATION
---------------------------------

The financial statements of Regal are translated into Renminbi using the closing rate method, whereby the balance sheet items are translated into Renminbi using the exchange rate prevailing at year end. Profit and loss items are translated at the average rate for the year.

3.   DESCRIPTION OF PRO FORMA ADJUSTMENTS
-----------------------------------------

a) To reflect the contribution by CSH to additional paid-in capital of WL, originally recorded as a payable to CSH, pursuant to an agreement signed between CSH and WL dated September 1, 1996.

b) To adjust the share capital and additional paid-in capital as if the Convertible Note B of Regal had been exercised by CSH as of December 31, 1995.

c) To eliminate the investment in WL on consolidation. The difference between CSH's historical cost of investment in WL and the acquisition cost to Regal has been treated as a reduction of additional paid-in capital as the transfer is considered a transfer of assets between entities under common control.

4.   INCOME TAXES
-----------------

No provision for United States federal income taxes or tax benefits on the undistributed earnings and/or losses of the PRC Operating Subsidiary has been provided as the earnings have been reinvested and, in the opinion of management, will continue to be reinvested indefinitely.

BUSINESS OF THE COMPANY PRIOR TO ACQUISITION OF WESTRONIX

   After February 19, 1996 the Registrant owned, as its sole asset, all the issued and outstanding capital stock of Acewin, a company which owned all the outstanding capital stock of China Machine Holdings Limited ("CMHL"). CMHL was the holder of a 55% interest in Wuxi CSI. Wuxi CSI was the only operating subsidiary of the Registrant prior to September 10, 1996. Wuxi CSI, established in September 21, 1993, was a Sino-foreign joint venture in China between CMHL and Wuxi Vibration Isolator Factory. Wuxi Vibration Isolator Factory, built in 1960, is a National Grade II Enterprise (The National Grade System grades all factories in terms of size, profitability, sales, productivity and excellence in products. There are only a few Grade I Enterprises in each province) and Wuxi CSI was the largest vibration isolator producer in China. Wuxi CSI, was a primary supplier to domestically produced Volkswagens, Peugeots and Audis developed close ties to China's burgeoning automobile industry.

   Wuxi CSI, with registered capital of $8.0 million, occupied 39,540 square meters of land, including a building area of 45,504 square meters and a workshop area of 37,232 square meters.


                                       17

   The factory was situated in Wuxi City which is located in Southern Jiangsu Province, at the center of the "golden delta" of the Yangtze River, bordering Suzhou in the East and the Hangzhou in the West. It is 128 km. apart from Shanghai; 183 km. from Nangjing and 40 km. away from the natural port of Zhangjiagang. The urban area around Wuxi City covers 397 square km. with a population of 0.928 million. Wuxi City has become a major international open-port city at the mouth of the Yangtze River.

Business Of Wuxi CSI Vibration Isolator
---------------------------------------

   Wuxi CSI was engaged in the manufacture and sale of vibration isolators, rubber damping materials, stainless steel bellows expansion joint and similar products, primarily for sale within China. Its primary customer base was in Shanghai, although the distribution of its sales was regional. Being located only 128 km. from Shanghai where three (3) of the largest automobile manufacturers in China produce over 50% of the entire automobile market of China, Wuxi CSI sold over 70% of its output to Shanghai Volkswagon.

Wuxi CSI Sales For The Years Ended December 31, 1995 And 1994
-------------------------------------------------------------

Table 1 Sales Analysis
(Rmb in thousands)

                            1994           1995     % Change
                           ------         ------    ---------
Sales                      72,570         43,623        49%
Gross Profit               26,357         27,981        66%
Operating income (1)       12,184         16,871       130%
Net income                  7,531                      124%
------------------------

(1) Operating income means income before minority interest, income tax, net interest expense and other income.


Products And Markets
--------------------

   Wuxi CSI produced a complete range of the following products under the brand name "Xizhen" (See Table 2 - Sales by Units).

(1)  Rubber-Metal Vibration Isolators
Minimizes harmful vibrations and noise. Widely utilized in automobiles, ships, trains and heavy machinery.

(2)  Metal Bellows
Widely used in the shipbuilding, petroleum, chemical, industry, railway, construction, electric power and nuclear industries.

(3)  Bitumen Damping Materials
Reduces vibration and noise from mechanical equipment installed in automobiles, refrigerators, fans and machinery.


                                       18

Table 2 Sales by Units

Type of Vibration Isolator       1994       1995     % Change      Market
--------------------------       ----       ----     --------      ------
-General Vehicle Vibration
Isolator                       388,007    353,774      -8.8%        Auto

-Santana (Volkswagen)        1,795,260  3,133,754      74.6%        Auto

-Audi                           97,833    161,992      65.6%        Auto

-Damping Materials and Damp-
ing Materials with fabrics   1,511,007  4,691,384       210%        Auto

Others                         285,032    253,631     -11.0%        Auto


   Approximately 74% of Wuxi CSI's total sales in 1995 were made to Shanghai Volkswagen. Shanghai Volkswagen manufactures the "Santana". Compared to the Shanghai region, sales to other regions were relatively small. Sales to Jilin and Jiangsu come in second and third place but only accounted for 5.4% and 3.5% of total sales, respectively. (See Table 3 Geographical Sales Distribution).


Table 3 Geographical Sales Distribution - 1995

Region           % of total sales
------------------------------------
Shanghai                74.1
Jilin                    5.4
Jiangsu                  3.5
Guangdong                0.2
Sichuan                  0.1
Jiangxi                  0.8
Shandong                 1.3
Others(1)               14.6
-----------------------------
Total                   100%

(1)  Others refer to regions which are not listed above in the table

   The complete information of the Company's business prior to September 10, 1996 has been provided in the Company's report on Form 10-KSB for the fiscal year ending December 31, 1995, which has been filed with the SEC.

The acquisition of Westronix Limited was approved by the consent in writing of the majority of the Company's shareholders on September 10, 1996.

The Board of Directors seeks the ratification of the acquisition of Westronix Limited and decided to include the acquisition of Westronix in the Proxy Statement for the following reasons: to obtain the approval for the terms of the Note (i.e. the conversion of the Note to the shares of common stock of the Company, which would substantially increase the beneficial ownership of CSH see "Beneficial Ownership"); the fact that Westronix Limited was purchased from a related party and the significant size of the transaction.

The Board of Directors recommends that stockholders ratify the acquisition of Westronix Limited and approve the terms of the acquisition. This proposal requires the affirmative vote of 80% of the outstanding shares of Common Stock entitled to vote at the Meeting


                                 PROPOSAL NO. 2
                    AMENDMENT OF CERTIFICATE OF INCORPORATION
           INCREASE IN AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK

   The Company is soliciting the approval of stockholders for one or more amendments to the Fourth Article of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 150,000,000 to 1,100,000,000 shares. The number of authorized shares of the Company's Preferred Stock, $0.10 par value per share, shall remain unchanged. There are currently no issued and outstanding shares of the Company's Preferred Stock.

   The Company's Certificate of Incorporation currently authorizes the issuance of a total of 150,000,000 shares of Common Stock. There were 81,806,198 shares of Common Stock outstanding at the close of business on December 30, 1997.

   The Board of Directors has proposed the increase in authorized Common Stock to provide the Board of Directors with greater flexibility in the event the Board of Directors determines that it is in the best interest of the Company to issue additional shares. In connection with the acquisition of Westronix Limited, the Company has issued a $30,000,000 convertible note to Horler Holdings Limited, a wholly owned subsidiary of China Strategic Holdings Limited. The principal and any unpaid interest due on the Note are convertible into shares of Common Stock, $0.01 par value, of the Company ("Common Stock") at a conversion price of $0.0302 per share. If the holder of the Note exercise its conversion rights and converts the full amount of the Note, the number of shares issued to Noteholder would exceed the total authorized amount of common stock of the Company.


                                       19

   Under the laws of the State of Delaware, authorized, but unissued and unreserved, shares may be issued for such consideration (not less than par value) and purposes as the Board of Directors may determine without further action by the stockholders. The issuance of such additional shares may, under certain circumstances, result in the dilution of the equity or earnings per share of the existing stockholders.

   The additional shares of Common Stock authorized by this proposed amendment will, if and when issued, have the same rights and privileges as the shares of Common Stock currently authorized. Holders of shares of Common Stock have no preemptive rights.

   The above amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. The Board of Directors recommends that the stockholders vote FOR this proposal.

                                 PROPOSAL NO. 3
AMENDMENT OF ARTICLES FOURTH, FIFTH, SIXTH, SEVENTH AND TENTH OF CERTIFICATE OF INCORPORATION

   The Company is soliciting the approval of stockholders for one or more amendments to the Company's Certificate of Incorporation (i) Article Fourth
(D)(7), to provide that a meeting of shareholders or a written consent by shareholders holding a majority of the voting shares shall be required to remove directors or adopt, repeal or amend bylaws; (ii) Article Fifth to provide that the number of directors shall not be less than three, and to remove the classification of the board of directors; (iii) Article Sixth to provide that the affirmative vote of the majority of voting shares rather than 80% of such vote, is sufficient for the amendment or adoption of bylaws; (iv) Article Seventh to remove the requirement of 80% shareholders' vote for certain transactions with shareholders that have a 5% or more holdings with the Company and to provide that the affirmative vote of the majority of voting shares is sufficient to approve those certain transactions listed in Article Seventh; and Article Tenth to remove the requirement of 80% shareholders' vote to amend Article Fourth, Paragraph D (7) and (8), Article Fifth, Sixth, Seventh and Tenth, and to provide that the affirmative vote of the majority of voting shares is sufficient to approve amendments to those provisions of the Company's Certificate of Incorporation.

   The Board of Directors of the Company submitted the amendments to the Articles Fourth, Fifth, Sixth, Seventh and Tenth of the Company's Certificate of Incorporation to the vote of the shareholders, because it believes that that such amendments would be beneficial to the Company and its shareholders. The Company seeks to amend Article Fourth (D)(7)to provide that a removal of directors and adoption, repeal or amendment of bylaws may also be approved by a written consent in writing of the shareholders holding not less than a majority of the outstanding shares, in addition to the Company having an option of voting at the shareholders' meeting. The Board believes that the current requirement of approving the above actions only at the shareholders meeting, without the Company having an alternative of an approval of such actions by a written consent of majority shareholders, is unduly cumbersome, in administrative and other costs, for the Company which has approximately 9,000 shareholders. The Company seeks to amend Article Fifth to change the required number of directors from the minimum of five and the maximum of twelve to the minimum of three and the maximum as provided by the Delaware General Corporation Law (the "Delaware Law"), to be determined by the Board. The Company also seeks to remove the classification of the Board of Directors to which it does not see any benefit at this time. The classified board was adopted under the circumstances where the Board of directors felt it was necessary to take strong measures to add stability to the leadership and policies of the Company and to discourage certain types of tactics which could involve actual or threatened changes of control of the Company. Although the Board of Directors still believes continuity and stability are desirable, it believes that the current constitution of the Board provides those features without the necessity of a classified format. The Company believes that the changes to Article Fifth will not have any significant negative effet on the management of the Company and its shareholders.


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   The Company proposes to amend Article Sixth and Seventh to provide that the affirmative vote of the majority of the voting shares shall be sufficient for the amendment or adoption of the bylaws (Article Sixth) and to approve certain transactions (such as mergers, sales or leases) involving shareholders of 5% or more of the Company's common stock (Article Seventh).
 Currently, Articles Sixth and Seventh requires the affirmative vote of 80% of the voting shares to take such actions. The effect of Article Sixth and Seventh currently is that the amendments to the Bylaws or approval of the transactions set forth in Article Seventh, may presently be made by the affirmative vote of 80% of voting shares, which find it in the best interest of the Company to adopt such actions. The purpose of the amendments is to provide that such actions can be taken by the majority vote of the stockholders in accordance with the provisions of section 109 of the Delaware Law. The Company believes that such requirement is too restraining and that the majority vote of the shareholders should constitute sufficient approval of the shareholders, as prescribed by the Delaware Law. The Company does not believe that having more restrictive governing provisions in its Certificate of Incorporation than those provided in the Delaware Law would serve its shareholders better in making corporate decisions for the Company.

   For the same reasons as stated above, the Company seeks to amend Article Tenth to remove the requirement of 80% shareholders' vote to amend Article Fourth (D)(7) and (8) (which requires that the special meeting of the shareholders may only be called by the Board of Directors), Article Fifth, Sixth, Seventh and Tenth (discussed above) and to provide that the affirmative vote of the majority of voting shares shall be sufficient to take those corporate actions.

   The above amendment to the Certificate of Incorporation requires the affirmative vote of 80% of the outstanding shares of Common Stock entitled to vote at the Meeting. The Board of Directors recommends that the stockholders vote FOR this proposal.


                                 PROPOSAL NO. 4
                    AMENDMENT OF CERTIFICATE OF INCORPORATION
                          1-FOR-138 REVERSE STOCK SPLIT

   The Board of Directors has proposed to amend the Company's Certificate of Incorporation to effect a 1-for-138 reverse stock split of its Common Stock under which each outstanding 138 shares of Common Stock, par value $0.01 per share, registered in the name of each shareholder as of the record date, will be exchanged for 1 share of Common Stock. The effective date of the reverse split shall be immediately upon approval of the shareholders. The Board of Directors believes that the reverse split is necessary in order to cause the Common Stock to be tradable at such a price per share as is required by NASDAQ initial admission rules and that the reverse split will raise earnings per share to acceptable levels, in connection with the Company's future plans to apply to NASDAQ for inclusion of the Company's Common Stock. In addition, the Board of Directors believes that the proposed reverse split will make the management of shareholding more efficient and cost effective. Fractional shares will be rounded up to the nearest whole share. Because of the high ratio of the reverse split, there will be a negative effect of the proposed reverse split on certain holders, in that many holders will be left with odd lots which are more expensive to trade.

   The above amendment to the Certificate of Incorporation requires the affirmative vote of 80% of the outstanding shares of Common Stock entitled to vote at the Meeting. The Board of Directors recommends that the stockholders vote FOR this proposal.

                                 PROPOSAL NO. 5
                     ADOPTION OF AMENDED AND RESTATED BYLAWS

   Pursuant to the Company's Certificate of Incorporation, the adoption of amended or restated bylaws may only be approved at the annual or special meeting of stockholders of the Company. The Board of Directors proposes to adopt the amended and restated Bylaws. The main amended provisions in the Company's bylaws are to delete the classified Board requirement, the change in the number of required directors (as discussed above in Proposal No. 3) and to dispense with the meeting requirement for the shareholders' approval of any amendments to the bylaws.

   The Board of Directors, by unanimous vote at a meeting on January 27, 1997, adopted new amended and restated Bylaws. The new Bylaws are "standard form" bylaws for a Delaware corporation and provide for maximum corporate
management operating flexibility as permitted under Delaware Law.   The

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above proposal requires 80% of the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. The Board of Directors recommends that the stockholders vote FOR this proposal.



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                                 PROPOSAL NO. 6
                                   NAME CHANGE

   The Board of Directors has proposed to amend the Company's Certificate of Incorporation to change the name of the Company to "Asia Resources Holdings Ltd." The Board of Directors believes that the new name reflects better the current business of the Company. The above proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. The Board of Directors recommends that the stockholders vote FOR this proposal.

                                 PROPOSAL NO. 7
                  ADOPTION OF 1997 INCENTIVE STOCK OPTION PLAN

   The Company's proposed 1997 Incentive Stock Option Plan (the "Plan") provides for the grant of incentive stock options ("ISO's") qualifying under the Internal Revenue Code, the grant of nonqualifying stock options ("NSO's"), and the grant of awards of stock appreciation rights, stock options, restricted stock or performance units ("Awards") to officers, employees and consultants of the Company and its affiliates. 750,000 post- reverse split shares of the Company's Common Stock will be reserved for issuance pursuant to the Plan. The Plan will be administered by the Stock Option Committee of the Board of Directors or such other committee of the Board, if the Board so designates (the "Committee"). The purpose of the Plan is to aid the Company in retaining the services of executive and key employees and in attracting new management personnel when needed for future operations and growth, to offer such personnel additional incentives to put forth maximum efforts for the success of the business and to afford them opportunities to obtain or increase a proprietary interest in the Company on a favorable basis and, thereby, to have an opportunity to share in its success.

   The Plan will expire ten years from its effective date as specified by the Board of Directors at the time the Plan is approved (except as to options outstanding at that time, if any). The Board may amend, alter or terminate the Plan in any respect at any time, except that no amendment, alteration or termination shall be made which would (i ) impair the rights of an optionee under a stock option, stock appreciation right, restricted stock or performance award unit therefore granted without such optionee's consent, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3 of the Securities Exchange Act of 1934, and , further, no material amendment shall be made without the prior approval of the Company's stockholders to the extent such approval is required by law or agreement.

   The Committee has substantial discretion pursuant to the Plan to determine the persons to whom ISO's, NSO's and Awards may be granted or authorized and also to determine the amounts, time, price (provided that the exercise price per share shall not be less than the fair market value of the Common Stock on the date of such grant ), exercise terms and restrictions imposed in connection with each individual grant. ISO's, NSO's and Awards may be granted to any employee (which may include officers, and directors who are also employees) or consultants of the Company or its subsidiaries. No participant in the Plan may be granted ISO's, NSO's or Awards aggregating in excess of the number of shares of Common Stock equal to 10% of issued and outstanding Common Stock over the life of the Plan and no stock option shall be exercisable more than ten years after the date such option is granted. Options may expire earlier as determined by the Committee and the Committee may determine vesting provisions in its discretion.

   Stock appreciation rights may be granted in conjunction with all or part of any stock options granted under the Plan at the discretion of the Committee. Shares of restricted stock and performance units may be awarded either alone or in addition to other Awards granted under the Plan at the discretion of the Committee.

   If an optionee ceases to be an employee of the Company or a subsidiary other than by reason of death, disability or retirement, any stock option held by him shall terminate on the date of termination of his employment in the case of voluntary termination, and shall terminate one month after the termination of his employment in the case of involuntary termination of employment (but not later than its specified expiration date). In the case of death, any stock option held by an optionee may be exercised by his estate, personal representative or beneficiary at any time prior to the earlier of the specified expiration date of the stock option or one year from the date of the optionee's death. If an optionee's employment is terminated by reason of disability or retirement, the optionee may exercise any stock options held by him at any time prior to the earlier of the specified expiration date of the stock option or three years from the date of termination of employment.

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   Options are, in general, non-assignable. The options carry certain anti-dilution provisions concerning stock dividends, stock splits, consolidations, mergers, recapitalizations and reorganizations.

   Generally, under applicable provisions of the Internal Revenue Code, the amount of profit realized by an optionee under exercise of stock option is taxed as ordinary income to the optionee in the year of exercise. The Company is entitled to a compensation deduction in the same amount in the same year.

   An optionee who holds the stock received upon exercise of a stock option for at least two years from the date the option was granted and at least one year from the receipt of the stock upon exercise generally pays no tax until the stock is sold, at which time any profit or loss realized is long-term capital gain or loss, as the case may be, and the Company is not entitled to a corresponding tax deduction at any time. The spread at exercise of a stock option is effectively treated as a tax preference item in the exercise year for purposes of calculating the optionee's alternative minimum tax.

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   An optionee who sells the stock received upon the exercise of a stock option within two years after the option was granted or within one year of receipt of the shares upon exercise is taxed on the profit up to the date of the exercise (which is ordinary income) and the Company is entitled to a corresponding tax deduction; the income and tax deduction items are recognized by the optionee and the Company, respectively, in the year the stock is sold. Appreciation or depreciation after the date of exercise is taxable to the optionee as capital gain or loss, respectively, and is nondeductible by the Company.

   The Company may be required to withold tax on the amount of the income recognized by the optionee upon exercise of an option and upon transfer of stock received upon exercise of an option.

   The above proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. The Board of Directors recommends that the stockholders vote FOR this proposal.



                                  PROPOSAL NO.8
                                  OTHER MATTERS

   The Board of Directors is not aware of any other matters that will be presented for consideration at the Meeting other than those matters referred to in this Proxy Statement.


February __, 1998                        BY ORDER OF THE BOARD OF DIRECTORS



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